                                                                   EXHIBIT 10.4


================================================================================




                                   $16,000,000


                              AMENDED AND RESTATED
                                 LEASE AGREEMENT



                                     BETWEEN



                             BNP LEASING CORPORATION

                                    ("BNPLC")


                                       AND


                              FORCE COMPUTERS, INC.

                                     ("FCI")



                                  JULY 16, 1998


                             (SAN JOSE, CALIFORNIA)



================================================================================

PURSUANT TO AND AS MORE PARTICULARLY PROVIDED IN SUBPARAGRAPH 26 OF THIS LEASE, THIS LEASE AND THE PURCHASE AGREEMENT REFERENCED HEREIN ARE TO CONSTITUTE, FOR INCOME TAX PURPOSES ONLY, A FINANCING ARRANGEMENT OR CONDITIONAL SALE. AS PROVIDED IN SUBPARAGRAPH 26 OF THIS LEASE, BNPLC AND FCI EXPECT THAT FCI (AND NOT BNPLC) SHALL BE TREATED AS THE TRUE OWNER OF THE PROPERTY FOR INCOME TAX PURPOSES, THEREBY ENTITLING FCI (AND NOT BNPLC) TO TAKE DEPRECIATION DEDUCTIONS AND OTHER TAX BENEFITS AVAILABLE TO THE OWNER.

                                TABLE OF CONTENTS

                                                                                          Page
                                                                                          ----
1.      TERM.................................................................................2
        (a)    Scheduled Term................................................................2
        (b)    Automatic  Termination as of the Base Rent Commencement Date Resulting From an
               Election by FCI to Terminate the Purchase Option and FCI's Initial Remarketing
               Rights and Obligations........................................................2
        (c)    Election by BNPLC to Terminate After an Issue 97-10 Election..................2
        (d)    Election by FCI to Terminate After Accelerating the Designated Sale Date......3
        (e)    Extension of the Term.........................................................3

2.      NO LEASE TERMINATION.................................................................3
        (a)    Status of Lease...............................................................3
        (b)    Waiver by FCI.................................................................4

3.      USE AND CONDITION OF THE PROPERTY....................................................4
        (a)    Use...........................................................................4
        (b)    Condition of the Property.....................................................5
        (c)    Consideration for and Scope of Waiver.........................................5

4.      RENT.................................................................................5
        (a)    Base Rent Generally...........................................................5
        (b)    Calculation of and Due Dates for Base Rent....................................6
               (i)    Amount Payable On the Base Rent Commencement Date......................6
               (ii)   Determination of Subsequent Payment Due Dates..........................6
               (iii)  Base Rent Formula......................................................6
        (c)    Additional Rent...............................................................6
        (d)    Commitment Fees...............................................................7
        (e)    Administrative Agency Fees....................................................7
        (f)    Issue 97-10 Prepayments.......................................................7
        (g)    No Demand or Setoff...........................................................7
        (h)    Default Interest and Order of Application.....................................7

5.      PAYMENT OF EXECUTORY COSTS AND LOSSES RELATED TO THE PROPERTY........................7
        (a)    "Net" Lease Generally.........................................................8
        (b)    Impositions...................................................................8
        (c)    Increased Costs; Capital Adequacy Charges.....................................8
        (d)    FCI's Payment of Other Losses; General Indemnification........................9
        (e)    Exceptions and Qualifications to Indemnities.................................10
        (f)    Withholding Taxes............................................................12

6.      CONSTRUCTION OF NEW IMPROVEMENTS....................................................13
        (a)    Advances; Outstanding Construction Allowance.................................13

        (b)    Calculation of Carrying Costs................................................13
               (i)    Carrying Costs Formula................................................13
               (ii)   Limits on the Amount of Carrying Costs................................13
        (c)    FCI's Right to Control the Construction Project..............................14
        (d)    Landlord's Election to Continue Construction.................................14
               (i)    Take Control of the Property..........................................14
               (ii)   Continuation of Construction..........................................14
               (iii)  Arrange for Turnkey Construction......................................15
               (iv)   Suspension or Termination of Construction.............................15
        (e)    Powers Coupled With an Interest..............................................16
        (f)    Completion Notice............................................................16

7.      OTHER OBLIGATIONS OF AND LIMITED REPRESENTATIONS BY BNPLC...........................16
        (a)    Cooperation of BNPLC to Facilitate Construction and Development..............16
        (b)    Actions Permitted by FCI Without BNPLC's Consent.............................17
        (c)    Waiver of Landlord's Liens...................................................18
        (d)    Limited Representations by BNPLC Concerning Accounting Matters...............18
        (e)    Other Limited Representations by BNPLC.......................................19
               (i)    No Default or Violation...............................................19
               (ii)   No Suits..............................................................19
               (iii)  Enforceability........................................................19
               (iv)   Organization..........................................................20
               (v)    Not a Foreign Person..................................................20
        (f)    Keeping Proprietary Information Confidential.................................20

8.      STATUS OF PROPERTY ACQUIRED WITH FUNDS PROVIDED BY BNPLC............................20

9.      ENVIRONMENTAL.......................................................................21
        (a)    Environmental Covenants by FCI...............................................21
        (b)    Right of BNPLC to do Remedial Work Not Performed by FCI......................21
        (c)    Environmental Inspections and Reviews........................................22
        (d)    Communications Regarding Environmental Matters...............................22

10.     INSURANCE REQUIRED AND CONDEMNATION.................................................23
        (a)    Liability Insurance..........................................................23
        (b)    Property Insurance...........................................................23
        (c)    Failure to Obtain Insurance..................................................24
        (d)    Condemnation.................................................................24

11.     APPLICATION OF INSURANCE AND CONDEMNATION PROCEEDS..................................24
        (a)    Collection of Insurance and Condemnation Proceeds Generally..................24
        (b)    Administration of Remaining Proceeds; FCI's Obligation to Restore............25
        (c)    Special Provisions  Concerning CMA Termination  Events,  Events of Default and
               Qualified Payments...........................................................25
        (d)    Takings of All or Substantially All of the Property..........................26
        (e)    Waiver of Subrogation........................................................26

12.     ADDITIONAL REPRESENTATIONS, WARRANTIES AND COVENANTS OF FCI
        CONCERNING THE PROPERTY.............................................................26

                                      (ii)

        (a)    Compliance with Covenants and Laws...........................................26
        (b)    Operation of Property........................................................27
        (c)    Debts for Construction, Maintenance, Operation or Development................27
        (d)    Repair, Maintenance, Alterations and Additions...............................28
        (e)    Compliance With Permitted Encumbrances and Development Contracts.............28
        (f)    Modification of Permitted Encumbrances and Development Contracts.............29
        (g)    Books and Records Concerning the Property....................................29

13.     ASSIGNMENT AND SUBLETTING BY FCI....................................................29
        (a)    BNPLC's Consent Required.....................................................29
        (b)    Standard for BNPLC's Consent to Assignments and Certain Other Matters........29
        (c)    Consent Not a Waiver.........................................................30

14.     ASSIGNMENT BY BNPLC.................................................................30
        (a)    Restrictions on Transfers....................................................30
        (b)    Effect of Permitted Transfer or other Assignment by BNPLC....................30

15.     BNPLC'S RIGHT OF ACCESS.............................................................30

16.     OTHER REPRESENTATIONS, WARRANTIES AND COVENANTS OF FCI..............................31
        (a)    Negative Covenants...........................................................31
               (i)    Multi employer ERISA Plans............................................31
               (ii)   Prohibited ERISA Transaction..........................................31
        (b)    Financial Statements; Required Notices; Certificates as to Default...........31
        (c)    No Default or Violation......................................................32
        (d)    No Suits.....................................................................32
        (e)    Enforceability...............................................................32
        (f)    Financial Matters............................................................33
        (g)    Organization.................................................................33
        (h)    ERISA........................................................................33
        (i)    Use of Proceeds..............................................................33
        (j)    Investment Company Act.......................................................34
        (k)    Omissions....................................................................34
        (l)    Not a Foreign Person.........................................................34
        (m)    Further Assurances...........................................................34

17.     EVENTS OF DEFAULT...................................................................34
        (a)    Definition of Events of Default..............................................34

18.     REMEDIES............................................................................36
        (a)    Basic Remedies...............................................................36
        (b)    Notice  Required So Long As FCI 's Purchase  Option and  Initial  Remarketing
               Rights and Obligations Continue Under the Purchase Agreement.................38
        (c)    Enforceability...............................................................38
        (d)    Remedies Cumulative..........................................................38

19.     DEFAULT BY BNPLC....................................................................39

20.     QUIET ENJOYMENT.....................................................................39

                                     (iii)

21.     SURRENDER UPON TERMINATION..........................................................39

22.     HOLDING OVER BY FCI.................................................................40

23.     INDEPENDENT OBLIGATIONS EVIDENCED BY THE OTHER OPERATIVE DOCUMENTS..................40

24.     WAIVER OF JURY TRIAL................................................................40

25.     MISCELLANEOUS.......................................................................41
        (a)    Notices......................................................................41
        (b)    Severability.................................................................42
        (c)    No Merger....................................................................42
        (d)    No Implied Waiver............................................................42
        (e)    NO IMPLIED REPRESENTATIONS BY BNPLC..........................................43
        (f)    Entire Agreement.............................................................43
        (g)    Binding Effect...............................................................43
        (h)    Time is of the Essence.......................................................43
        (i)    Governing Law................................................................43
        (j)    Paragraph Headings...........................................................43
        (k)    Other Terms and References...................................................43
        (l)    Not a Partnership, Etc.......................................................43

26.     INCOME TAX REPORTING................................................................44

27.     PROPRIETARY INFORMATION AND CONFIDENTIALITY.........................................45

28.     USURY SAVINGS CLAUSE................................................................45


                                      (iv)

                                    EXHIBITS AND SCHEDULES

Exhibit A....................................................................Legal Description

Exhibit B...........................................................Permitted Encumbrance List

Exhibit C..........Notice by FCI of Election Not to Make Construction-Period Indemnity Payment

Exhibit D.......................................Standard Notice of Request for Action by BNPLC

Exhibit E....................................Notice of Request Requiring an Expedited Response

Exhibit F...............................................................Insurance Requirements

Exhibit G...............................................................Compliance Certificate

Exhibit H...........................................................Libor Period Election Form


Schedule 1.......................................................List of Development Documents

Schedule 2...........................List of Claims Pending or Threatened Against the Property


List of Defined Terms.......................................................Shared Definitions

                                      (v)

                              AMENDED AND RESTATED
                                 LEASE AGREEMENT

        This AMENDED AND RESTATED LEASE AGREEMENT (this "LEASE"), by and between BNP LEASING CORPORATION, a Delaware corporation ("BNPLC"), and FORCE COMPUTERS, INC., a Delaware corporation ("FCI"), is dated as of July 16, 1998, the Effective Date. ("EFFECTIVE DATE" and other capitalized terms used and not otherwise defined in this Lease are intended to have the meanings assigned to them in the List of Defined Terms attached to and made a part of this Lease.)


                                    RECITALS

        Pursuant to the Existing Contract, which covers the Land described in Exhibit A, BNPLC acquired the Land and any appurtenances thereto from Seller on or about July 16, 1998. Contemporaneously with the purchase of the Land, BNPLC leased it to FCI pursuant to a Lease Agreement dated as of July 16, 1998. The parties wish to amend and restate the Lease Agreement to incorporate certain changes mutually acceptable to the parties. This Amended and Restated Lease Agreement incorporates such changes and amends, restates and replaces the prior Lease Agreement in its entirety as of the Effective Date.

                                GRANTING CLAUSES

        In consideration of the rent to be paid and the covenants and agreements to be performed by FCI, as hereinafter set forth, BNPLC does hereby LEASE, DEMISE and LET unto FCI for the term hereinafter set forth all right, title and interest of BNPLC, now owned or hereafter acquired, in and to:

               (1)  the Land;

               (2) any and all Improvements acquired from Seller pursuant to the Existing Contract and all Improvements hereafter constructed as described in the Operative Documents;

               (3) all easements and other rights appurtenant to the Land or to the Improvements, whether now owned or hereafter acquired by BNPLC; and

               (4) (A) any land lying within the right-of-way of any street, open or proposed, adjoining the Land, (B) any sidewalks and alleys adjacent to the Land and (C) any strips and gores between the Land and abutting land.

BNPLC's interest in all property described in clauses (1) through (4) above are hereinafter referred to collectively as the "REAL PROPERTY".

        To the extent, but only to the extent, that assignable rights or interests in, to or under the following have been or will be acquired by BNPLC under the Existing Contract or acquired by BNPLC pursuant to Paragraph 8 below, BNPLC also hereby grants and assigns to FCI for the term of this Lease the right to use and enjoy (and, in the case of contract rights, to enforce) such rights or interests of BNPLC:

               (a) any goods, equipment, furnishings, furniture and other tangible personal property of whatever nature that are located on the Real Property and all renewals or replacements of or substitutions for any of the foregoing;

               (b) the benefits, if any, conferred upon the owner of the Real Property by the Permitted Encumbrances and Development Documents; and

               (c) any permits, licenses, franchises, certificates, and other rights and privileges against third parties related to the Real Property.

Such rights and interests of BNPLC, whether now existing or hereafter arising, are hereinafter collectively called the "PERSONAL PROPERTY". The Real Property and the Personal Property are hereinafter sometimes collectively called the "PROPERTY."

        However, the leasehold estate conveyed hereby and FCI's rights hereunder are expressly made subject and subordinate to the terms and conditions of this Lease, to the matters listed in Exhibit B and all other Permitted Encumbrances), and to any other claims or encumbrances not constituting Liens Removable by BNPLC.

                          GENERAL TERMS AND CONDITIONS

        The Property is leased by BNPLC to FCI and is accepted and is to be used and possessed by FCI upon and subject to the following terms and conditions:

        1.     TERM.

               (a) Scheduled Term. This Lease is intended to be an effective and binding obligation upon BNPLC and FCI throughout the period (the "TERM") commencing on and including the Effective Date and ending on the first Business Day of August, 2003, unless extended or sooner terminated as expressly herein provided; however, the rights of FCI as the tenant hereunder to the use, occupancy and possession of the Land and the Improvements will not commence until the Base Rent Commencement Date. Prior to the Base Rent Commencement Date, FCI's will have the right under and pursuant to the rights and authority granted to it by the Construction Management Agreement to the use, occupancy and possession of the Land and the Improvements in its capacity as construction manager. Such right of FCI as construction manager will be to the exclusion of BNPLC, but subject to the terms and conditions set forth therein, herein and in the other Operative Documents, so long as the Construction Management Agreement remains in force.

               (b) Automatic Termination as of the Base Rent Commencement Date Resulting From an Election by FCI to Terminate the Purchase Option and FCI's Initial Remarketing Rights and Obligations. If FCI terminates the Purchase Option and FCI's Initial Remarketing Rights and Obligations prior to the Base Rent Commencement Date pursuant to subparagraph 4(B) of the Purchase Agreement, then this Lease shall terminate automatically on the Base Rent Commencement Date. Just as any such termination of the Purchase Option and FCI's Initial Remarketing Rights and Obligations shall be subject to the condition (set forth in subparagraph 4(B) of the Purchase Agreement) that FCI pay an Issue 97-10 Prepayment to BNPLC, so too will the termination of this Lease pursuant to this subparagraph be subject the condition that FCI make the Issue 97-10 Prepayment to BNPLC.

               (c) Election by BNPLC to Terminate After an Issue 97-10 Election. BNPLC shall be entitled to terminate this Lease, as BNPLC deems appropriate in its sole and absolute discretion, at any time after receiving a notice given by FCI to make or attempt to make any Issue 97-10 Election. Upon any termination of this Lease by BNPLC pursuant to this subparagraph, FCI must pay to BNPLC an Issue 97-10 Prepayment.

               (d) Election by FCI to Terminate After Accelerating the Designated Sale Date. Provided FCI has not made any Issue 97-10 Election, FCI shall be entitled to accelerate the Designated Sale Date (and thus accelerate the purchase of BNPLC's interest in the Property by FCI or by an Applicable Purchaser pursuant to the Purchase Agreement) by sending a notice to BNPLC as provided in clause (2) of the definition of "Designated Sale Date" in the List of Defined Terms. In the event, because of FCI's election to so accelerate the Designated Sale Date or for any other reason, the Designated Sale Date occurs before the end of the scheduled Term, FCI may terminate this Lease on or after the Designated Sale Date; provided, however, as a condition to any such termination by FCI, FCI must have done the following prior to the termination:

               (i) purchased or caused an Applicable Purchaser to purchase the Property pursuant to the Purchase Agreement and satisfied all of FCI's other obligations under the Purchase Agreement;

               (ii) paid to BNPLC all Base Rent, all Commitment Fees, all Administrative Agency Fees and all other Rent due on or before or accrued through the Designated Sale Date; and

               (iii) paid any Breakage Costs caused by BNPLC's sale of the Property pursuant to the Purchase Agreement.

               (e) Extension of the Term. The Term may be extended at the option of FCI for two successive periods of five (5) years each; provided, however, that prior to any such extension the following conditions must have been satisfied: (A) at least one hundred eighty (180) days prior to the commencement of any such extension, BNPLC and FCI must have agreed in writing upon, and received the written consent and approval of BNPLC's Parent and all other Participants to (1) a corresponding extension not only to the date for the expiration of the Term specified above in this Section, but also to the date specified in clause (1) of the definition of Designated Sale Date in the List of Defined Terms attached hereto, and (2) an adjustment to the Rent that FCI will be required to pay for the extension, it being expected that the Rent for the extension may be different than the Rent required for the original Term, and it being understood that the Rent for any extension must in all events be satisfactory to both BNPLC and FCI, each in its sole and absolute discretion;
(B) there must be no Event of Default continuing hereunder at the time of FCI's exercise of its option to extend; (C) prior to any such extension, FCI must have completed the Construction Project in accordance with the Construction Management Agreement and must not have made any Issue 97-10 Election; and (D) immediately prior to any such extension, this Lease must remain in effect. With respect to the condition that BNPLC and FCI must have agreed upon the Rent required for any extension of the Term, neither FCI nor BNPLC is willing to submit itself to a risk of liability or loss of rights hereunder for being judged unreasonable. Accordingly, both FCI and BNPLC hereby disclaim any obligation express or implied to be reasonable in negotiating the Rent for any such extension. Subject to the changes to the Rent payable during any extension of the Term as provided in this Paragraph, if FCI exercises its option to extend the Term as provided in this Paragraph, this Lease shall continue in full force and effect, and the leasehold estate hereby granted to FCI shall continue without interruption and without any loss of priority over other interests in or claims against the Property that may be created or arise after the date hereof and before the extension.

        2.     NO LEASE TERMINATION.

               (a) Status of Lease. Except as expressly provided herein, this Lease shall not terminate, nor shall FCI have any right to terminate this Lease, nor shall FCI be entitled to any abatement of the Rent, nor shall the obligations of FCI under this Lease be excused, for any reason whatsoever, including any of the following: (i) any damage to or the destruction of all or any part of the Property from whatever cause, (ii) the taking of the Property or any portion thereof by eminent domain or otherwise for any reason, (iii) the prohibition, limitation or restriction of FCI's use of all or any portion of the Property or any interference with such use by governmental action or otherwise,
(iv) any eviction of FCI or of anyone claiming through or under FCI (provided, that if FCI is wrongfully evicted by BNPLC or by any third party lawfully exercising its rights under a Lien Removable by BNPLC, then FCI will have the remedies described in Paragraph 19 below), (v) any default on the part of BNPLC under this Lease or under any other agreement to which BNPLC and FCI are parties, (vi) the inadequacy in any way whatsoever of the design, construction, assembly or installation of any improvements, fixtures or tangible personal property included in the Property, it being understood that BNPLC has not made, does not make and will not make any representation express or implied as to the adequacy thereof, (vii) any latent or other defect in the Property or any change in the condition thereof or the existence with respect to the Property of any violations of Applicable Laws, (viii) any breach by Seller of the surviving provisions of the Existing Contract, or (ix) any other cause whether similar or dissimilar to the foregoing. It is the intention of the parties hereto that the obligations of FCI hereunder shall be separate and independent of the covenants and agreements of BNPLC, that the Base Rent and all other sums payable by FCI hereunder shall continue to be payable in all events and that the obligations of FCI hereunder shall continue unaffected, unless the requirement to pay or perform the same shall have been terminated or limited pursuant to an express provision of this Lease.

               (b) Waiver by FCI. Without limiting the foregoing, FCI waives to the extent permitted by Applicable Laws, except as otherwise expressly provided herein, all rights to which FCI may now or hereafter be entitled by law (including any such rights arising because of any implied "warranty of suitability" or other warranty under Applicable Laws) (i) to quit, terminate or surrender this Lease or the Property or any part thereof or (ii) to any abatement, suspension, deferment or reduction of the Rent.

        However, nothing in this Paragraph 2 shall be construed as a waiver by FCI of any right FCI may have at law or in equity to the following remedies, whether because of BNPLC's failure to remove a Lien Removable by BNPLC or because of any other default by BNPLC under this Lease that continues beyond the period for cure provided in Paragraph 19: (i) the recovery of monetary damages,
(ii) injunctive relief in case of the violation, or attempted or threatened violation, by BNPLC of any of the express covenants, agreements, conditions or provisions of this Lease which are binding upon BNPLC (including the confidentiality provisions set forth in subparagraph 7.(f) below), or (iii) a decree compelling performance by BNPLC of any of the express covenants, agreements, conditions or provisions of this Lease which are binding upon BNPLC.

        3.     USE AND CONDITION OF THE PROPERTY.

               (a)  Use. Subject to the Permitted Encumbrances, the
Development Documents and the terms hereof, FCI may use and occupy the Property during the Term, but only for the following purposes and other lawful purposes incidental thereto:

               (i) manufacturing, engineering, assembly, warehousing and laboratory-based research and development of circuit boards, computer-related and other electronic products;

               (ii)      administrative and office space;

               (iii) cafeteria, library, and other support function uses that FCI may provide to its employees; and

               (iv) other lawful uses approved in advance and in writing by BNPLC, which approval will not be unreasonably withheld after completion of the Construction Project (but FCI acknowledges that

        BNPLC's withholding of such approval shall be reasonable if BNPLC determines in good faith that (i) giving the approval may materially increase BNPLC's risk of liability for any existing or future environmental problem, or (ii) giving the approval is likely to substantially increase BNPLC's administrative burden of complying with or monitoring FCI's compliance with the requirements of this Lease or other Operative Documents).

Although the term "products" in this subparagraph may include products designed to detect, monitor, neutralize, handle or process Hazardous Substances, the use of the Property by FCI shall not include bringing Hazardous Substances onto the Property for the purpose of testing or demonstrating any such products.

               (b) Condition of the Property. FCI ACKNOWLEDGES THAT IT HAS CAREFULLY AND FULLY INSPECTED THE PROPERTY AND ACCEPTS THE PROPERTY IN ITS PRESENT STATE, AS IS, AND WITHOUT ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE CONDITION OF SUCH PROPERTY OR AS TO THE USE WHICH MAY BE MADE THEREOF. FCI ALSO ACCEPTS THE PROPERTY WITHOUT ANY COVENANT, REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, BY BNPLC OR ITS AFFILIATES REGARDING THE TITLE THERETO OR THE RIGHTS OF ANY PARTIES IN POSSESSION OF ANY PART THEREOF, EXCEPT AS EXPRESSLY SET FORTH IN PARAGRAPH 20. BNPLC SHALL NOT BE RESPONSIBLE FOR ANY LATENT OR OTHER DEFECT OR CHANGE OF CONDITION IN THE LAND, IMPROVEMENTS, FIXTURES AND PERSONAL PROPERTY FORMING A PART OF THE PROPERTY OR FOR ANY VIOLATIONS WITH RESPECT THERETO OF APPLICABLE LAWS. NOR SHALL BNPLC BE REQUIRED TO FURNISH TO FCI ANY FACILITIES OR SERVICES OF ANY KIND, INCLUDING WATER, STEAM, HEAT, GAS, AIR CONDITIONING, ELECTRICITY, LIGHT OR POWER.

               (c) Consideration for and Scope of Waiver. The provisions of subparagraph 3.(b) above have been negotiated by BNPLC and FCI after due consideration for the Rent payable hereunder and are intended to be a complete exclusion and negation of any representations or warranties of BNPLC or its Affiliates, express or implied, with respect to the Property that may arise pursuant to any law now or hereafter in effect or otherwise, except as expressly set forth herein.

        However, such exclusion of representations and warranties by BNPLC and its Affiliates is not intended to impair any representations or warranties made by other parties, including any architects, engineers or contractors engaged to work on the Construction Project, the benefit of which is to pass to FCI during the Term because of the definition of Personal Property and Property above.

        4.     RENT.

               (a) Base Rent Generally. On the Base Rent Commencement Date and on each Base Rent Date through the end of the Term, FCI shall pay BNPLC rent ("BASE RENT"). Each payment of Base Rent must be received by BNPLC no later that 10:00 a.m. (Central time) on the date it becomes due; if received after 10:00 a.m. (Central time) it will be considered for purposes of this Lease as received on the next following Business Day. BNPLC shall notify FCI of the amount of each payment of Base Rent (calculated as provided in subparagraph 4.(b)) at least three days before the date upon which it first becomes due. However, any failure by BNPLC to so notify FCI shall not constitute a waiver of BNPLC's right to payment, but absent such notice FCI shall not be in default for any underpayment resulting therefrom if FCI, in good faith, reasonably estimates the payment required, makes a timely payment of the amount so estimated and corrects any underpayment within three Business Days after being notified by BNPLC of the underpayment.

               (b) Calculation of and Due Dates for Base Rent. Payments of Base Rent shall be calculated and become due as follows:

               (i) Amount Payable On the Base Rent Commencement Date. The Base Rent payable on the Base Rent Commencement Date shall equal the difference (if any) between (a) the total amount that would have been added to the Outstanding Construction Allowance as Carrying Costs on such date if not for the limit set forth in subparagraph 6.(b)(ii), and
        (b) the Carrying Costs actually added on such date to the Outstanding Construction Allowance.

               (ii) Determination of Subsequent Payment Due Dates. For all Base Rent Periods subject to a LIBOR Period Election of one month or three months, Base Rent shall be due in one installment on the Base Rent Date upon which the Base Rent Period ends. For Base Rent Periods subject to a LIBOR Period Election of six months, Base Rent shall be payable in two installments, with the first installment becoming due on the Base Rent Date that occurs on the first Business Day of the third calendar month following the commencement of such Base Rent Period, and with the second installment becoming due on the Base Rent Date upon which the Base Rent Period ends. Notwithstanding the foregoing, if FCI or any Applicable Purchaser purchases BNPLC's interest in the Property pursuant to the Purchase Agreement, any accrued unpaid Base Rent and all outstanding Additional Rent shall be due on the date of purchase in addition to the purchase price and other sums due BNPLC under the Purchase Agreement.

               (iii) Base Rent Formula. Each installment of Base Rent payable for any Base Rent Period shall equal:

               o Stipulated Loss Value on the first day of such Base Rent Period, times

               o the sum of (a) the Effective Rate with respect to such Base Rent Period, plus (b) the Spread for the period from and including the preceding Base Rent Date to but not including the Base Rent Date upon which the installment is due, times

               o the number of days in the period from and including the preceding Base Rent Date to but not including the Base Rent Date upon which the installment is due, divided by

               o    three hundred sixty.

               Assume, only for the purpose of illustration: that prior to the first day of a Base Rent Period subject to a LIBOR Period Election of one month the Construction Allowance has been fully funded, but a total of $35,000,000 of Qualified Payments have been received by BNPLC, leaving a Stipulated Loss Value of $15,000,000; that the Effective Rate for such Base Rent Period is 6%; that the Spread for such period is thirty-two and one-half basis points (32.5/100 of 1%); and that such Base Rent Period contains exactly thirty days. Under such assumptions, the Base Rent for the hypothetical Base Rent Period will equal:

                $15,000,000 x (6% + .325%) x 30/360 = $79,062.50

               (c) Additional Rent. All amounts which FCI is required to pay to or on behalf of BNPLC pursuant to this Lease, together with every charge, premium, interest and cost set forth herein which may be added for nonpayment or late payment thereof, shall constitute rent (all such amounts, other than Base Rent, are herein called "ADDITIONAL RENT", and together Base Rent and Additional Rent are herein sometimes called "RENT").

               (d) Commitment Fees. For each Construction Period FCI shall pay BNPLC a fee (a "COMMITMENT FEE") equal to:

               o twelve and one-half basis points (12.5/100 of 1%), times an amount equal to:

                    (i) the Maximum Construction Allowance, less

                    (ii) the Funded Construction Allowance on the first day of such Construction Period; times

               o    the number of days in such Construction Period; divided by

               o    three hundred sixty.

FCI shall pay Commitment Fees in arrears on the first Business Day of February, May, August and November of each calendar year, beginning with August 1, 1998 and continuing regularly throughout the Term so long as Commitment Fees have accrued and remain unpaid. However, if any Commitment Fees shall have accrued and remain unpaid on the date BNPLC's interest in the Property is sold pursuant to the Purchase Agreement, such accrued unpaid Commitment Fees shall be due on the date of the sale.

               (e) Administrative Agency Fees. Upon execution and delivery of this Lease by BNPLC, and again on each anniversary of the date hereof, FCI shall pay to BNPLC an administrative fee (an "ADMINISTRATIVE AGENCY FEE") in the amount set forth in the letter agreement dated as of April 22, 1998 between BNPLC, FCI and Guarantor and other affiliates of FCI. Each Administrative Agency Fee shall represent Additional Rent for the Construction Period or Base Rent Period during which it is paid.

               (f) Issue 97-10 Prepayments. Following any Issue 97-10 Election or any CMA Termination Event under (and as defined in) the Construction Management Agreement, FCI shall make an Issue 97-10 Prepayment to BNPLC within three Business Days after receipt of any demand for such a payment. BNPLC may demand an Issue 97-10 Payment pursuant to this subparagraph at any time and from time to time (as Project Costs increase) after any Issue 97-10 Election or CMA Termination Event.

               (g) No Demand or Setoff. Except as expressly provided herein, FCI shall pay all Rent without notice or demand and without counterclaim, deduction, setoff or defense.

               (h) Default Interest and Order of Application. All Rent shall bear interest, if not paid when first due, at the Default Rate in effect from time to time from the date due until paid; provided, that nothing herein contained will be construed as permitting the charging or collection of interest at a rate exceeding the maximum rate permitted under Applicable Laws. BNPLC shall be entitled to apply any amounts paid by or on behalf of FCI against any Rent then past due in the order the same became due or in such other order as BNPLC may elect.

        5.     PAYMENT OF EXECUTORY COSTS AND LOSSES RELATED TO THE PROPERTY.

               (a) "Net" Lease Generally. Subject only to the exceptions listed in subparagraph 5.(e) below, it is the intention of BNPLC and FCI that the Base Rent, Commitment Fees, Administrative Agency Fees and other payments herein specified shall be absolutely net to BNPLC and that FCI shall pay all costs, expenses and obligations of every kind relating to the Property or this Lease which may arise or become due, including: (i) any taxes payable by virtue of BNPLC's receipt of amounts paid to or on behalf of BNPLC in accordance with this Paragraph 5; (ii) any amount for which BNPLC is or becomes liable with respect to the Permitted Encumbrances or the Development Documents; and (iii) any costs incurred by BNPLC (including Attorneys' Fees) because of BNPLC's acquisition or ownership of any interest in the Property or because of this Lease or the transactions contemplated herein.

               (b) Impositions. FCI shall pay or cause to be paid prior to delinquency all ad valorem taxes assessed against the Property and other Impositions. If requested by BNPLC from time to time, FCI shall furnish BNPLC with receipts showing payment of all Impositions at least ten days prior to the applicable default date therefor.

        Notwithstanding the foregoing, FCI may in good faith, by appropriate proceedings, contest the validity, applicability or amount of any asserted Imposition, and pending such contest FCI shall not be deemed in default hereunder because of the Imposition if (1) FCI diligently prosecutes such contest to completion in a manner reasonably satisfactory to BNPLC, and (2) FCI promptly causes to be paid any amount adjudged by a court of competent jurisdiction to be due, with all costs, penalties and interest thereon, promptly after such judgment becomes final; provided, however, in any event each such contest shall be concluded and the contested Impositions must be paid by FCI prior to the earlier of (i) the date that any criminal action is overtly threatened or instituted against BNPLC or its directors, officers or employees because of the nonpayment thereof or (ii) the date any writ or order is issued under which any property owned or leased by BNPLC (including the Property) may be seized or sold or any other action is taken or overtly threatened against BNPLC or against any property owned or leased by BNPLC because of the nonpayment thereof, (iii) any Designated Sale Date upon which, for any reason, FCI or an Affiliate of FCI or any Applicable Purchaser shall not purchase BNPLC's interest in the Property pursuant to the Purchase Agreement for a net price to BNPLC (when taken together with any additional payments made by FCI pursuant to Paragraph 1(A)(2) of the Purchase Agreement, in the case of a purchase by an Applicable Purchaser) equal to Stipulated Loss Value, or (iv) any date upon which the Construction Management Agreement or this Lease or FCI's Initial Remarketing Rights and Obligations may be terminated because of or following any Issue 97-10 Election.

               (c)  Increased Costs; Capital Adequacy Charges.

               (i) If, after the Effective Date, there shall be any increase in the cost to BNPLC's Parent or any other Participant agreeing to make or making, funding or maintaining advances to BNPLC in connection with the Property because of any Banking Rules Change, then FCI shall from time to time, pay to BNPLC for the account of BNPLC's Parent or such other Participant, as the case may be, additional amounts sufficient to compensate BNPLC's Parent or the Participant for such increased cost. A certificate as to the amount of such increased cost, submitted to BNPLC and FCI by BNPLC's Parent or the other Participant, shall be conclusive and binding upon FCI, absent clear and demonstrable error.

               (ii) BNPLC's Parent or any other Participant may demand additional payments ("CAPITAL ADEQUACY CHARGES") if BNPLC's Parent or the other Participant determines that any Banking Rules Change affects the amount of capital to be maintained by it and that the amount of such capital is increased by or based upon the existence of advances made or to be made to BNPLC to permit BNPLC to maintain BNPLC's investment in the Property or to make Construction Advances. To the extent that BNPLC's Parent or another Participant demands Capital Adequacy Charges as compensation for the additional capital requirements reasonably allocable to such investment or advances, FCI shall pay to BNPLC for the account of BNPLC's Parent or the other Participant, as the case may be, the amount so demanded.

               (iii) Any amount to be paid by FCI under this subparagraph 5.(c) shall be due within ten days after a demand for such payment is made upon FCI.

               (d)       FCI's Payment of Other Losses; General Indemnification.

               (i) Subject only to subparagraph 5.(e), all Losses (including Environmental Losses) asserted against or incurred or suffered by BNPLC or other Interested Parties at any time and from time to time by reason of, in connection with or arising out of (A) their ownership or alleged ownership of any interest in the Property or the Rents, (B) the use and operation of the Property, (C) the negotiation or administration of this Lease or other Operative Documents, (D) the making of Funding Advances, (E) any Construction Project, (F) the breach by FCI of this Lease or any other document executed by FCI in connection herewith, (G) any failure of the Property or FCI itself to comply with Applicable Laws, (H) Hazardous Substance Activities, including those occurring prior to the Effective Date, (I) any bodily or personal injury or death or property damage occurring in or upon or in the vicinity of the Property through any cause whatsoever, or (J) the Permitted Encumbrances (including the surviving provisions of the Existing Contract), shall be paid by FCI, and FCI shall indemnify and defend BNPLC and other Interested Parties from and against all such Losses. (However, the indemnity in the preceding sentence shall not be construed to make FCI liable to both BNPLC and any Participant or other party claiming through BNPLC for the same costs, expenses or damages. Nor will such indemnity be construed to make FCI liable for any allocation of general overhead or internal administrative expenses of BNPLC, BNPLC's Parent or any other Interested Party except to the extent allowed by subparagraph 5.(c)(i) because of a Banking Rules Change after the date of this Lease. Nor will such indemnity be construed to limit FCI's right to reimbursement for Reimbursable Construction-Period Costs under the Construction Management Agreement.)

               (ii) SUBJECT ONLY TO SUBPARAGRAPH 5.(E), THE INDEMNITIES AND RELEASES PROVIDED HEREIN FOR THE BENEFIT OF BNPLC AND OTHER INTERESTED PARTIES, INCLUDING THE INDEMNITY SET FORTH IN THE PRECEDING SUBPARAGRAPH 5.(D)(I), SHALL APPLY EVEN IF AND WHEN THE SUBJECT MATTERS OF THE INDEMNITIES AND RELEASES ARE CAUSED BY OR ARISE OUT OF THE NEGLIGENCE OR STRICT LIABILITY OF BNPLC OR ANOTHER INTERESTED PARTY. FURTHER, SUCH INDEMNITIES AND RELEASES WILL APPLY EVEN IF INSURANCE OBTAINED BY FCI OR REQUIRED OF FCI BY THIS LEASE OR OTHER OPERATIVE DOCUMENTS IS NOT ADEQUATE TO COVER LOSSES AGAINST OR FOR WHICH THE INDEMNITIES AND RELEASES ARE PROVIDED. FCI'S LIABILITY, HOWEVER, FOR ANY FAILURE TO OBTAIN INSURANCE REQUIRED BY THIS LEASE OR OTHER OPERATIVE DOCUMENTS WILL NOT BE LIMITED TO LOSSES AGAINST WHICH INDEMNITIES ARE PROVIDED HEREIN, IT BEING UNDERSTOOD THAT SUCH INSURANCE IS INTENDED TO DO MORE THAN PROVIDE A SOURCE OF PAYMENT FOR LOSSES AGAINST WHICH BNPLC AND OTHER INTERESTED PARTIES ARE ENTITLED TO INDEMNIFICATION BY THIS LEASE.

               (iii) Costs and expenses for which FCI shall be responsible pursuant to this subparagraph 5.(d) will include appraisal fees, filing and recording fees, inspection fees, survey fees, taxes, brokerage fees and commissions, abstract fees, title policy fees, Uniform Commercial Code search fees, escrow fees and Attorneys' Fees incurred by BNPLC with respect to the Property, whether such costs and expenses are incurred at the time of execution of this Lease or at any time during the Term. Such costs and expenses will also include Attorneys' Fees or other costs incurred to evaluate lien releases and other information submitted by FCI with requests for Construction Advances.

               (iv) Subject to the limitations set forth in subparagraph 5.(e), FCI's obligations under this subparagraph 5.(d) shall survive the termination or expiration of this Lease. Any amount to be paid by FCI under this subparagraph 5.(d) shall be due within ten days after a demand for such payment is made upon FCI.

               (v) If an Interested Party notifies FCI of any claim or proceeding included in, or any investigation or allegation concerning, Losses for which FCI is responsible pursuant to this subparagraph 5.(d), FCI shall assume on behalf of the Interested Party and conduct with due diligence and in good faith the investigation and defense thereof and the response thereto with counsel selected by FCI, but reasonably satisfactory to the Interested Party; provided, that the Interested Party shall have the right to be represented by advisory counsel of its own selection and at its own expense; and provided further, that if any such claim, proceeding, investigation or allegation involves both FCI and the Interested Party and the Interested Party shall have been advised in writing by counsel that there may be legal defenses available to it which are inconsistent with those available to FCI, then the Interested Party shall have the right to select separate counsel to participate in the investigation and defense of and response to such claim, proceeding, investigation or allegation on its own behalf, and FCI shall pay or reimburse the Interested Party for all Attorney's Fees incurred by the Interested Party because of the selection of such separate counsel. If FCI fails to assume promptly (and in any event within fifteen days after being notified of the applicable claim, proceeding, investigation or allegation) the defense of the Interested Party, then the Interested Party may contest (or settle, with the prior written consent of FCI, which consent will not be unreasonably withheld) the claim, proceeding, investigation or allegation at FCI's expense using counsel selected by the Interested Party. Moreover, if any such failure by FCI continues for thirty days or more after FCI is notified of any such claim, proceeding, investigation or allegation, the Interested Party may elect not to contest or continue contesting the same and instead settle (or pay in full) all claims related thereto without FCI's consent and without releasing FCI from any obligations to the Interested Party under this subparagraph 5.(d) so long as, in the written opinion of reputable counsel to the Interested Party, the settlement (or payment in full) is clearly advisable.

               (e)       Exceptions and Qualifications to Indemnities.

               (i) BNPLC acknowledges and agrees that nothing in the preceding subparagraphs of this Paragraph 5 shall be construed to require FCI to pay or reimburse an Interested Party for: (1) Excluded Taxes; (2) Losses incurred or suffered by such Interested Party that are proximately caused by (and attributed by any applicable principles of comparative fault to) the Established Misconduct of that Interested Party; (3) withholding of taxes permitted by subparagraph 5.(f); (4) general overhead or internal administrative expenses of BNPLC or any other Interested Party, except to the extent allowed by subparagraph 5.(c)(i) because of changes described in that subparagraph after the Effective Date; (5) Losses incurred or suffered by Participants in connection with their negotiation or execution of the Participation Agreement (or supplements making them parties thereto) or in connection with any due diligence they may undertake before entering into the Participation Agreement; (6) Losses incurred or suffered by any Interested Party after, and not proximately caused by events or circumstances that actually or allegedly occurred or existed on or before, the later of the dates upon which (A) this Lease terminates or expires, or (B) FCI surrenders possession of the Property. Further, without limiting BNPLC's rights (as provided in other provisions of this Lease and other Operative Documents) to include the following in the calculation of the Outstanding Construction Allowance, Stipulated Loss Value, the Break Even Price and the Maximum Permitted Prepayment (as applicable) or to collect Base Rent, Issue 97-10 Prepayments, a Supplemental Payment and other amounts, the calculation of which depends upon the Outstanding Construction Allowance, Stipulated Loss Value, the Break Even Price and the Maximum Permitted Prepayment, BNPLC acknowledges and agrees that nothing in subparagraph 5.(a) or the preceding subparagraphs of this Paragraph 5 shall be construed to require FCI to pay or reimburse an Interested Party for:

                    a) costs paid by BNPLC with the proceeds of the Initial
               Funding Advance as part of the Transaction Expenses; or

                    b) Construction Advances, including costs and expenditures incurred or paid by or on behalf of BNPLC after any Landlord's Election to Continue Construction, to the extent that such costs and expenditures are considered to be Construction Advances pursuant to subparagraph 6.(d).

               (ii) Notwithstanding anything to the contrary in the preceding subparagraphs of this Paragraph 5, FCI's liability for payments required by the preceding subparagraphs of this Paragraph 5, and not excused by the preceding subparagraph 5.(e)(i), prior to substantial completion of the Construction Project ("CONSTRUCTION-PERIOD INDEMNITY PAYMENTS") shall be subject to the following provisions:

                    a) FCI may decline to pay any Construction-Period Indemnity Payments other than the following (it being understood that FCI's payment of the following Construction-Period Indemnity Payments shall not be subject to any abatement or deferral by anything contained in this subparagraph 5.(e)(ii)):

                         (1) Construction-Period Indemnity Payments eligible for reimbursement to FCI under the terms and conditions of the Construction Management Agreement; and

                         (2) Construction-Period Indemnity Payments that constitute Absolute FCI Construction Obligations.

                    b) Any Construction-Period Indemnity Payment FCI is excused from paying by this subparagraph 5.(e)(ii), together with interest thereon at the Default Rate, will be included in the calculation of the Break Even Price under (and as defined in) the Purchase Agreement.

               (iii) Further, if an Interested Party receives a written notice of Losses that such Interested Party believes are covered by the indemnity in subparagraph 5.(d)(i), then such Interested Party will be expected to promptly furnish a copy of such notice to FCI. The failure to so provide a copy of the notice to FCI shall not excuse FCI from its obligations under subparagraph 5.(d)(i); provided, that if FCI is unaware of the matters described in the notice and such failure renders unavailable defenses that FCI might otherwise assert, or precludes actions that FCI might otherwise take, to minimize its obligations, then FCI shall be excused from its obligation to indemnify such Interested Party (and any Affiliate of such Interested Party) against the Losses, if any, which would not have been incurred or suffered but for such failure. For example, if BNPLC fails to provide FCI with a copy of a notice of an obligation covered by the indemnity set out in subparagraph 5.(d)(i) and FCI is not otherwise already aware of such obligation, and if as a result of such failure BNPLC becomes liable for penalties and interest covered by the indemnity in excess of the penalties and interest that would have accrued if FCI had been promptly provided with a copy of the notice, then FCI will be excused from any obligation to BNPLC (or any Affiliate of BNPLC) to pay the excess.

               (f) Withholding Taxes. Notwithstanding anything else to the contrary in this Paragraph 5, but subject to the provisions of this subparagraph 5.(f), to the extent required by law FCI may deduct United States and California withholding taxes imposed as a way of collecting or in lieu of Excluded Taxes on payments of Base Rent, Commitment Fees, Administrative Agency Fees, any interest payable pursuant to subparagraph 4.(h) or any additional compensation claimed by BNPLC pursuant to subparagraph 5.(c)(ii) (collectively, "INCOME PAYMENTS") from Income Payments, without obligation to gross up, indemnify or otherwise increase payments in consequence thereof. Such withholding, without obligation to gross up, indemnify or otherwise increase payments in consequence thereof, will be permitted if, but only if:

               (i) in the case of withholding for Excluded Taxes imposed by the United States of America, the Person entitled to receive Income Payments (whether BNPLC, as the original landlord named herein, or an assignee of the original landlord's rights hereunder, a "PAYEE") is not exempt from withholding by reason of having been organized under the laws of the United States of America or any State thereof, and such Person shall not have provided FCI with three counterparts of each of the forms prescribed by the Internal Revenue Service (Form 1001 or 4224, or successor forms, as the case may be) claiming for Payee an exemption from federal withholding on all Income Payments;

               (ii) in the case of withholding for Excluded Taxes imposed by the State of California, the Payee is not exempt from withholding by reason of having been qualified to do business in California or otherwise, and such Person shall not have provided FCI with three (3) counterparts of the forms (if any) prescribed by the California taxing authorities claiming for Payee an exemption from California withholding on all Income Payments;

               (iii) at least thirty days prior to any withholding from or reduction of Income Payments, FCI shall have notified the Payee that FCI believes the withholding is required and permitted by this subparagraph; and

               (iv) the withholding taxes on the Income Payments would have been assessed even if the applicable taxing authorities had characterized the transactions evidenced by this Lease and the Purchase Agreement as a financing arrangement.

Any Payee exempt from withholding for Excluded Taxes imposed by the United States of America by reason of having been organized under the laws of the United States of America or any State thereof shall provide to FCI statements conforming to the requirements of Treasury Regulation 1.1441-5(b) or any successor thereto (which statements may be made on a Form W-9). If FCI shall ever be required to pay Excluded Taxes that BNPLC has failed to pay when due because of FCI's failure to withhold from payments made under this Lease, BNPLC shall reimburse FCI for such Excluded Taxes and for any penalties or interest thereon charged to FCI. Nothing in this subparagraph 5.(f) shall excuse FCI from its obligation under subparagraph 5.(c)(i) to compensate BNPLC for increased costs attributable to any change in law relating to withholding taxes after the

Effective Date.


        6.     CONSTRUCTION OF NEW IMPROVEMENTS.

               (a) Advances; Outstanding Construction Allowance. The Construction Management Agreement entitles FCI to receive from BNPLC - subject to the terms and conditions set forth in the Construction Management Agreement - Construction Advances on Advance Dates from time to time to pay or reimburse FCI for the costs of acquiring any existing Improvements after the Effective Date pursuant to the Existing Contract, for the costs of the Construction Project and for certain other costs described in the Construction Management Agreement. In addition, BNPLC may from time to time make expenditures or incur costs constituting Construction Advances after a Landlord's Election to Continue Construction as described in subparagraph 6.(d). As used herein, references to the "OUTSTANDING CONSTRUCTION ALLOWANCE" mean the difference on the date in question (but not less than zero) of (A) the total Construction Advances made by or on behalf of BNPLC on or prior to the date in question, plus (B) all Carrying Costs added on or prior to the date in question, less (C) any funds received and applied as Qualified Prepayments on or prior to the date in question. Charges ("CARRYING COSTS") shall accrue as described below for each Construction Period and will be added to (and thereafter be included in) the Outstanding Construction Allowance on the last day of such Construction Period (i.e., generally on the Advance Date upon which such Construction Period ends). However, if for any reason Stipulated Loss Value (and thus the Outstanding Construction Allowance included as a component thereof) must be determined as of any date between Advance Dates, the Outstanding Construction Allowance determined on such date shall include not only Carrying Costs added on or before the immediately preceding Advance Date computed as described below, but also Carrying Costs accruing on and after such preceding Advance Date to but not including the date in question.

               (b) Calculation of Carrying Costs. Carrying Costs shall be calculated as follows:

               (i) Carrying Costs Formula. Carrying Costs accruing for any Construction Period shall equal:

               o Stipulated Loss Value on the first day of such Construction Period, times

               o    the sum of:

                         (A)  the Spread, plus

                         (B)  the Effective Rate with respect to such
                              Construction Period, times

               o the number of days in the period from and including the preceding Advance Date to but not including the Advance Date upon which the period ends, divided by

               o    three hundred sixty.

               (ii) Limits on the Amount of Carrying Costs. Notwithstanding the foregoing, however, because the Construction Allowance available to FCI under the Construction Management Agreement is limited in amount to the Maximum Construction Allowance, and because Carrying Costs are to be charged against the Construction Allowance, Carrying Costs added to the Outstanding Construction Allowance on the Base Rent Commencement Date shall not exceed the amount that can be added without causing the Funded Construction Allowance to exceed the Maximum Construction Allowance. If, because of an extension of the Base Rent Commencement Date by BNPLC (as described in the definition thereof in the List of Defined Terms) or because of any Landlord's Election to Continue Construction, the Funded Construction Allowance already exceeds the Maximum Construction Allowance, then no Carrying Costs will be added to the Outstanding Construction Allowance on the Base Rent Commencement Date.

               (c) FCI's Right to Control the Construction Project. Subject to BNPLC's rights under subparagraph 6.(d) of this Lease, the Construction Management Agreement grants to FCI the sole right and responsibility for designing and constructing the Construction Project, it being understood that although title to all Improvements will pass directly to BNPLC (as more particularly provided in Paragraph 8), BNPLC's obligation with respect to the Construction Project shall be limited to the making of advances under and subject to the conditions set forth in the Construction Management Agreement. No contractor or other third party shall be entitled to require BNPLC to make advances as a third party beneficiary of this Lease or of the Construction Management Agreement or otherwise.

               (d) Landlord's Election to Continue Construction. Without limiting BNPLC's other rights and remedies under this Lease, and without terminating this Lease or FCI's obligations hereunder or under any of the other documents referenced herein, in the event of any termination of the Construction Management Agreement as provided in subparagraph 5(D) or subparagraph 5(E) thereof, BNPLC shall be entitled (but not obligated) to take whatever action it deems necessary or appropriate by the use of legal proceedings or otherwise to continue or complete the Construction Project in a manner substantially consistent (to the extent practicable under Applicable Laws) with the general description of the Construction Project set forth in Exhibit B to the Construction Management Agreement and with the permitted use of the Property set forth in subparagraph 3.(a). (As used herein, "LANDLORD'S ELECTION TO CONTINUE CONSTRUCTION" means any election by BNPLC to continue or complete the Construction Project pursuant to the preceding sentence.) After any Landlord's Election to Continue Construction, BNPLC may do any one or more of the following pursuant to this subparagraph without further notice and regardless of whether any Event of Default is then continuing:

               (i) Take Control of the Property. BNPLC may cause FCI and any contractors or other parties on the Property to vacate the Property until the Construction Project is complete or BNPLC elects not to continue work on the Construction Project.

               (ii) Continuation of Construction. BNPLC may perform or cause to be performed any work to complete or continue the construction of the Construction Project. In this regard, so long as work ordered or undertaken by BNPLC is substantially consistent (to the extent practicable under Applicable Laws) with the general description of the Construction Project set forth in Exhibit B to the Construction Management Agreement and the permitted use of the Property set forth in subparagraph 3.(a), BNPLC shall have complete discretion to:

                    a) proceed with construction according to such plans and specifications as BNPLC may from time to time approve;

                    b) establish and extend construction deadlines as BNPLC from time to time deems appropriate, without obligation to adhere to the deadlines for Construction Milestones set forth in the Construction Management Agreement;

                    c) hire, fire and replace architects, engineers, contractors, construction managers and other consultants as BNPLC from time to time deems appropriate, without obligation to use, consider or compensate architects, engineers, contractors, construction managers or other consultants previously selected or engaged by FCI;

                    d) determine the compensation that any architect, engineer, contractor, construction manager or other consultant engaged by BNPLC will be paid, and the terms and conditions that will govern the payment of such compensation (including whether payment will be due in advance, over the course of construction or on some other basis and including whether contracts will be let on a fixed price basis, a cost plus a fee basis or some other basis), as BNPLC from time to time deems appropriate;

                    e) pay, settle or compromise existing or future bills and claims which are or may be liens against the Property or as BNPLC considers necessary or desirable for the completion of the Construction Project or the removal of any clouds on title to the Property;

                    f) prosecute and defend all actions or proceedings in connection with the construction of the Construction Project;

                    g) select and change interior and exterior finishes for the Improvements and landscaping as BNPLC from time to time deems appropriate; and

                    h) generally do anything that FCI itself might have done if FCI had satisfied or obtained BNPLC's waiver of the conditions specified therein.

               (iii) Arrange for Turnkey Construction. Without limiting the generality of the foregoing, BNPLC may engage any contractor or real estate developer BNPLC believes to be reputable to take over and complete construction of the Construction Project on a "turnkey" basis.

               (iv) Suspension or Termination of Construction. Notwithstanding any Landlord's Election to Continue Construction, BNPLC may subsequently elect at any time to suspend or terminate further construction without obligation to FCI.

For purposes of this Lease and other Operative Documents (including the determination of the Outstanding Construction Allowance, Stipulated Loss Value, the Break Even Price and the Maximum Permitted Prepayment), after any Landlord's Election to Continue Construction, all costs and expenditures incurred or paid by or on behalf of BNPLC to complete or continue construction as provided in this subparagraph shall be considered Construction Advances and Project Costs, regardless of whether they cause the Funded Construction Allowance to exceed the Maximum Construction Allowance. Further, as used in the preceding sentence, "costs incurred" by BNPLC will include costs that BNPLC has become obligated to pay to any third party that is not an Affiliate of BNPLC (including any contractor), even if the payments for which BNPLC has become so obligated will constitute prepayments for work or services to be rendered after payment and notwithstanding that BNPLC's obligations for the payments may be conditioned upon matters beyond BNPLC's control. For example, even if a construction contract between BNPLC and a contractor excused BNPLC from making further progress payments to the contractor upon FCI's failure to make any required Issue 97-10 Prepayment hereunder, the obligation to make a progress payment would nonetheless be "incurred" by BNPLC, for purposes of determining whether BNPLC has incurred costs considered to be Project Costs and Construction Advances, when BNPLC's obligation to pay it became subject only to FCI's payment of the Issue 97-10 or other conditions beyond BNPLC's control. If and to the extent, however, BNPLC does incur costs considered as Construction Advances under this subparagraph, but (1) BNPLC does not actually pay the costs and after incurring them BNPLC is fully and finally excused from the obligation to pay them for any reason other than a breach by FCI of this Lease or other Operative Documents, or (2) BNPLC receives a refund of such costs, then the costs BNPLC is excused from paying or refunded to BNPLC shall be considered Qualified Prepayments.

               (e) Powers Coupled With an Interest. BNPLC's rights under subparagraph 6.(d) are intended to constitute powers coupled with an interest which cannot be revoked.

               (f) Completion Notice. After any Landlord's Election to Continue Construction, BNPLC may provide a notice (a "COMPLETION NOTICE") to FCI, advising FCI that construction of the Construction Project is substantially complete or that BNPLC no longer intends to continue such construction at that time.


        7.     OTHER OBLIGATIONS OF AND LIMITED REPRESENTATIONS BY BNPLC.

               (a) Cooperation of BNPLC to Facilitate Construction and Development. During the Term BNPLC shall take any action reasonably requested by FCI to facilitate the construction and use of the Property permitted by this Lease; provided, however, that:

               (i) This subparagraph 7.(a) shall not impose upon BNPLC the obligation to take any action that can be taken by FCI, FCI's Affiliates or anyone else other than BNPLC as the owner of the Land, the Improvements or any other interests in the Property.

               (ii) BNPLC shall not be required by this subparagraph 7.(a) to make any payment to another Person unless BNPLC shall first have received funds from FCI, in excess of any other amounts due from FCI hereunder, sufficient to make the payment. (This clause (ii) will not be construed as limiting the right of FCI to obtain additional Construction Advances, on and subject to the terms and conditions set forth in the Construction Management Agreement, for payments FCI itself may pay or incur an obligation to pay to another Person.)

               (iii) BNPLC shall have no obligations whatsoever under this subparagraph at any time after an Issue 97-10 Election by FCI, after a Landlord's Election to Continue Construction or when an Event of Default shall have occurred and be continuing.

               (iv) FCI must request any action to be taken by BNPLC pursuant to this subparagraph, and such request must be specific and in writing, if required by BNPLC at the time the request is made. A suggested form for such a request is attached as Exhibit D.

               (v) No action may be required of BNPLC pursuant to this subparagraph 7.(a) that could constitute a violation of any Applicable Laws or compromise or constitute a waiver of BNPLC's rights under other provisions of this Lease or the other Operative Documents or that for any other reason is reasonably objectionable to BNPLC.

        The actions BNPLC shall take pursuant to this subparagraph 7.(a) if reasonably requested by FCI will include, subject to the conditions listed in the proviso above, joining in or consenting to any (I) grant of easements, licenses, rights of way, and other rights in the nature of easements encumbering the Real Property, (II) release or termination of easements, licenses, rights of way or other rights in the nature of easements which are for the benefit of the Real Property or any portion thereof, (III) dedication or transfer of portions of the Land not improved with a building, for road, highway or other public purposes, (IV) agreements (other than with FCI or its Affiliates) for the use and maintenance of common areas, for reciprocal rights of parking, for ingress and egress and for amendments to any Permitted Encumbrances or Development Documents (including amendments to the Development Documents that FCI may reasonably request to facilitate construction or development on land owned by it or its Affiliates other than the Land), (V) instruments necessary or desirable for the exercise or enforcement of rights under the Permitted Encumbrances, the Development Documents or any contract, permit, license, franchise or other right included within the term "Property",
(VI) permit applications or other documents reasonably required to accommodate the construction or alteration of Improvements otherwise permitted by this Lease, (VII) confirmations of FCI's rights under any particular provisions of this Lease which FCI may wish to provide to a third party, (IX) execution or filing of a tract or parcel map subdividing the Real Property into lots or parcels or reconfiguring existing parcels, (X) agreements providing development incentives or tax abatements with respect to the Property. However, the determination of whether any such action is reasonably requested or reasonably objectionable to BNPLC may depend in whole or in part upon the extent to which the requested action shall result in a lien to secure payment or performance obligations against BNPLC's interest in the Property, shall cause a decrease in the value of the Property to less than sixty percent (60%) of Stipulated Loss Value after any Qualified Payments that may result from such action are taken into account, or shall impose upon BNPLC any present or future obligations greater than the obligations BNPLC is willing to accept in reliance on the indemnifications provided by FCI hereunder.

        Upon request by FCI, BNPLC shall also provide a statement in writing certifying that this Lease is unmodified and in full effect (or, if there have been modifications, that this Lease is in full effect as modified, and setting forth such modifications), certifying the dates to which the Base Rent and other amounts payable by FCI hereunder have been paid, stating whether BNPLC is aware of any default by FCI that may exist hereunder and confirming BNPLC's agreements concerning landlord's liens and other matters set forth in subparagraph 7.(c); it being intended that any such statement by BNPLC may be relied upon by anyone with whom FCI may intend to enter into an agreement for construction of the Improvements or other significant agreements concerning the Property.

        Any Losses incurred by BNPLC because of any action taken pursuant to this subparagraph 7.(a) shall be covered by the indemnification set forth in subparagraph 5.(d). Further, for purposes of such indemnification, any action taken by BNPLC will be deemed to have been made at the request of FCI if made pursuant to any request of counsel to or any officer of FCI (or with their knowledge, and without their objection) in connection with the execution or administration of this Lease or the other Operative Documents.

        To avoid construction delays or for other reasonable cause, FCI may ask BNPLC for an expedited response to any request for action made by FCI pursuant to this subparagraph 7.(a) by delivering such request with a notice substantially in the form attached hereto as Exhibit E. BNPLC shall endeavor in good faith to respond promptly to any such notice after the receipt of any such notice by an officer of BNPLC.

               (b) Actions Permitted by FCI Without BNPLC's Consent. No refusal by BNPLC to execute or join in the execution of any agreement, application or other document requested by FCI pursuant to the preceding subparagraph 7.(a) shall preclude FCI from itself executing such agreement, application or other document; provided, that in doing so FCI is not purporting to act for BNPLC and does not thereby create or expand any obligations or restrictions that encumber the Property. Further, subject to the other terms and conditions of this Lease, FCI shall be entitled to do any of the following in FCI's own name and to the exclusion of BNPLC during the Term without any notice to or consent of BNPLC so long as no Landlord's Election to Continue Construction has occurred, so long as no Event of Default has occurred and is continuing and so long as FCI is not purporting to act for BNPLC and does not thereby create or expand any obligations or restrictions that encumber the Property:

               (i) perform obligations arising under and exercise and enforce the rights of FCI or the owner of the Real Property under the Development Documents and Permitted Encumbrances;

               (ii) perform obligations arising under and exercise and enforce the rights of FCI or the owner of the Real Property with respect to any other contracts or documents (such as building permits) included within the Personal Property; and

               (iii) recover and retain any monetary damages or other benefit inuring to FCI or the owner of the Real Property through the enforcement of any rights, contracts or other documents included within the Personal Property (including the Development Documents and Permitted Encumbrances); provided, that to the extent any such monetary damages may become payable as compensation for an adverse impact on value of the Property, the rights of BNPLC and FCI hereunder with respect to the collection and application of such monetary damages shall be the same as for condemnation proceeds payable because of a taking of all or any part of the Property.

               (c) Waiver of Landlord's Liens. BNPLC waives any security interest, statutory landlord's lien or other interest BNPLC may have in or against computer equipment and other tangible personal property placed on the Land from time to time that FCI or its Affiliates own or lease from other lessors; provided, however, that BNPLC does not waive its interest in or rights with respect to equipment or other property included within the "Property" as described in Paragraph 8. Although computer equipment or other tangible personal property may be "bolted down" or otherwise firmly affixed to Improvements, it shall not by reason thereof become part of the Improvements if it can be removed without causing structural or other material damage to the Improvements and without rendering HVAC or other major building systems inoperative and if it does not otherwise constitute "Property" as provided in Paragraph 8.

               (d) Limited Representations by BNPLC Concerning Accounting Matters. BNPLC is not expected or required to represent or warrant that this Lease or the Purchase Agreement will qualify for any particular accounting treatment under GAAP. However, to permit FCI to determine for itself the appropriate accounting for this Lease and the Purchase Agreement, BNPLC does represent to FCI as of the Effective Date:

               (i) Equity capital invested in BNPLC is greater than three percent (3%) of the aggregate of all lease funding amounts (including participations) of BNPLC. Such equity capital investments constitute equity in legal form and are reflected as shareholders' equity in the financial statements and accounting records of BNPLC.

               (ii) BNPLC is one hundred percent (100%) owned by French American Bank Corporation, which is one hundred percent (100%) owned by BNPLC's Parent.

               (iii) BNPLC leases properties of substantial value to more than fifteen tenants.

               (iv) All parties to whom BNPLC has any material obligations known to BNPLC are (and are expected to be) Affiliates of BNPLC's Parent, Participants, or participants with BNPLC in other leasing deals or loans made by BNPLC, or other tenants or borrowers in such other leasing deals or loans.

               (v) BNPLC has substantial assets in addition to the Property, assets which BNPLC believes to have a value far in excess of the value of the Property.

               (vi) Other than any Funding Advances provided from time to time by Participants under the Participation Agreement, BNPLC expects to obtain all Funding Advances from Banque Nationale de Paris or other Affiliates of BNPLC (including Funding Advances to cover Carrying Costs and other amounts to be capitalized as part of the Outstanding Construction Allowance, and assuming that FCI uses the Maximum Construction Allowance under this Lease), and to the extent that Banque Nationale de Paris or such other Affiliates themselves borrow or accept bank deposits to obtain the funds needed to provide such Funding Advances, the obligation to repay such funds shall not be limited, by agreement or corporate structure, to payments collected from FCI or otherwise recovered from the Property.

               (vii) BNPLC has not obtained residual value insurance or a residual value guarantee from any third party to ensure the recovery of its investment in the Property.

               (viii) BNPLC does not intend to take any action during the term of this Lease that would change, or anticipate any change in, any of the facts listed above in this subparagraph.

FCI shall have the right to ask BNPLC questions from time to time concerning BNPLC's financial condition, concerning matters relevant to the proper accounting treatment of this Lease on FCI's financial statements and accounting records (including the amount of BNPLC's equity capital as a percentage of the aggregate of all lease funding amounts [including participations] by BNPLC) or concerning BNPLC's ability to perform under this Lease or other Operative Documents, to which questions BNPLC shall promptly respond. Such response, however, may be limited to a statement that BNPLC will not provide requested information; provided, however, BNPLC must notify FCI in writing if at any time during the Term BNPLC ceases to be 100% owned, directly or indirectly, by Banque Nationale de Paris, or if at any time during the Term BNPLC believes it could not represent that the statements in clauses (i), (v) and (vii) above continue to be accurate, whether because of a change in the capital structure of BNPLC, a purchase of residual value insurance with respect to the Property or otherwise.

               (e) Other Limited Representations by BNPLC. BNPLC represents that:

               (i) No Default or Violation. The execution, delivery and performance by BNPLC of this Lease and the other Operative Documents do not and will not constitute a breach or default under any material contract or agreement to which BNPLC is a party or by which BNPLC is bound and do not, to the knowledge of BNPLC, violate or contravene any law, order, decree, rule or regulation to which BNPLC is subject. (As used in this subparagraph 7.(e), "BNPLC'S KNOWLEDGE" means the present actual knowledge of Lloyd Cox, the current officer of BNPLC having primary responsibility for the negotiation of this Lease.)

               (ii) No Suits. There are no judicial or administrative actions, suits, proceedings or investigations pending or, to BNPLC's knowledge, threatened against BNPLC that are reasonably likely to affect BNPLC's interest in the Property or the validity, enforceability or priority of this Lease or the other Operative Documents, and BNPLC is not in default with respect to any order, writ, injunction, decree or demand of any court or other governmental or regulatory authority that could materially and adversely affect the business or assets of BNPLC or its interest in the Property.

               (iii) Enforceability. The execution, delivery and performance of this Lease and the other

        Operative Documents by BNPLC are duly authorized, are not in contravention of or conflict with any term or provision of BNPLC's articles of incorporation or bylaws and do not, to BNPLC's knowledge, require the consent or approval of any governmental body or other regulatory authority that has not heretofore been obtained or conflict with any Applicable Laws. This Lease and the other Operative Documents are valid, binding and legally enforceable obligations of BNPLC except as such enforcement is affected by bankruptcy, insolvency and similar laws affecting the rights of creditors, generally, and equitable principles of general application; provided, BNPLC makes no representation or warranty that conditions imposed by zoning ordinances or other state or local Applicable Laws to the purchase, ownership, lease or operation of the Property have been satisfied.

               (iv) Organization. BNPLC is duly incorporated and legally existing under the laws of Delaware and is (or will become, if necessary to lawfully perform hereunder) duly qualified to do business in the State of California. BNPLC has or will obtain on a timely basis, at FCI's expense to the extent so provided in the other provisions of this Lease, all requisite power and all governmental certificates of authority, licenses, permits, qualifications and other documentation necessary to own and lease the Property and to perform its obligations under this Lease.

               (v) Not a Foreign Person. BNPLC is not a "foreign person" within the meaning of Sections 1445 and 7701 of the Code (i.e., BNPLC is not a non-resident alien, foreign corporation, foreign partnership, foreign trust or foreign estate as those terms are defined in the Code and regulations promulgated thereunder).

               (f) Keeping Proprietary Information Confidential. BNPLC agrees to use reasonable precautions to keep confidential any "proprietary information" (as defined in Paragraph 27) that BNPLC may receive from FCI or otherwise discover with respect to FCI or FCI's business pursuant to this Lease or any investigation by BNPLC hereunder, except for disclosures: (i) specifically and previously authorized in writing by FCI; (ii) to any permitted assignee of BNPLC as to any interest in the Property so long as the assignee has agreed in writing to use its reasonable efforts to keep such information confidential in accordance with the terms of this subparagraph; (iii) to legal counsel, accountants, auditors, environmental consultants and other professional advisors to BNPLC so long as BNPLC shall inform such persons in writing (if practicable) of the confidential nature of such information and shall direct them to treat such information confidentially; (iv) to regulatory officials having jurisdiction over BNPLC or BNPLC's Parent (provided that the disclosing party shall request confidential treatment of the disclosed information, if practicable); (v) as required by legal process (provided that the disclosing party shall request confidential treatment of the disclosed information, if practicable); (vi) of information which has previously become publicly available through the actions or inactions of a Person other than BNPLC not, to BNPLC's knowledge, in breach of an obligation of confidentiality to FCI; and (vii) to any Participant so long as the Participant has not repudiated the confidentiality provision concerning FCI's proprietary information set forth in the Participation Agreement.

        8. STATUS OF PROPERTY ACQUIRED WITH FUNDS PROVIDED BY BNPLC. Subject in each case to FCI's rights under the other provisions of this Lease, any Improvements sold by Seller pursuant to the Existing Contract and all Improvements constructed during the term of this Lease shall be owned by BNPLC and shall constitute "Property" covered by this Lease. Further, subject in each case to FCI's rights under the other provisions of this Lease, all furnishings, furniture, chattels, permits, licenses, franchises, certificates and other personal property of whatever nature shall have been acquired on behalf of BNPLC by FCI, shall be owned by BNPLC and shall constitute "Property" covered by this Lease, to the extent heretofore or hereafter acquired, in whole or in part, with any portion of the Initial Funding Advance provided to FCI or with any Construction Advances or other funds for which FCI has received or hereafter receives reimbursement from the Initial Funding Advance or Construction Advances, as shall all renewals or replacements of or substitutions for any such Property. FCI shall not authorize or permit the transfer of title to the Improvements or to any other such Property to pass through FCI or FCI's Affiliates before it is transferred to BNPLC from contractors, suppliers, vendors or other third Persons. Nothing herein shall constitute authorization of FCI by BNPLC to bind BNPLC to any construction contract or other agreement with a third Person, but any construction contract or other agreement executed by FCI for the acquisition or construction of Improvements or other components of the Property may provide for the transfer of title as required by the preceding sentence. Upon request of BNPLC made when any Event of Default has occurred and is continuing, FCI shall deliver to BNPLC an inventory describing all significant items of Personal Property (and, in the case of tangible personal property, showing the make, model, serial number and location thereof) other than Improvements, with a certification by FCI that such inventory is true and complete and that all items specified in the inventory are covered by this Lease free and clear of any Lien other than the Permitted Encumbrances or Liens Removable by BNPLC.

        9.      ENVIRONMENTAL.

               (a)       Environmental Covenants by FCI. FCI covenants that:

               (i) FCI shall not conduct or permit others to conduct Hazardous Substance Activities, except Permitted Hazardous Substance Use and Remedial Work.

               (ii) FCI shall not discharge or permit the discharge of anything on or from the Property that would require any permit under applicable Environmental Laws, other than (1) storm water runoff, (2) waste water discharges through a publicly owned treatment works, (3) discharges that are a necessary part of any Remedial Work, and (4) other similar discharges consistent with the definition herein of Permitted Hazardous Substance Use, in each case in strict compliance with Environmental Laws.

               (iii) Following any discovery that Remedial Work is required by Environmental Laws or otherwise reasonably required, and to the extent not inconsistent with the other provisions of this Lease, FCI shall promptly perform and diligently and continuously pursue such Remedial Work, in each case in strict compliance with Environmental Laws.

               (iv) If requested by BNPLC in connection with any significant Remedial Work required by this subparagraph, FCI shall retain an independent Environmental Consultant or Industrial Hygienist, as appropriate, to evaluate any significant new information generated during FCI's implementation of the Remedial Work and to discuss with FCI whether such new information indicates the need for any additional measures that FCI should take to protect the health and safety of persons (including, without limitation, employees, contractors and subcontractors and their employees) or to protect the environment. FCI shall implement any such additional measures to the extent required with respect to the Property by Environmental Laws or otherwise reasonably required and to the extent not inconsistent with the other provisions of this Lease.

               (b) Right of BNPLC to do Remedial Work Not Performed by FCI. If FCI's failure to cure any breach of the covenants set forth in subparagraph 9.(a) continues beyond the Environmental Cure Period (as defined below), BNPLC may, in addition to any other remedies available to it, after notifying FCI of the Remedial Work BNPLC believes is needed, conduct all or any part of the Remedial Work. To the extent that Remedial Work done by BNPLC pursuant to the preceding sentence (including any removal of Hazardous Substances) is reasonably required, or is required or believed by BNPLC in good faith to be required by

Applicable Law or by any demand, regulation or guideline of any governmental authority (whether or not having the force of law), the cost thereof shall be a demand obligation owing by FCI to BNPLC. As used in this subparagraph, "ENVIRONMENTAL CURE PERIOD" means the period ending on the earlier of: (1) one hundred twenty days after FCI is notified of the breach which must be cured within such period, (2) the date that any writ or order is issued for the levy or sale of any property owned by BNPLC (including the Property) because of such breach, (3) the date that any criminal action is overtly threatened or instituted against BNPLC or any of its directors, officers or employees because of such breach, (4) a Designated Sale Date upon which, for any reason, FCI or an Affiliate of FCI or any Applicable Purchaser shall not purchase BNPLC's interest in the Property pursuant to the Purchase Agreement for a net price to BNPLC (when taken together with any additional payments made by FCI pursuant to Paragraph 1(A)(2) of the Purchase Agreement, in the case of a purchase by an Applicable Purchaser) equal to Stipulated Loss Value; or (5) any date upon which the Construction Management Agreement or this Lease or FCI's Initial Remarketing Rights and Obligations may be terminated because of or following any Issue 97-10 Election

               (c) Environmental Inspections and Reviews. BNPLC reserves the right to retain an Environmental Consultant or Industrial Hygienist to review any report prepared by FCI or to conduct BNPLC's own investigation to confirm whether FCI is complying with the requirements of this Paragraph 9. FCI grants to BNPLC and to BNPLC's agents, employees, consultants and contractors the right during reasonable business hours and after reasonable notice to enter upon the Property to inspect the Property and to perform such tests as BNPLC deems necessary or appropriate to review or investigate Hazardous Substances in, on, under or about the Property or any discharge or suspected discharge of Hazardous Substances into groundwater or surface water from the Property. Without limiting the generality of the foregoing, FCI agrees that BNPLC will have the same right, power and authority to enter and inspect the Property as is granted to a secured lender under Section 2929.5 of the California Civil Code. FCI shall promptly reimburse BNPLC for the reasonable fees of its Environmental Consultants and Industrial Hygienists and the costs of any such inspections and tests; provided, however, BNPLC's right to reimbursement for the reasonable fees of any consultant engaged as provided in this subparagraph or for the costs of any inspections or test undertaken as provided in this subparagraph shall be limited to the following circumstances: (1) an Event of Default or CMA Termination Event shall have occurred; (2) BNPLC shall have retained the consultant to establish the condition of the Property just prior to any conveyance thereof pursuant to the Purchase Agreement or just prior to the expiration of this Lease; (3) BNPLC shall have retained the consultant to satisfy any regulatory requirements applicable to BNPLC or its Affiliates; or (4) BNPLC shall have retained the consultant because BNPLC has been notified of a violation of Environmental Laws concerning the Property or BNPLC otherwise reasonably believes that FCI has not complied with the requirements of this Paragraph 9.

               (d)  Communications Regarding Environmental Matters.

                    (i)  FCI shall immediately advise BNPLC and Participants of
        (1) any discovery of any event or circumstance which would render any of the representations of FCI herein or in the Closing Certificate concerning environmental matters materially inaccurate or misleading if made at the time of such discovery and assuming that FCI was aware of all relevant facts, (2) any Remedial Work (or change in Remedial Work) required or undertaken by FCI or its Affiliates in response to any (A) discovery of any Hazardous Substances on, under or about the Property other than Permitted Hazardous Substances or (B) any claim for damages resulting from Hazardous Substance Activities, (3) FCI's discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Property which would or could reasonably be expected to cause the Property or any part thereof to be subject to any ownership, occupancy, transferability or use restrictions under Environmental Laws, or (4) any investigation or inquiry of any failure or alleged failure by FCI to comply with Environmental

        Laws affecting the Property by any governmental authority responsible for enforcing Environmental Laws. In such event, FCI shall deliver to BNPLC within thirty days after BNPLC's request (or such longer period as may be reasonably required, but in any event within ninety days after BNPLC's request), a preliminary written environmental plan setting forth a general description of the action that FCI proposes to take with respect thereto, if any, to bring the Property into compliance with Environmental Laws or to correct any breach by FCI of this Paragraph 9, including any proposed Remedial Work, the estimated cost and time of completion, the name of the contractor and a copy of the construction contract, if any, and such additional data, instruments, documents, agreements or other materials or information as BNPLC may reasonably request.

                    (ii) FCI shall provide BNPLC and Participants with copies of all material written communications with federal, state and local governments, or agencies relating to the matters listed in the preceding clause (i). FCI shall also provide BNPLC and Participants with copies of any correspondence from third Persons which threaten litigation over any significant failure or alleged significant failure of FCI to maintain or operate the Property in accordance with Environmental Laws.

                    (iii) Prior to FCI's submission of a Material Environmental Communication to any governmental or regulatory agency or third party, FCI shall, to extent practicable, deliver to BNPLC and Participants a draft of the proposed submission (together with the proposed date of submission), and in good faith assess and consider any comments of BNPLC regarding the same. Promptly after BNPLC's request, FCI shall meet with BNPLC to discuss the submission, shall provide any additional information reasonably requested by BNPLC and shall provide a written explanation to BNPLC addressing the issues raised by comments (if any) of BNPLC regarding the submission, including a reasoned analysis supporting any decision by FCI not to modify the submission in accordance with comments of BNPLC.

               10.  INSURANCE REQUIRED AND CONDEMNATION.

               (a) Liability Insurance. Throughout the Term FCI shall maintain commercial general liability insurance against claims for bodily and personal injury, death and property damage occurring in or upon or resulting from any occurrence in or upon the Property under one or more insurance policies that satisfy the requirements set forth in Exhibit ?. FCI shall deliver and maintain with BNPLC for each liability insurance policy required by this Lease written confirmation of the policy and the scope of the coverage provided thereby issued by the applicable insurer or its authorized agent, which confirmation must also satisfy the requirements set forth in Exhibit ?.

               (b) Property Insurance. Throughout the Term FCI will keep all Improvements (including all alterations, additions and changes made to the Improvements) insured against fire and other casualty under one or more property insurance policies that satisfy the requirements set forth in Exhibit ?. FCI shall deliver and maintain with BNPLC for each property insurance policy required by this Lease written confirmation of the policy and the scope of the coverage provided thereby issued by the applicable insurer or its authorized agent, which confirmation must also satisfy the requirements set forth in Exhibit ?. If any of the Property is destroyed or damaged by fire, explosion, windstorm, hail or by any other casualty against which insurance shall have been required hereunder, (i) BNPLC may, but shall not be obligated to, make proof of loss if not made promptly by FCI after notice from BNPLC, (ii) each insurance company concerned is hereby authorized and directed to make payment for such loss directly to BNPLC for application as required by Paragraph 11, and (iii) BNPLC may settle, adjust or compromise any and all claims for loss, damage or destruction under any policy or policies of insurance (provided, that so long as no FCI has made no Issue 97-10 Election, no

Landlord's Election to Continue Construction shall have occurred and no Event of Default shall have occurred and be continuing, BNPLC must obtain FCI's consent to any such settlement). If any casualty shall result in damage to or loss or destruction of the Property, FCI shall give immediate notice thereof to BNPLC and Paragraph 11 shall apply.

         Notwithstanding the foregoing, FCI shall have the right as FCI deems appropriate to settle, adjust or compromise any insurance claim for damage to the Property that cannot reasonably be asserted for more than $3,000,000 if (and after) FCI completes the Construction Project pursuant to the Construction Management Agreement and so long no Event of Default shall have occurred and be continuing; and FCI may directly receive and hold the proceeds of such claim if (and after) FCI completes the Construction Project pursuant to the Construction Management Agreement and so long as no Landlord's Election to Continue Construction shall have occurred and no Event of Default shall have occurred and be continuing and so long as FCI applies such proceeds as required by subparagraph 11.(b).

               (c) Failure to Obtain Insurance. If FCI fails to obtain any insurance or to provide confirmation of any such insurance as required by this Lease, BNPLC shall be entitled (but not required) to obtain the insurance that FCI has failed to obtain or for which FCI has not provided the required confirmation and, without limiting BNPLC's other remedies under the circumstances, BNPLC may require FCI to reimburse BNPLC for the cost of such insurance and to pay interest thereon computed at the Default Rate from the date such cost was paid by BNPLC until the date of reimbursement by FCI.

               (d) Condemnation. Immediately upon obtaining knowledge of the institution of any proceedings for the condemnation of the Property or any portion thereof, or any other similar governmental or quasi-governmental proceedings arising out of injury or damage to the Property or any portion thereof, each party shall notify the other (provided, however, BNPLC shall have no liability for its failure to provide such notice) of the pendency of such proceedings. FCI shall, at its expense, diligently prosecute any such proceedings and shall consult with BNPLC, its attorneys and experts and cooperate with them as reasonably requested in the carrying on or defense of any such proceedings. All proceeds of condemnation awards or proceeds of sale in lieu of condemnation with respect to the Property and all judgments, decrees and awards for injury or damage to the Property shall be paid to BNPLC as Escrowed Proceeds for application as provided in Paragraph 11. BNPLC is hereby authorized, in the name of FCI, at any time when an Event of Default shall have occurred and be continuing, or otherwise with FCI's prior consent, to execute and deliver valid acquittances for, and to appeal from, any such judgment, decree or award concerning condemnation of any of the Property. BNPLC shall not be in any event or circumstances liable or responsible for failure to collect, or to exercise diligence in the collection of, any such proceeds, judgments, decrees or awards.

        Notwithstanding the foregoing provisions of this subparagraph, FCI shall have the right as FCI deems appropriate to settle, adjust or compromise any claim for any taking of less than all or substantially all of the Property if the claim cannot reasonably be asserted for more than $3,000,000 and if (and after) FCI completes the Construction Project pursuant to the Construction Management Agreement and if no Event of Default shall have occurred and be continuing; and FCI may directly receive and hold the proceeds of any such claim if (and after) FCI completes the Construction Project pursuant to the Construction Management Agreement and so long as no Event of Default shall have occurred and be continuing and so long as FCI applies such proceeds as required by subparagraph 11.(b).

        11.    APPLICATION OF INSURANCE AND CONDEMNATION PROCEEDS.

               (a) Collection of Insurance and Condemnation Proceeds Generally. Subject to BNPLC's rights under this Paragraph 11, and so long as no CMA Termination Event shall have occurred and no Event of Default shall have occurred and be continuing, FCI shall be entitled to use all property insurance and condemnation proceeds payable with respect to the Property during the Term for the restoration and repair of the Property or any remaining portion thereof. Except as provided in the last sentence of subparagraph 10.(b) and the last sentence of subparagraph 10.(d), all insurance and condemnation proceeds received with respect to the Property (including proceeds payable under any insurance policy covering the Property which is maintained by FCI) shall be paid to BNPLC and then applied as follows:

                    (i) First, such proceeds shall be used to reimburse BNPLC for any costs and expenses, including Attorneys' Fees, incurred in connection with the collection of such proceeds.

                    (ii) Second, the remainder of such proceeds (the "REMAINING Proceeds") shall be held by BNPLC as Escrowed Proceeds and used to reimburse FCI for the actual cost of the repair, restoration or replacement of the Property. However, any Remaining Proceeds not needed for such purpose shall be applied by BNPLC as Qualified Payments, as provided in subparagraph 11.(c), after FCI notifies BNPLC that they are not needed for repairs, restoration or replacement.

               (b) Administration of Remaining Proceeds; FCI's Obligation to Restore. Any Remaining Proceeds held by BNPLC as Escrowed Proceeds shall be deposited by BNPLC in an interest bearing account as provided in the definition of Escrowed Proceeds in the attached List of Defined Terms and shall be paid to FCI or to third parties as FCI may direct as the applicable repair, restoration or replacement progresses and upon compliance by FCI with such terms, conditions and requirements as may be reasonably imposed by BNPLC, but in no event shall BNPLC be required to pay Escrowed Proceeds to FCI in excess of the actual cost to FCI of the applicable repair, restoration or replacement, as evidenced by invoices or other documentation reasonably satisfactory to BNPLC, it being understood that BNPLC may retain and apply any such excess as a Qualified Payment. In any event, FCI will not be entitled to any abatement or reduction of the Base Rent or any other amount due hereunder except to the extent that such excess Remaining Proceeds result in Qualified Payments which reduce Stipulated Loss Value (and thus payments computed on the basis of Stipulated Loss Value) as provided in the definitions set out in the attached List of Defined Terms. Further, notwithstanding the inadequacy of the Remaining Proceeds held by BNPLC as Escrowed Proceeds, if any, or anything herein to the contrary, FCI must, after any taking of less than all or substantially all of the Property by condemnation and after any damage to the Property by fire or other casualty, either:

                    (i) promptly restore or improve the Property or the remainder thereof to a value no less than sixty percent (60%) of Stipulated Loss Value (computed after the application of any Remaining Proceeds as a Qualified Payment) and to a reasonably safe and sightly condition; or

                    (ii) promptly restore the Property to a reasonably safe and sightly condition and pay to BNPLC for application as a Qualified Payment the amount (if any), as determined by BNPLC, needed to reduce Stipulated Loss Value (computed after the application of such amount and any available Remaining Proceeds as Qualified Payments) to no more than one hundred sixty-seven percent (167%) of the then-current market value of the Property or remainder thereof.

               (c) Special Provisions Concerning CMA Termination Events, Events of Default and Qualified Payments. If a CMA Termination Event shall have occurred, or an Event of Default shall have occurred and be continuing, then notwithstanding the foregoing, BNPLC shall be entitled to receive and collect all insurance or condemnation proceeds payable with respect to the Property, and BNPLC shall be entitled to either, at the discretion of BNPLC, (A) hold all Remaining Proceeds as Escrowed Proceeds until paid to FCI as reimbursement for the actual and reasonable cost of repairing, restoring or replacing the Property when FCI has completed such repair, restoration or replacement, or (B) apply such proceeds as Qualified Payments when and to the extent deemed appropriate by BNPLC.

        When no CMA Termination Event shall have occurred and no Event of Default shall have occurred and be continuing, BNPLC shall apply any Remaining Proceeds paid to it (or other amounts available for application as a Qualified Payment) as a Qualified Payment on any date that BNPLC is directed to do so by a notice from FCI; provided, that if such a notice from FCI specifies an effective date for a Qualified Payment that is less than five Business Days after BNPLC's actual receipt of the notice, BNPLC may postpone the date of the Qualified Payment to any date not later than five Business Days after BNPLC's receipt of the notice. In any event, except when BNPLC is required by the preceding sentence to apply Remaining Proceeds or other amounts as a Qualified Payment on an Advance Date or Base Rent Date, BNPLC may deduct Breakage Costs incurred in connection with any Qualified Payment from the Remaining Proceeds or other amounts available for application as the Qualified Payment, and FCI will reimburse BNPLC upon request for any such Breakage Costs that BNPLC incurs but does not deduct.

               (d) Takings of All or Substantially All of the Property. In the event of any taking of all or substantially all of the Property, BNPLC shall be entitled to apply all Remaining Proceeds as a Qualified Payment, notwithstanding the foregoing. In addition, if Stipulated Loss Value immediately prior to any taking of all or substantially all of the Property by condemnation exceeds the sum of the Remaining Proceeds resulting from such condemnation, then BNPLC shall be entitled to recover the excess from FCI upon demand as an additional Qualified Payment, whereupon this Lease shall terminate. Any taking of so much of the Real Property as, in BNPLC's reasonable good faith judgment, makes it impracticable to restore or improve the remainder thereof as required by part
(1) of subparagraph 11.(b) shall be considered a taking of substantially all the Property for purposes of this Paragraph 11.

               (e) Waiver of Subrogation. Without limiting FCI's obligations to make repairs under other provisions of this Lease, BNPLC and FCI each waive any right of recovery against the other, and the other's agents, officers or employees, for any damage to the Property or to the personal property situated from time to time in or on the Real Property resulting from fire or other casualty covered by a valid and collectible insurance policy; provided, however, that the waiver set forth in this subparagraph 11.(e) shall be effective insofar, but only insofar, as compensation for such damage or loss is actually recovered by the waiving party (net of costs of collection) under the policy notwithstanding the waivers set out in this subparagraph. FCI shall cause the insurance policies required of FCI by this Lease to be properly endorsed, if necessary, to prevent any loss of coverage because of the waivers set forth in this subparagraph. If such endorsements are not available at commercially reasonable rates, the waivers set forth in this subparagraph shall be ineffective to the extent that such waivers would cause required insurance with respect to the Property to be impaired.

        12. ADDITIONAL REPRESENTATIONS, WARRANTIES AND COVENANTS OF FCI CONCERNING THE PROPERTY. FCI represents, warrants and covenants as follows:

               (a) Compliance with Covenants and Laws. The use of the Property permitted by this Lease complies, or will comply after FCI obtains available permits as the tenant under this Lease, in all material respects with all Applicable Laws. FCI has obtained or will promptly obtain all utility, building, health and operating permits as may be required by any governmental authority or municipality having jurisdiction over the Property for the construction contemplated herein and the use of the Property permitted by this Lease.

               (b) Operation of Property. FCI shall operate the Property in a good and workmanlike manner and in a manner that causes it to comply in all material respects with Applicable Laws. (For purposes of this Lease, "material" noncompliance with Applicable Law will include any noncompliance, the correction of which has been requested by a governmental authority, or because of which a threat of action against the Property or BNPLC has been asserted by a governmental authority.) FCI shall not use or occupy or allow the use or occupancy of the Property in any manner which violates any Applicable Law in any material respect or which constitutes a public or private nuisance or which makes void, voidable or cancelable any insurance then in force with respect thereto. To the extent that any of the following could, individually or in the aggregate, reduce the value of the Property and leave the Property with a value of less than sixty percent (60%) of Stipulated Loss Value, FCI shall not: (i) initiate or permit any zoning reclassification of the Property; (ii) seek any variance under existing zoning ordinances applicable to the Property; (iii) use or permit the use of the Property in a manner that would result in such use becoming a nonconforming use under applicable zoning ordinances or similar laws, rules or regulations; (iv) execute or file any subdivision plat affecting the Property; or (v) consent to the annexation of the Property to any municipality. If a change in the zoning or other Applicable Laws affecting the permitted use or development of the Property shall occur that BNPLC determines will reduce the then-current market value of the Property, and if after such reduction the then-current market value of the Property shall be less than sixty percent (60%) of Stipulated Loss Value in the reasonable judgment of BNPLC, then FCI shall pay BNPLC an amount equal to such excess for application as a Qualified Payment. FCI shall not cause or consent to any drilling or exploration for, or extraction, removal or production of, minerals from the surface or subsurface of the Property. If FCI receives a notice or claim from any federal, state or other governmental authority that the Property is not in compliance with any Applicable Law in any material respect, or that any action may be taken against BNPLC because the Property does not comply with any Applicable Law, FCI shall promptly furnish a copy of such notice or claim to BNPLC.

        Notwithstanding the foregoing, FCI may in good faith, by appropriate proceedings, contest the validity and applicability of any Applicable Law with respect to the Property, and pending such contest FCI shall not be deemed in default hereunder because of the violation of such Applicable Law, if FCI diligently prosecutes such contest to completion in a manner reasonably satisfactory to BNPLC, and if FCI promptly causes the Property to comply with any such Applicable Law upon a final determination by a court of competent jurisdiction that the same is valid and applicable to the Property; provided, however, in any event such contest shall be concluded and the violation of such Applicable Law must be corrected by FCI and any claims asserted against BNPLC or the Property because of such violation must be paid by FCI, all prior to the earlier of (i) the date that any criminal action is overtly threatened or instituted against BNPLC or any of its directors, officers or employees because of such violation, (ii) the date that any action is taken or overtly threatened by any governmental authority against BNPLC or any property owned by BNPLC (including the Property) because of such violation, (iii) a Designated Sale Date upon which, for any reason, FCI or an Affiliate of FCI or any Applicable Purchaser shall not purchase BNPLC's interest in the Property pursuant to the Purchase Agreement for a net price to BNPLC (when taken together with any additional payments made by FCI pursuant to Paragraph 1(A)(2) of the Purchase Agreement, in the case of a purchase by an Applicable Purchaser) equal to Stipulated Loss Value, or (iv) any date upon which the Construction Management Agreement or this Lease or FCI's Initial Remarketing Rights and Obligations may be terminated because of or following any Issue 97-10 Election.

               (c) Debts for Construction, Maintenance, Operation or Development. FCI shall cause all debts and liabilities incurred in the construction, maintenance, operation or development of the Property, including all debts and liabilities for labor, material and equipment and all debts and charges for utilities servicing the Property, to be promptly paid; provided, nothing in this subparagraph will be construed to make

FCI liable for Liens Removable by BNPLC or Excluded Taxes.

        Notwithstanding the foregoing, FCI may in good faith, by appropriate proceedings, contest the validity, applicability or amount of any asserted mechanic's or materialmen's lien and pending such contest FCI shall not be deemed in default under this subparagraph because of the contested lien if (1) within thirty days after being asked to do so by BNPLC, FCI bonds over to BNPLC's reasonable satisfaction all such contested liens against the Property alleged to secure an amount in excess of $5,000,000 (individually or in the aggregate), (2) FCI diligently prosecutes such contest to completion in a manner reasonably satisfactory to BNPLC, and (3) FCI promptly causes to be paid any amount adjudged by a court of competent jurisdiction to be due, with all costs and interest thereon, promptly after such judgment becomes final; provided, however, that in any event each such contest shall be concluded and the lien, interest and costs must be paid by FCI prior to the earlier of (i) the date that any criminal action is overtly threatened or instituted against BNPLC or its directors, officers or employees because of the nonpayment thereof, (ii) the date that any writ or order is issued under which the Property or any other property in which BNPLC has an interest may be seized or sold or any other action is taken or overtly threatened against BNPLC or any property in which BNPLC has an interest because of the nonpayment thereof, (iii) a Designated Sale Date upon which, for any reason, FCI or an Affiliate of FCI or any Applicable Purchaser shall not purchase BNPLC's interest in the Property pursuant to the Purchase Agreement for a net price to BNPLC (when taken together with any additional payments made by FCI pursuant to Paragraph 1(A)(2) of the Purchase Agreement, in the case of a purchase by an Applicable Purchaser) equal to Stipulated Loss Value, or (iv) any date upon which the Construction Management Agreement or this Lease or FCI's Initial Remarketing Rights and Obligations may be terminated because of or following any Issue 97-10 Election

               (d) Repair, Maintenance, Alterations and Additions. FCI shall keep the Property in good order, operating condition and appearance, causing all necessary repairs, renewals and replacements to be promptly made, and will not allow any of the Property to be materially misused, abused or wasted. To the extent that any of the following could, individually or in the aggregate, reduce the value of the Property and leave the Property with a value of less than sixty percent (60%) of Stipulated Loss Value, FCI shall not: (i) fail to promptly replace any worn-out fixtures or material items of tangible Personal Property covered by this Lease with fixtures or other tangible Personal Property comparable to the replaced fixtures or Personal Property when new, (ii) remove from the Property any fixtures or tangible Personal Property of significant value covered by this Lease except such as are replaced by FCI by articles of equal suitability and value, free and clear of any Lien other than Permitted Encumbrances or Liens Removable by BNPLC, or (iii) make any significant alterations to any Improvements after they are completed. Without limiting the foregoing, FCI will notify BNPLC before making any alterations to the Improvements which could materially reduce the market value of the Property or which change the general character of the Property or which impair in any significant manner the useful life or utility of any Improvements.

        Nothing in this subparagraph is intended to limit FCI's rights and obligations under other provisions of this Lease with respect to the construction of the initial or any subsequent Construction Project permitted by other provisions of this Lease.

               (e) Compliance With Permitted Encumbrances and Development Contracts. FCI shall comply with and will cause to be performed all of the covenants, agreements and obligations imposed upon the owner of any interest in the Property by the Permitted Encumbrances or the Development Contracts. Without limiting the foregoing, FCI shall cause all amounts to be paid when due, the payment of which is secured by any Lien against the Property created by the Permitted Encumbrances.

               (f) Modification of Permitted Encumbrances and Development Contracts. FCI shall not enter into, initiate, approve or consent to any modification of any Permitted Encumbrance or Development Contract that would create or expand or purport to create or expand obligations or restrictions which would encumber the Property without the prior consent of BNPLC. Whether BNPLC must give any such consent requested by FCI during the term of this Lease shall be governed by subparagraph 7.(a).

               (g) Books and Records Concerning the Property. FCI shall keep books and records that are accurate and complete in all material respects for the Property and will, subject to Paragraph 27, permit all such books and records (including all contracts, statements, invoices, bills and claims for labor, materials and services supplied for the construction and operation of any Improvements) to be inspected and copied by BNPLC.

        13.    ASSIGNMENT AND SUBLETTING BY FCI.

               (a) BNPLC's Consent Required. Without the prior consent of BNPLC, FCI shall not assign, transfer, mortgage, pledge or hypothecate this Lease or any interest of FCI hereunder and shall not sublet all or any part of the Property, by operation of law or otherwise; provided, that, if (and after) FCI completes the Construction Project pursuant to the Construction Management Agreement and so long as no Event of Default has occurred and is continuing, FCI shall be entitled without the consent of BNPLC to (1) assign FCI's rights under this Lease and the other Operative Documents to an Affiliate of FCI (including any Affiliate of FCI that is the surviving entity after a merger permitted by subsection 3.04(a) of Schedule A attached to the Guaranty) pursuant to a written assignment unconditionally providing that the Affiliate assumes FCI's obligations hereunder and thereunder and (unless FCI has been merged into the Affiliate pursuant to a merger permitted by subsection 3.04(a) of Schedule A attached to the Guaranty) that FCI ratifies and confirms for the benefit of BNPLC FCI's responsibility and liability to BNPLC under this Lease and the other Operative Documents, and (2) sublet all or any portion of the Property if:

                    (i) any sublease by FCI is made expressly subject and subordinate to the terms hereof;

                    (ii) no sublease purports to grant the subtenant thereunder rights to use or occupy the Property after the expiration or termination of this Lease, other than rights expressly conditioned upon a purchase by FCI of the Property pursuant to the Purchase Agreement;

                    (iii) the uses permitted by such sublease are limited to uses expressly permitted by subparagraph 3.(a) above; and

                    (iv) less than forty-nine percent (49%) of any completed Improvements are at any time subleased by FCI to anyone other than its own Affiliates.

               (b) Standard for BNPLC's Consent to Assignments and Certain Other Matters. Consents and approvals of BNPLC which are required by this Paragraph 13 will not be unreasonably withheld, but FCI acknowledges that BNPLC's withholding of such consent or approval shall be reasonable if BNPLC determines in good faith that (1) giving the approval may materially increase BNPLC's risk of liability for any existing or future environmental problem, (2) giving the approval is likely to substantially increase BNPLC's administrative burden of complying with or monitoring FCI's compliance with the requirements of this Lease, or (3) any transaction for which FCI has requested the consent or approval would negate FCI's representations in this Lease regarding ERISA or cause this Lease or the other documents referenced herein to constitute a violation of any provision of ERISA.

               (c) Consent Not a Waiver. No consent by BNPLC to a sale, assignment, transfer, mortgage, pledge or hypothecation of this Lease or FCI's interest hereunder, and no assignment or subletting of the Property or any part thereof in accordance with this Lease or otherwise with BNPLC's consent, shall release FCI from liability hereunder; and any such consent shall apply only to the specific transaction thereby authorized and shall not relieve FCI from any requirement of obtaining the prior consent of BNPLC to any further sale, assignment, transfer, mortgage, pledge or hypothecation of this Lease or any interest of FCI hereunder.

        14.    ASSIGNMENT BY BNPLC.

               (a) Restrictions on Transfers. Except by a Permitted Transfer, BNPLC shall not assign, transfer, mortgage, pledge, encumber or hypothecate this Lease or the other Operative Documents or any interest of BNPLC in and to the Property during the Term without the prior consent of FCI.

               (b) Effect of Permitted Transfer or other Assignment by BNPLC. If, without breaching subparagraph 14.(a), BNPLC sells or otherwise transfers the Property and assigns all of its rights under this Lease and the other Operative Documents, and if BNPLC's successor in interest to all such rights assumes in writing for the benefit of FCI BNPLC's obligations under this Lease and the other Operative Documents on and subject to the express terms and conditions set out herein and therein, then BNPLC shall thereby be released from any obligations arising after such assumption under this Lease or the other Operative Documents (other than any liability for a breach of the landlord's obligation to provide Construction Advances), and FCI shall look solely to each successor in interest of BNPLC for performance of such obligations.

        15.    BNPLC'S RIGHT OF ACCESS.

               (a) BNPLC and BNPLC's representatives may enter the Property, after three Business Days advance notice to FCI (except in the event of an emergency, when no advance notice will be required), for the purpose of performing any work BNPLC is authorized to undertake by the next subparagraph or for the purpose confirming whether FCI has complied with the requirements of this Lease at any time BNPLC may reasonably question such compliance. So long as FCI remains in possession of the Property, BNPLC or BNPLC's representative will, before making any such inspection or performing any such work on the Property, if then requested to do so by FCI to maintain security: (i) sign in at FCI's security or information desk if FCI has such a desk on the premises, (ii) wear a visitor's badge or other reasonable identification provided by FCI when BNPLC or BNPLC's representative first arrives at the Property, (iii) permit an employee of FCI to observe such inspection or work, and (iv) comply with other similar reasonable nondiscriminatory security, health or safety requirements of FCI, as FCI may establish from time to time in accordance with good industry practices, provided that such other requirements do not, individually or in the aggregate, substantially interfere with or delay inspections or work of BNPLC authorized by this Lease.

               (b) If FCI fails to perform any act or to take any action which hereunder FCI is required to perform or take, or to pay any money which hereunder FCI is required to pay, and if such failure or action constitutes an Event of Default or causes BNPLC or any director, officer, employee or Affiliate of BNPLC to be overtly threatened with criminal prosecution or renders BNPLC's interest in the Property or any part thereof at risk of forfeiture by forced sale or otherwise, then in addition to any other remedies specified herein or otherwise available, BNPLC may, perform or cause to be performed such act or take such action or pay such money. Any expenses so incurred by BNPLC, and any money so paid by BNPLC, shall be a demand obligation owing by FCI to BNPLC. Further, BNPLC, upon making such payment, shall be subrogated to all of the rights of the person, corporation or body politic receiving such payment. But nothing herein shall imply any duty upon the part of BNPLC to do any work which under any provision of this Lease FCI may be required to perform, and the performance thereof by BNPLC shall not constitute a waiver of FCI's default. BNPLC may during the progress of any such work permitted by BNPLC hereunder on or in the Property keep and store upon the Property all necessary materials, tools, and equipment. BNPLC shall not in any event be liable for inconvenience, annoyance, disturbance, loss of business, or other damage to FCI or the subtenants of FCI by reason of making such repairs or the performance of any such work on or in the Property, or on account of bringing materials, supplies and equipment into or through the Property during the course of such work (except for liability in connection with death or injury or damage to the property of third parties caused by [and attributed by any applicable principles of comparative fault to] the Established Misconduct of BNPLC), and the obligations of FCI under this Lease shall not thereby be excused in any manner.

        16. OTHER REPRESENTATIONS, WARRANTIES AND COVENANTS OF FCI. FCI represents, warrants and covenants as follows:

               (a) Negative Covenants. Without the prior written consent of BNPLC in each case, neither FCI nor any of its Affiliates shall:

               (i) Multi employer ERISA Plans. Incur or permit any Affiliate to incur any obligation to contribute to any "Multi employer plan" as defined in Section 4001 of ERISA.

               (ii) Prohibited ERISA Transaction. Enter into any transaction which would cause this Lease or the other Operative Documents or any other document executed in connection herewith (or any exercise of BNPLC's rights hereunder or thereunder) to constitute a non-exempt prohibited transaction under ERISA.

               (b) Financial Statements; Required Notices; Certificates as to Default(b) Financial Statements; Required Notices; Certificates as to Default. To the extent not so delivered by Guarantor, FCI shall deliver to BNPLC and to each Participant of which FCI has been notified:

               (i) copies of all financial statements, certificates, notices and other information that Guarantor is required to provide by
        Part 2 of Schedule A attached to the Guaranty prior to the deadlines for delivery established thereunder;

               (ii) together with the annual and quarterly financial statements furnished in accordance with subparagraph 16.(b)(i), a certificate of a Responsible Financial Officer of Guarantor in the form attached hereto as Exhibit G certifying (a) that no Event of Default or material Default by FCI has occurred and is continuing (or, if an Event of Default or material Default by FCI has occurred, stating the nature thereof and the action which FCI proposes to take with respect thereto),
        (b) that the representations and warranties by Guarantor and FCI contained in the provisions referenced in Exhibit G from this Lease, the other Operative Documents and the Guaranty are true and correct in all material respects on and as of the date of such certificate as though made on and as of such date, or, if not then true and correct, a brief statement as to why such representations are no longer true and correct, and (c) the accuracy of computations attached thereto demonstrating compliance by Guarantor with the financial covenants established in Schedule A attached to the Guaranty;

               (iii) as soon as possible and in any event within five days after the occurrence of each Event of Default or material Default known to a Responsible Financial Officer of Guarantor, a statement setting forth details of such Event of Default or material Default and the action which FCI has taken and proposes to take with respect thereto;

               (iv) as soon as practicable and in any event within thirty days after a Responsible Financial Officer of FCI knows or has reason to know that any ERISA Termination Event with respect to any Plan has occurred, a statement of a Responsible Financial Officer of FCI describing such ERISA Termination Event and the action, if any, which FCI proposes to take with respect thereto;

               (v) upon request by BNPLC, a statement by FCI and Guarantor in writing certifying that this Lease and the Guaranty are unmodified and in full effect (or, if there have been modifications, that this Lease and the Guaranty are in full effect as modified, and setting forth such modifications) and the dates to which the Base Rent, Commitment Fees and Administrative Agency Fees have been paid and either stating that no default exists hereunder or specifying each such default; it being intended that any such statement may be relied upon by any prospective purchaser or mortgagee of the Property or any prospective Participant;

               (vi) promptly after any change in the rating of the Index Debt of Guarantor by S&P or Moody's, which will result in a change in the Spread (as defined in the List of Defined Terms), a certificate of a Responsible Financial Officer of Guarantor advising BNPLC of the ratings after the change; and

               (vii) such other information respecting the condition or operations, financial or otherwise, of FCI, of its Affiliates or of the Property as BNPLC or any Participant may from time to time reasonably request.

BNPLC is hereby authorized to deliver a copy of any information or certificate delivered to it pursuant to this subparagraph 16.(b) to any Participant and to any regulatory body having jurisdiction over BNPLC, BNPLC's Parent or any other Participant that requires or requests it.

               (c) No Default or Violation. The execution, delivery and performance by FCI of this Lease do not and will not constitute a breach or default under any other material agreement or contract to which FCI is a party or by which FCI is bound or which affects the Property, and do not violate or contravene any law, order, decree, rule or regulation to which FCI is subject, and such execution, delivery and performance by FCI will not result in the creation or imposition of (or the obligation to create or impose) any lien, charge or encumbrance on, or security interest in, FCI's property pursuant to the provisions of any of the foregoing.

               (d) No Suits. Except as disclosed in Schedule 2, there are no judicial or administrative actions, suits, proceedings or investigations pending or, to FCI's knowledge, threatened that will adversely affect the Property or the validity, enforceability or priority of this Lease, and FCI is not in default with respect to any order, writ, injunction, decree or demand of any court or other governmental or regulatory authority that could materially and adversely affect the use, occupancy or operation of the Property. No condemnation or other like proceedings are pending or, to FCI's knowledge, threatened against the Property.

               (e) Enforceability. The execution, delivery and performance by FCI of this Lease and the other Operative Documents are duly authorized and do not require the consent or approval of any governmental body or other regulatory authority that has not heretofore been obtained and are not in contravention of or conflict with any applicable laws or any term or provision of FCI's articles of incorporation or bylaws. This Lease and the Other Operative Documents are valid, binding and legally enforceable obligations of FCI in accordance with its terms, except as such enforcement is affected by bankruptcy, insolvency and similar laws affecting the rights of creditors, generally, and equitable principles of general application.

               (f) Financial Matters. FCI is not "insolvent" on the date hereof (that is, the sum of FCI's absolute and contingent liabilities, including the obligations of FCI under this Lease, does not exceed the fair market value of FCI's assets) and has no outstanding liens, suits, garnishments or court actions which could render FCI insolvent or bankrupt. FCI's capital is adequate for the businesses in which FCI is engaged and intends to be engaged. FCI has not incurred (whether hereby or otherwise), nor does FCI intend to incur or believe that it will incur, debts which will be beyond its ability to pay as such debts mature. There has not been filed by or, to FCI's knowledge, against FCI a petition in bankruptcy or a petition or answer seeking an assignment for the benefit of creditors, the appointment of a receiver, trustee, custodian or liquidator with respect to FCI or any significant portion of FCI's property, reorganization, arrangement, rearrangement, composition, extension, liquidation or dissolution or similar relief under the federal Bankruptcy Code or any state law. The financial statements and all financial data heretofore delivered to BNPLC relating to FCI are true, correct and complete in all material respects.

               (g) Organization. FCI is duly incorporated and legally existing under the laws of the State of Delaware and is duly qualified to do business in the State of California. FCI has all requisite power and has procured or will procure on a timely basis all governmental certificates of authority, licenses, permits, qualifications and other documentation required to fulfill its obligations under this Lease. FCI has the corporate power and adequate authority, rights and franchises to own FCI's property and to carry on FCI's business as now conducted and is duly qualified and in good standing in each state in which the character of FCI's business makes such qualification necessary or, if it is not so qualified in a state other than California, such failure does not have a material adverse effect on the properties, assets, operations or businesses of FCI and its Subsidiaries, taken as a whole.

               (h) ERISA. FCI is not and will not become an "employee benefit plan" (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA. The assets of FCI do not and will not in the future constitute "plan assets" of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101. FCI is not and will not become a "governmental plan" within the meaning of Section 3(32) of ERISA. Transactions by or with FCI are not subject to state statutes regulating investments of and fiduciary obligations with respect to governmental plans. No ERISA Termination Event has occurred with respect to any Plan of FCI and FCI and all its Affiliates are in compliance with ERISA. Neither FCI nor any of its Affiliates is required to contribute to, or has any other absolute or contingent liability in respect of, any "Multi employer plan" as defined in Section 4001 of ERISA. As of the Effective Date no "accumulated funding deficiency" (as defined in Section 412(a) of the Code) exists with respect to any Plan of FCI, whether or not waived by the Secretary of the Treasury or his delegate, and the current value of the benefits of each Plan of FCI, if any, equals or is less than the current value of such Plan's assets available for the payment of such benefits.

               (i) Use of Proceeds. In no event shall the funds from the Initial Funding Advance or any Construction Advance be used (nor have they been used) directly or indirectly for personal, family, household or agricultural purposes or for the purpose, whether immediate, incidental or ultimate, of purchasing, acquiring or carrying any "margin stock" or any "margin securities" (as such terms are defined respectively in Regulation U and Regulation G promulgated by the Board of Governors of the Federal Reserve System) or to extend credit to others directly or indirectly for the purpose of purchasing or carrying any such margin stock or margin securities. FCI represents and warrants that FCI is not engaged principally, or as one of FCI's important activities, in the business of extending credit to others for the purpose of purchasing or carrying such margin stock or margin securities.

               (j) Investment Company Act. FCI is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

               (k) Omissions. None of FCI's representations or warranties contained in this Lease or in any other document, certificate or written statement furnished to BNPLC by or on behalf of FCI in connection with this Lease contains any untrue statement of a material fact or omits a material fact necessary in order to make the statements contained herein or therein (when taken in their entireties) not misleading.

               (l) Not a Foreign Person. FCI is not a "foreign person" within the meaning of Sections 1445 and 7701 of the Code (i.e. FCI is not a non-resident alien, foreign corporation, foreign partnership, foreign trust or foreign estate as those terms are defined in the Code and regulations promulgated thereunder).

               (m) Further Assurances. FCI shall, upon request of BNPLC, (i) promptly correct any error or omission which may be discovered in the contents of this Lease or in any other instrument executed in connection herewith or in the execution or acknowledgment thereof; (ii) execute, acknowledge, deliver and record or file such further instruments and do such further acts as may be necessary, desirable or proper to carry out more effectively the purposes of this Lease and to subject to this Lease any property intended by the terms hereof to be covered hereby, including any renewals, additions, substitutions, replacements or appurtenances to the Property; (iii) execute, acknowledge, deliver, procure and record or file any document or instrument deemed advisable by BNPLC to protect its rights in and to the Property against the rights or interests of third persons; and (iv) provide such certificates, documents, reports, information, affidavits and other instruments and do such further acts as may be necessary, desirable or proper in the reasonable determination of BNPLC to enable BNPLC, BNPLC's Parent and any other Participants to comply with the requirements or requests of any agency or authority having jurisdiction over them.

        17.    EVENTS OF DEFAULT.

               (a) Definition of Events of Default. Each of the following events shall be deemed to be an "EVENT OF DEFAULT" by FCI under this Lease:

               (i) FCI shall fail to pay when first due any Base Rent, any Commitment Fees or any Administrative Agency Fees and such failure shall continue for three Business Days after FCI is notified thereof by BNPLC pursuant to a notice that specifically references this Paragraph 17.(a).

               (ii) FCI shall fail to pay when first due any Rent other than Base Rent, Commitment Fees or Administrative Agency Fees, or FCI shall fail to pay when first due any amount required by the Closing Certificate, and in either case such failure shall continue for thirty days after FCI is notified thereof by BNPLC pursuant to a notice that specifically references this Paragraph 17.(a).

               (iii) FCI shall fail to comply with any term, provision or covenant of this Lease, the Construction Management Agreement or the Closing Certificate, other than as described in the other clauses of this subparagraph 17.(a), and shall not cure such failure prior to the earlier of (A) thirty days after notice thereof is sent to FCI, or (B) the date any writ or order is issued for the levy or sale of any property owned by BNPLC (including the Property) because of such failure or any criminal action is overtly threatened or instituted against BNPLC or any of its directors, officers or employees because of such failure; provided, however, that so long as no such writ or order is issued and no such criminal action is overtly threatened or instituted, the period within which such failure may be cured by FCI shall be extended for a further period (not to exceed an additional one hundred twenty days) as shall be necessary for the curing thereof with diligence, if (but only if) (x) such failure is susceptible of cure but cannot with reasonable diligence be cured within such thirty day period, (y) FCI shall promptly have commenced to cure such failure and shall thereafter continuously prosecute the curing thereof with reasonable diligence and (z) the extension of the period for cure will not, in the case of such a failure that occurs or commences more than thirty-five days prior to the expiration of this Lease, cause the period for cure to extend beyond five days prior to the expiration of this Lease.

               (iv) FCI shall fail to pay the full amount of any Supplemental Payment on the Designated Sale Date as required by the Purchase Agreement.

               (v)       FCI shall abandon the Property.

               (vi) Guarantor, FCI or any of Guarantor's other Subsidiaries shall: (1) be in default with respect to any payment (whether of principal or interest and regardless of amount) in respect of any "Material Indebtedness" (which as used in this provision shall mean any Debt of Guarantor or its applicable Subsidiary [as the case may be] that is owed to BNPLC or BNPLC's Affiliates or that is outstanding in a principal amount of at least $10,000,000 in the aggregate), and such default shall continue beyond the applicable grace period, if any, specified in the agreements or instruments relating to such Material Indebtedness; or (2) be in default under any agreement or instrument relating to any Material Indebtedness and as a result of such default, the Material Indebtedness shall be declared to be due and payable prior to the stated maturity thereof.

               (vii) Guarantor, FCI or any of Guarantor's other Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against Guarantor, FCI or any of Guarantor's other Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization, or seeking the entry of an order for the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of sixty consecutive days, or any of the actions sought in such proceeding (including the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or Guarantor, FCI or any of Guarantor's other Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this clause 17.(a)(vii).

               (viii) Any order, judgment or decree is entered in any proceedings against Guarantor, FCI or any of Guarantor's other Subsidiaries decreeing its dissolution and such order, judgment or decree remains unstayed and in effect for more than sixty days.

               (ix) Any order, judgment or decree is entered in any proceedings against Guarantor decreeing a divestiture of any of its assets that represent a substantial part, or the divestiture of the stock of FCI or any of Guarantor's other Subsidiaries whose assets represent a substantial part, of the total assets of Guarantor and its Subsidiaries (determined on a consolidated basis in accordance with GAAP) or which requires the divestiture of assets, or stock of any of Guarantor's Subsidiaries, which shall have contributed a substantial part of the net income of Guarantor and its Subsidiaries (determined on a consolidated basis in accordance with GAAP) for any of the three fiscal years then most recently ended, and such order, judgment or decree remains unstayed and in effect for more than sixty days.

               (x) A final judgment or order for the payment of money in an amount (not covered by insurance) which exceeds $10,000,000 shall be rendered against Guarantor, FCI or any of Guarantor's other Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment, or (ii) within sixty days after the entry thereof, such judgment or order is not discharged or execution thereof stayed pending appeal, or within thirty days after the expiration of any such stay, such judgment is not discharged.

               (xi) Any ERISA Termination Event that BNPLC determines in good faith would constitute grounds for a termination of any Plan of FCI or for the appointment by the appropriate United States district court of a trustee to administer any Plan of FCI shall have occurred and be continuing thirty days after notice to such effect shall have been given to FCI by BNPLC, or any Plan of FCI shall be terminated, or a trustee shall be appointed by an appropriate United States district court to administer any Plan of FCI, or the Pension Benefit Guaranty Corporation shall institute proceedings to terminate any Plan of FCI or to appoint a trustee to administer any Plan of FCI.

               (xii) FCI or any of its Affiliates shall enter into any transaction which would cause this Lease or any other Operative Document or any other document executed in connection herewith (or any exercise of BNPLC's rights hereunder or thereunder) to constitute a non-exempt prohibited transaction under ERISA.

               (xiii) Guarantor shall breach or repudiate its guarantee of the obligations of FCI under this Lease, the Construction Management Agreement, the Purchase Agreement or the Closing Certificate or Guarantor shall fail to comply with any other covenants of Guarantor in the Guaranty including the obligations of Guarantor set forth Section 10 of the Guaranty.

               (xiv) Any breach by FCI of subparagraph 16.(b)(iii) resulting from FCI's failure to notify BNPLC of a material Default known to a Responsible Financial Officer.

               (xv) Any representation of FCI contained herein or in the other Operative Documents is false or misleading in any material respect, or any certificate delivered to BNPLC by or on behalf of FCI as required by this Lease is false or misleading in any material respect.

               (xvi) Any representation of Guarantor contained in the Guaranty is false or misleading in any material respect, or any certificate, if any, delivered to BNPLC by or on behalf of Guarantor as may be required by the Guaranty is false or misleading in any material respect.

        18.    REMEDIES.

               (a) Basic Remedies. At any time after an Event of Default and after BNPLC has given any notice required by subparagraph 18.(b), BNPLC shall be entitled at BNPLC's option (and without limiting BNPLC in the exercise of any other right or remedy BNPLC may have, and without any further demand or notice except as expressly described in this subparagraph 18.(a)), to exercise any one or more of the following remedies:

                    (i) By notice to FCI, BNPLC may terminate FCI's right to possession of the Property. A notice given in connection with unlawful detainer proceedings specifying a time within which to cure a default shall terminate FCI's right to possession if FCI fails to cure the default within the time specified in the notice.

                    (ii) Upon termination of FCI's right to possession and without further demand or notice, BNPLC may re-enter the Property in any manner not prohibited by Applicable Law and take possession of all improvements, additions, alterations, equipment and fixtures thereon and remove any persons in possession thereof. Any property on the Land or in the Improvements may be removed and stored in a warehouse or elsewhere at the expense and risk of and for the account of FCI.

                    (iii) Upon termination of FCI's right to possession, this Lease shall terminate and BNPLC may recover from FCI:

                              a) The worth at the time of award of the unpaid
               Rent which had been earned at the time of termination;

                              b) The worth at the time of award of the amount by
               which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that FCI proves could have been reasonably avoided;

                              c) The worth at the time of award of the amount by
               which the unpaid Rent for the balance of the scheduled Term after the time of award exceeds the amount of such rental loss that FCI proves could be reasonably avoided; and

                              d) Any other amount necessary to compensate BNPLC
               for all the detriment proximately caused by FCI's failure to perform FCI's obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, the costs and expenses (including Attorneys' Fees, advertising costs and brokers' commissions) of recovering possession of the Property, removing persons or property therefrom, placing the Property in good order, condition, and repair, preparing and altering the Property for reletting, all other costs and expenses of reletting, and any loss incurred by BNPLC as a result of FCI's failure to perform FCI's obligations under the Other Operative Documents.

               The "WORTH AT THE TIME OF AWARD" of the amounts referred to in subparagraph 18.(a)(iii)a) and subparagraph 18.(a)(iii)b) shall be computed by allowing interest at ten percent (10%) per annum or such other rate as may be the maximum interest rate then permitted to be charged under California law at the time of computation. The "WORTH AT THE TIME OF AWARD" of the amount referred to in subparagraph 18.(a)(iii)c) shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

                              e) Such other amounts in addition to or in lieu of
               the foregoing as may be permitted from time to time by applicable California law.

               (iv) BNPLC shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in force even after lessee's breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign, subject only to reasonable limitations). Accordingly, even if FCI breaches this Lease and abandons the Property, this Lease shall continue in effect for so long as BNPLC does not terminate FCI's right to possession, and BNPLC may enforce all of BNPLC's rights and remedies under this Lease, including the right to recover the Rent as it becomes due under this Lease. FCI's right to possession shall not be deemed to have been terminated by BNPLC except pursuant to subparagraph 18.(a)(i) hereof. The following shall not constitute a termination of FCI's right to possession:

                         (a) Acts of maintenance or preservation or efforts to relet the Property;

                         (b) The appointment of a receiver upon the initiative of BNPLC to protect BNPLC's interest under this Lease; or

                         (c) Reasonable withholding of consent to an assignment or subletting, or terminating a subletting or assignment by FCI.

               (b) Notice Required So Long As FCI 's Purchase Option and Initial Remarketing Rights and Obligations Continue Under the Purchase Agreement. So long as FCI remains in possession of the Property and there has been no termination of FCI's Purchase Option and FCI's Initial Remarketing Rights and Obligations as provided Paragraph 4 of the Purchase Agreement, BNPLC's right to exercise remedies provided in subparagraph 18.(a) will be subject to the condition precedent that BNPLC shall have notified FCI of BNPLC's intent to exercise remedies provided in subparagraph 18.(a) at least sixty days prior to exercising the remedies. The condition precedent is intended to provide FCI with an opportunity to exercise FCI's Purchase Option or FCI's Initial Remarketing Rights and Obligations before losing possession of the Property pursuant to subparagraph 18.(a). The condition precedent is not, however, intended to extend any period for curing an Event of Default. Accordingly, if an Event of Default has occurred, and regardless of whether any Event of Default is then continuing, BNPLC may proceed immediately to exercise remedies provided in subparagraph 18.(a) at any time after the earlier of (i) sixty days after BNPLC has given such a notice to FCI, (ii) any date upon which FCI relinquishes possession of the Property, or (iii) any termination of FCI's Purchase Option and FCI's Initial Remarketing Rights and Obligations.

               (c) Enforceability. This Paragraph 18 shall be enforceable to the maximum extent not prohibited by Applicable Law, and the unenforceability of any provision in this Paragraph shall not render any other provision unenforceable.

               (d) Remedies Cumulative. No right or remedy herein conferred upon or reserved to BNPLC is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing under Applicable Law or in equity; however, before exercising any right or remedy available under Applicable Law or in equity to evict FCI from the Property or to terminate FCI's right of occupancy hereunder, BNPLC shall give FCI any sixty days notice required in subparagraph 18.(b). In addition to other remedies provided in this Lease, BNPLC shall be entitled, to the extent permitted by Applicable Law or in equity, to injunctive relief in case of the violation, or attempted or threatened violation, of any of the covenants, agreements, conditions or provisions of this Lease, or to a decree compelling performance of any of the other covenants, agreements, conditions or provisions of this Lease to be performed by FCI, or to any other remedy allowed to BNPLC at law or in equity. Nothing contained in this Lease shall limit or prejudice the right of BNPLC to prove for and obtain in proceedings for bankruptcy or insolvency of FCI by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above. Without limiting the generality of the foregoing, nothing contained herein shall modify, limit or impair any of the rights and remedies of BNPLC under the Purchase Agreement, and BNPLC shall not be required to give the sixty day notice described in subparagraph 18.(a) as a condition to any acceleration of the Designated Sale Date or to taking any action to enforce the Purchase Agreement or the Closing Certificate.

        19. DEFAULT BY BNPLC. If BNPLC should default in the performance of any of its obligations under this Lease, BNPLC shall have the time reasonably required, but in no event less than thirty days, to cure such default after receipt of notice from FCI specifying such default and specifying what action FCI believes is necessary to cure the default. If FCI prevails in any litigation brought against BNPLC because of BNPLC's failure to cure a default within the time required by the preceding sentence, then FCI shall be entitled to an award against BNPLC for the monetary damages proximately caused to FCI by such default.

        Notwithstanding the foregoing, BNPLC's right to cure as provided in this Paragraph 19 will not in any event extend the time within which BNPLC must remove Liens Removable by BNPLC as required to consummate a conveyance of BNPLC's interest in the Property required by the Purchase Agreement.

        20. QUIET ENJOYMENT. Provided FCI pays the Base Rent and all Additional Rent payable hereunder as and when due and payable and keeps and fulfills all of the terms, covenants, agreements and conditions to be performed by FCI hereunder, BNPLC shall not during the Term disturb FCI's peaceable and quiet enjoyment of the Property; however, such enjoyment shall be subject to the terms, provisions, covenants, agreements and conditions of this Lease, to Permitted Encumbrances, to Development Documents and to any other claims not constituting Liens Removable by BNPLC. If any Lien Removable by BNPLC is claimed against the Property, including any judgment lien securing a Deductible Judgment against BNPLC, BNPLC will remove the Lien Removable by BNPLC promptly. However, BNPLC shall not be responsible for any Lien that is expressly excluded from the definition of Liens Removable by BNPLC in the attached List of Defined Terms. Any breach by BNPLC of this Paragraph shall render BNPLC liable to FCI for any monetary damages proximately caused thereby, but as more specifically provided in Paragraph 2 above, no such breach shall entitle FCI to terminate this Lease or excuse FCI from its obligation to pay Base Rent and other amounts hereunder.

        21. SURRENDER UPON TERMINATION. Unless FCI or an Applicable Purchaser purchases BNPLC's entire interest in the Property pursuant to the terms of the Purchase Agreement, FCI shall, upon the termination of FCI's right to occupancy, surrender to BNPLC the Property, including any buildings, alterations, improvements, replacements or additions constructed by FCI, with all fixtures and furnishings included in the Property, but not including movable furniture and movable personal property not covered by this Lease, free of all Hazardous Substances (including Permitted Hazardous Substances) and tenancies and, to the extent required by BNPLC, with all Improvements in substantially the same condition as of the date the same were initially completed, excepting only (i) ordinary wear and tear that occurs between the maintenance, repairs and replacements required by other provisions of this Lease, and (ii) alterations and additions which are expressly permitted by the terms of this Lease and which have been completed by FCI in a good and workmanlike manner in accordance with all Applicable Laws. Any movable furniture or movable personal property belonging to FCI or any party claiming under FCI, if not removed at the time of such termination and if BNPLC shall so elect, shall be deemed abandoned and become the property of BNPLC without any payment or offset therefor. If BNPLC shall not so elect, BNPLC may remove such property from the Property and store it at FCI's risk and expense. FCI shall bear the expense of repairing any damage to the Property caused by such removal by BNPLC or FCI.

        22. HOLDING OVER BY FCI. Should FCI not purchase BNPLC's right, title and interest in the Property as provided in the Purchase Agreement, but nonetheless continue to hold the Property after the termination of this Lease without BNPLC's consent, whether such termination occurs by lapse of time or otherwise, such holding over shall constitute and be construed as a tenancy from day to day only, at a daily Base Rent equal to: (i) Stipulated Loss Value on the day in question, times (ii) (A) the Prime Rate in effect for such day so long as the holdover period does not extend beyond ninety days and (B) for each such day beginning with the ninety-first day after the holdover commences, two percent (2%) above the Prime Rate; divided by (iii) three hundred and sixty; subject, however, to all of the terms, provisions, covenants and agreements on the part of FCI hereunder. No payments of money by FCI to BNPLC after the termination of this Lease shall reinstate, continue or extend the Term of this Lease and no extension of this Lease after the termination thereof shall be valid unless and until the same shall be reduced to writing and signed by both BNPLC and FCI.

        23. INDEPENDENT OBLIGATIONS EVIDENCED BY THE OTHER OPERATIVE DOCUMENTS. FCI acknowledges and agrees that nothing contained in this Lease shall limit, modify or otherwise affect any of FCI's obligations under the other Operative Documents, which obligations are intended to be separate, independent and in addition to, and not in lieu of, the obligations set forth herein. In the event of any inconsistency between the terms and provisions of the Purchase Agreement and the terms and provisions of this Lease, the terms and provisions of the Purchase Agreement shall control. In the event of any inconsistency between the terms and provisions of the Closing Certificate or Construction Management Agreement and the terms and provisions of this Lease, the terms and provisions of this Lease shall control; provided, nothing in this Lease shall be construed to limit or impair the indemnities provided by FCI in the Closing Certificate, including the indemnity therein provided against Environmental Losses, and nothing herein shall limit the obligations of FCI under the Construction Management Agreement.

        24. WAIVER OF JURY TRIAL. BNPLC AND FCI EACH HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS LEASE OR ANY OTHER DOCUMENT OR DEALINGS BETWEEN THEM RELATING TO THIS LEASE OR THE PROPERTY. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. FCI and BNPLC each acknowledge that this waiver is a material inducement to enter into a business relationship, that each has already relied on the waiver in entering into this Lease and the other documents referred to herein, and that each will continue to rely on the waiver in their related future dealings. FCI and BNPLC each further warrants and represents that it has reviewed this waiver with its legal counsel, and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS LEASE OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS LEASE OR THE PROPERTY. In the event of litigation, this Lease may be filed as a written consent to a trial by the court.

        25.    MISCELLANEOUS.

               (a) Notices. Each provision of this Lease, or of any Applicable Laws with reference to the sending, mailing or delivery of any notice or demand hereunder or with reference to the making of any payment required hereunder, shall be deemed to be complied with when and if the following steps are taken:

               (i) All Rent required to be paid by FCI to BNPLC hereunder shall be paid to BNPLC in immediately available funds by wire transfer to:

                        Federal Reserve Bank of New York
                         ABA  026007689 Banque Nationale de Paris
                        /BNP/ BNP San Francisco
                        /AC/  14334000176
                        /Ref/ Solectron (Force Computers Synthetic Lease)

or at such other place and in such other manner as BNPLC may designate in a notice to FCI.

               (ii) All advances paid to FCI by BNPLC hereunder or in connection herewith shall be paid to FCI in immediately available funds at such place and in such manner as FCI may reasonably designate in a notice signed by FCI's Treasurer or Chief Financial Officer to BNPLC.

               (iii) All notices, demands, approvals, consents and other communications to be made hereunder to or by the parties hereto must, to be effective for purpose of this Lease, be in writing. Notices, demands and other communications required or permitted hereunder are to be sent to the addresses set forth below (or in the case of communications to Participants, at the addresses set forth in Schedule 1 to the Participation Agreement) and shall be given by any of the following means: (A) personal service, with proof of delivery or attempted delivery retained; (B) electronic communication, whether by telex, telegram or telecopying (if confirmed in writing sent by United States first class mail, return receipt requested); or (C) registered or certified first class mail, return receipt requested. Such addresses may be changed by notice to the other parties given in the same manner as provided above. Any notice or other communication sent pursuant to clause (A) or (C) hereof shall be deemed received (whether or not actually received) upon first attempted delivery at the proper notice address on any Business Day between 9:00 A.M. and 5:00 P.M., and any notice or other communication sent pursuant to clause (B) hereof shall be deemed received upon dispatch by electronic means.

                                 Address of BNPLC:

                                 BNP Leasing Corporation
                                 12201 Merit Drive
                                 Suite 860
                                 Dallas, Texas 75251
                                 Attention: Lloyd G. Cox
                                 Telecopy: (214) 788-9140

                                 With a copy to:

                                 Banque Nationale de Paris, San Francisco
                                 180 Montgomery Street

                                 San Francisco, California 94104
                                 Attention: Rafael Lumanlan or Gavin Holles
                                 Telecopy: (415) 296-8954

                                 And with a copy to:

                                 Clint Shouse
                                 Thompson & Knight, P.C.
                                 1700 Pacific Avenue
                                 Suite 3300
                                 Dallas, Texas 75201
                                 Telecopy: (214) 969-1550

                                 Address of FCI:

                                 Force Computers, Inc.
                                 777 Gibraltar Drive, Building #5
                                 Milpitas, CA  95035
                                 Attn: Chief Financial Officer
                                 Telecopy: (408) 956-6059

                                 With a copy to:

                                 Wilson, Sonsini, Goodrich & Rosati
                                 650 Page Mill
                                 Palo Alto, California  94304-1050
                                 Attention:  Real Estate Department/DSS
                                 Telecopy: (415) 493-6811

               (b) Severability. If any term or provision of this Lease or the application thereof shall to any extent be held by a court of competent jurisdiction to be invalid and unenforceable, the remainder of this Lease, or the application of such term or provision other than to the extent to which it is invalid or unenforceable, shall not be affected thereby.

               (c) No Merger. There shall be no merger of this Lease or of the leasehold estate created hereby created with any other interest in the Property by reason of the fact that the same person may acquire or hold, directly or indirectly, this Lease or the leasehold estate created hereby and any other interest in the Property, unless all Persons with an interest in the Property that would be adversely affected by any such merger specifically agree in writing that such a merger shall occur.

               (d) No Implied Waiver. The failure of BNPLC or FCI to insist at any time upon the strict performance of any covenant or agreement or to exercise any option, right, power or remedy contained in this Lease shall not be construed as a waiver or a relinquishment thereof for the future. The waiver of or redress for any breach of this Lease shall not prevent a similar subsequent act from constituting a violation. Any express waiver shall affect only the term or condition specified in such waiver and only for the time and in the manner specifically stated therein. A receipt by BNPLC of any Base Rent or other payment hereunder with knowledge of the breach of any covenant or agreement contained in this Lease shall not be deemed a waiver of such breach, and no waiver of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by the waiving party.

               (e) NO IMPLIED REPRESENTATIONS BY BNPLC. BNPLC AND BNPLC'S AGENTS HAVE MADE NO REPRESENTATIONS OR PROMISES WITH RESPECT TO THE PROPERTY EXCEPT AS EXPRESSLY SET FORTH HEREIN AND IN THE OTHER OPERATIVE DOCUMENTS, AND NO RIGHTS, EASEMENTS OR LICENSES ARE ACQUIRED BY FCI BY IMPLICATION OR OTHERWISE EXCEPT AS EXPRESSLY SET FORTH IN THIS LEASE AND THE OTHER OPERATIVE DOCUMENTS.

               (f) Entire Agreement. This Lease and the other Operative Documents and the other documents dated as of the Effective Date which are being executed by FCI and executed or accepted by BNPLC contemporaneously with the execution of this Lease supersede any prior negotiations and agreements between BNPLC and FCI concerning the Property, and no amendment or modification of this Lease shall be binding or valid unless expressed in a writing executed by both parties hereto.

               (g) Binding Effect. All of the covenants, agreements, terms and conditions to be observed and performed by the parties hereto shall be applicable to and binding upon their respective successors and, to the extent assignment is permitted hereunder, their respective assigns.

               (h) Time is of the Essence. Time is of the essence as to all obligations of FCI and BNPLC and all notices required of FCI and BNPLC under this Lease.

               (i) Governing Law. This Lease shall be governed by and construed in accordance with the laws of the State of California without regard to conflict or choice of laws.

               (j) Paragraph Headings. The paragraph headings contained in this Lease are for convenience only and shall in no way enlarge or limit the scope or meaning of the various and several paragraphs hereof.

               (k) Other Terms and References. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural and vice versa, unless the context otherwise requires. References herein to Paragraphs, subparagraphs or other subdivisions shall refer to the corresponding Paragraphs, subparagraphs or subdivisions of this Lease, unless specific reference is made to another document or instrument. References herein to any Schedule or Exhibit shall refer to the corresponding Schedule or Exhibit attached hereto, which shall be made a part hereof by such reference. All capitalized terms used in this Lease which refer to other documents shall be deemed to refer to such other documents as they may be renewed, extended, supplemented, amended or otherwise modified from time to time, provided such documents are not renewed, extended or modified in breach of any provision contained herein or therein or, in the case of any other document to which BNPLC is a party or of which BNPLC is an intended beneficiary, without the consent of BNPLC. All accounting terms used but not specifically defined herein shall be construed in accordance with GAAP. The words "this Lease", "herein", "hereof", "hereby", "hereunder" and words of similar import when used in this Lease refer to this Lease as a whole and not to any particular subdivision unless expressly so limited. The phrases "this Paragraph" and "this subparagraph" and similar phrases used herein refer only to the Paragraphs or subparagraphs in which the phrase occurs. As used herein the word "or" is not exclusive. As used herein the words "include", "including" and similar terms shall be construed as if followed by "without limitation to".

               (l) Not a Partnership, Etc. NOTHING IN THIS LEASE IS INTENDED TO BE OR TO CREATE ANY PARTNERSHIP, JOINT VENTURE, OR OTHER JOINT ENTERPRISE BETWEEN BNPLC

AND FCI. NEITHER THE EXECUTION OF THIS LEASE NOR THE ADMINISTRATION OF THIS LEASE OR OTHER DOCUMENTS REFERENCED HEREIN BY BNPLC, NOR ANY OTHER RIGHT, DUTY OR OBLIGATION OF BNPLC UNDER OR PURSUANT TO THIS LEASE OR SUCH DOCUMENTS IS INTENDED TO BE OR TO CREATE ANY FIDUCIARY OBLIGATIONS OF BNPLC TO FCI.

        26. INCOME TAX REPORTING. BNPLC and FCI intend this Lease and the Purchase Agreement to have a form for income taxes which is different than the form of this Lease and the Purchase Agreement for other purposes, and thus the parties acknowledge and agree as follows:

                    (a) FOR PURPOSES OF DETERMINING THEIR RESPECTIVE FEDERAL,
               STATE AND LOCAL INCOME TAX OBLIGATIONS, BNPLC and FCI believe and intend that this Lease and the Purchase Agreement constitute a financing arrangement or conditional sale. Both BNPLC and FCI agree to report this Lease and the Purchase Agreement as a financing arrangement or conditional sale on their respective income tax returns (the "REQUIRED REPORTING"), unless such Required Reporting is challenged in writing by the Internal Revenue Service or another governmental authority with jurisdiction (a "TAX CHALLENGE"). Consistent with the foregoing, BNPLC and FCI expect that FCI (and not BNPLC) shall be treated as the true owner of the Property for income tax purposes, thereby entitling FCI (and not BNPLC) to take depreciation deductions and other tax benefits available to the owner. FCI shall also report all interest earned on Escrowed Proceeds as FCI's income for federal, state and local income tax purposes. REFERENCES IN THIS LEASE OR IN THE PURCHASE AGREEMENT TO A "LEASE" OR TO "LEASED PROPERTY" ARE NOT INTENDED FOR INCOME TAX PURPOSES TO REFLECT THE INTENT OF BNPLC OR FCI AS TO THE FORM OF THE TRANSACTIONS COVERED BY, OR THE PROPER CHARACTERIZATION OF, THIS LEASE AND THE PURCHASE AGREEMENT.

                      (b) FOR ALL OTHER PURPOSES, INCLUDING THE DETERMINATION OF
               THE APPROPRIATE FINANCIAL ACCOUNTING FOR THIS LEASE AND THE DETERMINATION OF THEIR RESPECTIVE RIGHTS AND REMEDIES UNDER STATE LAW, BNPLC and FCI believe and intend that (i) this Lease constitutes a true Lease, not a mere financing arrangement, enforceable in accordance with its express terms (and neither this subparagraph 26 nor the provisions referencing this subparagraph on the title page of this Lease nor the corresponding provisions in the Purchase Agreement are intended to affect the enforcement of any other provisions of this Lease or the Purchase Agreement) and (ii) the Purchase Agreement shall constitute a separate and independent contract, enforceable in accordance with the express terms and conditions set forth therein. In this regard, FCI acknowledges that FCI asked BNPLC to participate in the transactions evidenced by this Lease and the Purchase Agreement as a landlord and owner of the Property, not as a lender. Although other transactions might have been used to accomplish similar results, FCI expects to receive certain material accounting and other advantages through the use of a lease transaction. Accordingly, and notwithstanding the Required Reporting for income tax purposes, FCI cannot equitably deny that this Lease and the Purchase Agreement should be construed and enforced in accordance with their respective terms, rather than as a mortgage or other security device, in any action brought by BNPLC to enforce this Lease or the Purchase Agreement.

In the event of a Tax Challenge, BNPLC and FCI shall each provide to the other copies of all notices from the Internal Revenue Service or any other governmental authority presenting the Tax Challenge. Further, before changing from the Required Reporting because of a Tax Challenge, BNPLC and FCI shall each consider in good faith any reasonable suggestions received from the other party to this Lease about an appropriate response to the

Tax Challenge; provided, however, that the suggestions are set forth in a written notice delivered no later than thirty Business Days after the suggesting party is first notified of the Tax Challenge; and, provided further, that when presented with a Tax Challenge, BNPLC and FCI shall each have the right to change from the Required Reporting rather than participate in any litigation or other legal proceeding against the Internal Revenue Service or another governmental authority. In any event, FCI must indemnify and hold harmless BNPLC from and against all liabilities, costs, additional taxes and other expenses that may arise or become due because of any challenge to the Required Reporting or because of any resulting recharacterization of this Lease or the Purchase Agreement required by the Internal Revenue Service or another governmental authority, including any additional taxes that may become due upon any sale under the Purchase Agreement, to the extent (if any) that such liabilities, costs, additional taxes and other expenses are not offset by tax savings resulting from additional depreciation deductions or other tax benefits to BNPLC of the recharacterization.

        27. PROPRIETARY INFORMATION AND CONFIDENTIALITY. FCI shall have no obligation to provide proprietary information (as defined in the next sentence) to BNPLC, except and to the extent that (1) BNPLC reasonably determines that BNPLC cannot accomplish the purposes of BNPLC's inspection of the Property pursuant to the various provisions hereof without evaluating such information, and (2) before conducting any inspections of the Property permitted hereunder BNPLC shall, if requested by FCI, confirm and ratify the confidentiality agreements covering such proprietary information set forth in subparagraph 7.(f). For purposes of this Lease "PROPRIETARY INFORMATION" means FCI's intellectual property, trade secrets and other confidential information of value to FCI about, among other things, FCI's products, marketing and corporate strategies, but in no event will "proprietary information" include any disclosure of substances and materials (and their chemical composition) which are or previously have been present in, on or under the Property at the time of any inspections by BNPLC, nor will "proprietary information" include any additional disclosures reasonably required to permit BNPLC to determine whether the presence of such substances and materials has constituted a violation of Environmental Laws or this Lease. In addition, under no circumstances shall FCI have any obligation to disclose to BNPLC or any other party any proprietary information of FCI (including, without limitation, any pending applications for patents or trademarks, any research and design and any trade secrets) except if and to the limited extent reasonably necessary to comply with the express provisions of this Lease.

        28. USURY SAVINGS CLAUSE. Notwithstanding anything to the contrary contained in this Lease or the other Operative Documents to the contrary, BNPLC does not intend to contract for, charge or collect any amount of money that constitutes interest in excess of the Maximum Rate. As used herein, "MAXIMUM RATE" shall mean, at any time in question, the maximum rate of interest which, under applicable law, may be charged. If, notwithstanding the intention of the parties as explained in Paragraph 26, this Lease and the other Operative Documents should be construed as a financing arrangement under state law, BNPLC and FCI agree that it is their intent in the execution of this Lease and the other Operative Documents to contract in strict compliance with applicable law concerning usury. In furtherance thereof, BNPLC and FCI stipulate and agree that none of the terms and provisions contained in this Lease or in the other Operative Documents shall ever be construed to create a contract to pay for the use, forbearance or detention of money at a rate in excess of the Maximum Rate. Neither FCI nor any other parties now or hereafter becoming liable to BNPLC under the terms of this Lease or the other Operative Documents shall ever be required to pay interest at a rate in excess of the Maximum Rate, and the provisions of this paragraph shall control over all other provisions of this Lease and of the other Operative Documents which may be in apparent conflict herewith. If the Designated Sale Date is accelerated and as a result thereof any amounts payable by FCI to BNPLC under or in connection with this Lease or the other Operative Documents are determined to constitute interest for the actual period of existence of this Lease in excess of the interest that would have accrued at the Maximum Rate for such period, BNPLC shall, at its option, either refund to FCI the amount of such excess or credit such excess as a Qualified Payment (and thus reduce Stipulated Loss Value, the Break Even Price and other amounts, the determination of which depend upon Qualified Payments credited to FCI) and thereby shall render inapplicable any and all penalties of any kind provided by applicable laws as a result of such excess interest. If BNPLC shall receive money (or anything else) which is determined to constitute interest and which would increase the effective interest rate received by BNPLC under or in connection with this Lease or the other Operative Documents to a rate in excess of the Maximum Rate, the amount determined to constitute interest in excess of the Maximum Rate shall, immediately following such determination, at the option of BNPLC, be returned to FCI or credited as a Qualified Payment, in which event any and all penalties of any kind under applicable law as a result of such excess interest shall be inapplicable. If BNPLC shall not actually receive, but shall contract for, request or demand, a payment of money (or anything else) which is determined to constitute interest and which would increase the effective interest rate contracted for or charged to a rate in excess of the Maximum Rate, BNPLC shall be entitled, following such determination, to waive or rescind the contractual claim, request or demand for the amount determined to constitute interest in excess of the lawful rate, in which event any and all penalties of any kind under applicable law as a result of such excess interest shall be inapplicable. By execution of this Lease and the Purchase Documents, FCI agrees that if, at any time, FCI should have reason to believe that the transactions evidenced by this Lease or the other Operative Documents are in fact usurious, it will give BNPLC notice of such condition, and FCI agrees that BNPLC shall have ninety days in which to make appropriate refund or other adjustment in order to correct such condition if it in fact exists. The term "applicable law" as used in this subparagraph shall mean the laws of the State of California or the laws of the United States, whichever laws allow the greater rate of interest, as such laws now exist or may be changed or amended or come into effect in the future.





                          [The signature pages follow.]

        IN WITNESS WHEREOF, FCI and BNPLC have caused this Amended and Restated Lease Agreement to be executed as of July 16, 1998.



                                      "FCI"

                                      FORCE COMPUTERS, INC.


                                      By: /s/ LEONARD J. ZANONI
                                         ---------------------------------------
                                         Printed Name: Leonard J. Zanoni
                                         Title: Vice President & Chief FInancial
                                                Officer

[Continuation of signature pages to Amended and Restated Lease Agreement dated to be effective July 16, 1998]



                                     "BNPLC"

                                     BNP LEASING CORPORATION


                                     By: /s/ LLOYD G. COX
                                        -------------------------------------
                                        Name: LLOYD G. COX
                                        Title: Vice President

                                    Exhibit A

                                LEGAL DESCRIPTION

All of that certain real property situated in the City of San Jose, County of Santa Clara, State of California, described as follows:

Parcel 1 as shown on that Parcel Map filed for record in the office of the Recorder of the County of Santa Clara, State of California on July 1, 1998 in Book 704 of Maps at Pages 11-12.












                               Exhibit A - Page 1

                                    Exhibit B

                             PERMITTED ENCUMBRANCES

    This conveyance is subject to the following matters, but only to the extent the same are still valid and in full force and effect:

1. Liens securing TAXES AND ASSESSMENTS, not yet due and payable.

2.  Easement -
    In Favor Of:  County of Santa Clara
    For:          Ingress and egress
    Recorded:     June 28, 1968 in Book 8174, Page 148, Official Records
    Affects:      a portion of the Land as follows:

           Beginning at the most Northerly corner of that certain 5.545 acre parcel shown upon that certain Record of Survey recorded October 24, 1950 in Book 29 of Maps, at page 6, Santa Clara County Records; thence along the Northeasterly line of said 5.545 acre parcel, said Northeasterly line being also the Southwesterly line of that certain
           0.441 acre parcel described as Parcel Two of Exhibit A in the deed recorded in Book 6500, at pages 101, 102, 103, Official Records of Santa Clara County S. 17(Degree) E. 26.44 feet to the true point of beginning and continuing along said Northeasterly and Southwesterly line S. 17(Degree) E. 34.81 feet; thence leaving said Northeasterly and Southwesterly line N. 11(Degree) 31' 33" E. 48.16 feet to a point on the Northeasterly line of said 0.441 acre parcel thence along last mentioned Northeasterly line N. 17(Degree) W. 18.93 feet to the most Northerly corner thereof, said Northerly corner also being the most Northerly corner of that strip of land 23 feet wide, shown parallel and adjacent to the aforementioned 5.545 acre parcel as shown upon said Record of Survey; thence leaving last said Northerly corner N. 73(Degree) 00' E. 10.29 feet; thence N. 11(Degree) 31' 33" E. 117.37 feet; thence along the arc of a curve to the left the tangent of which bears S. 32(Degree) 47' 30" W. having a radius of 300.00 feet through an angel of 30(Degree) 24' 44" for an arc distance of 159.24 feet to the true point of beginning.

3.  Easement -
    In Favor Of:  City of San Jose, a municipal corporation
    For:          Public service facilities, slope purposes, sanitary sewer
                  purposes
    Recorded:     May 8, 1985 in Book J340, Page 1040, Official Records

    Affects: Those street areas of Fontanoso Avenue, Fontanoso Way, Hellyer Avenue, Branham Lane and Silver Creek Valley Road.

           Reference to the records is hereby made for further particulars, as to the description of the exact location.

4.  Easement -
    In Favor Of:  Pacific Bell
    For:          Underground communication facilities and necessary fixtures and appurtenances
    Recorded:     December 20, 1985 in Book J555, Page 160, Official Records
    Affects:      those portions shown as 1E on Exhibit "B" to deed from B B &
                  K, a general partnership, to the City of San Jose, recorded
                  May 8, 1985 in Book J340, Pages 1045 through 1062.


                               Exhibit B - Page 1

                                    Exhibit C

                        NOTICE BY FCI OF ELECTION NOT TO
                            MAKE CONSTRUCTION-PERIOD
                                INDEMNITY PAYMENT


 - INTENTIONALLY DELETED -


















                               Exhibit C - Page 1

                                    Exhibit D

                      NOTICE OF REQUEST FOR ACTION BY BNPLC


BNP Leasing Corporation
12201 Merit Drive
Suite 860
Dallas, Texas 75251
Attention: Lloyd G. Cox

    Re: Amended and Restated Lease Agreement dated as of July 16, 1998, between FCI, as tenant, and BNP Leasing Corporation, as landlord

Gentlemen:

        Capitalized terms used in this letter are intended to have the meanings assigned to them in the Lease referenced above. Pursuant to subparagraph 7.(a) of the Lease, requests the following of BNPLC:

    [INSERT HERE A SPECIFIC DESCRIPTION OF THE ACTION REQUESTED - E.G., "PLEASE EXECUTE THE ENCLOSED APPLICATION FOR BUILDING PERMIT REQUIRED BY THE CITY IN CONNECTION WITH CONSTRUCTION OF CERTAIN IMPROVEMENTS WHICH ARE PART OF THE CONSTRUCTION PROJECT."]

PLEASE NOTE: SUBPARAGRAPH 7.(a) OF THE LEASE OBLIGATES BNPLC NOT TO UNREASONABLY REFUSE TO COMPLY WITH THE FOREGOING REQUEST, SUBJECT TO TERMS AND CONDITIONS SET FORTH IN THAT SUBPARAGRAPH. FCI HEREBY CERTIFIES TO BNPLC THAT AFTER CAREFUL CONSIDERATION FCI BELIEVES THAT ALL SUCH TERMS AND CONDITIONS ARE SATISFIED IN THE CASE OF THE FOREGOING REQUEST, AND FCI HEREBY RATIFIES AND CONFIRMS ITS OBLIGATION TO INDEMNIFY BNPLC AGAINST ANY LOSSES BNPLC MAY INCUR OR SUFFER BECAUSE OF ITS COMPLIANCE WITH SUCH REQUEST AS PROVIDED IN SUBPARAGRAPH 5.(d) OF THE LEASE.

    FCI respectfully requests that BNPLC respond to this notice as soon as reasonably possible.

    Executed this _____ day of ______________, 19___.


                                               FORCE COMPUTERS, INC.

                                               Name:_________________________
                                               Title:__________________________







                               Exhibit D - Page 1

                                    Exhibit E


                NOTICE OF REQUEST REQUIRING AN EXPEDITED RESPONSE


BNP Leasing Corporation
12201 Merit Drive
Suite 860
Dallas, Texas 75251
Attention: Lloyd G. Cox

        Re: Amended and Restated Lease Agreement dated as of July 16, 1998, between FCI, as tenant, and BNP Leasing Corporation, as landlord

Gentlemen:

        Capitalized terms used in this letter are intended to have the meanings assigned to them in the Lease referenced above. FCI asks for an EXPEDITED RESPONSE to the following request, which is a request made by FCI pursuant to subparagraph 7.(a) of the Lease:

        [INSERT HERE A SPECIFIC DESCRIPTION OF THE ACTION REQUESTED - E.G., "PLEASE EXECUTE THE ENCLOSED APPLICATION FOR BUILDING PERMIT REQUIRED BY THE CITY IN CONNECTION WITH CONSTRUCTION OF CERTAIN IMPROVEMENTS WHICH ARE PART OF THE CONSTRUCTION PROJECT."]

PLEASE NOTE: SUBPARAGRAPH 7.(a) OF THE LEASE OBLIGATES BNPLC NOT TO UNREASONABLY REFUSE TO COMPLY WITH THE FOREGOING REQUEST, SUBJECT TO TERMS AND CONDITIONS SET FORTH IN THAT SUBPARAGRAPH. FCI HEREBY CERTIFIES TO BNPLC THAT AFTER CAREFUL CONSIDERATION FCI BELIEVES THAT ALL SUCH TERMS AND CONDITIONS ARE SATISFIED IN THE CASE OF THE FOREGOING REQUEST, AND FCI HEREBY RATIFIES AND CONFIRMS ITS OBLIGATION TO INDEMNIFY BNPLC AGAINST ANY LOSSES BNPLC MAY INCUR OR SUFFER BECAUSE OF ITS COMPLIANCE WITH SUCH REQUEST AS PROVIDED IN SUBPARAGRAPH 5.(d) OF THE LEASE.


As you consider the foregoing request, please understand that FCI must ask for an expedited request for the following reasons:

        [INSERT HERE A BRIEF DESCRIPTION OF THE NEED FOR AN EXPEDITED RESPONSE - E.G., "TO AVOID CRITICAL PATH DELAYS IN THE CONSTRUCTION CONTEMPLATED BY THE LEASE, FCI MUST SUBMIT THE ENCLOSED APPLICATION FOR BUILDING PERMIT TO THE CITY OF WITHIN 15 DAYS, AND UNFORTUNATELY THE CITY HAS ONLY RECENTLY INDICATED THAT FCI WILL NEED THE SIGNATURE OF BNPLC ON THE APPLICATION."]

For the reasons stated above, FCI respectfully requests that BNPLC respond to this notice as soon as possible. Although FCI would appreciate a sooner response, FCI believes that it would be unreasonable for BNPLC not to respond to this notice on or before:



                               Exhibit E - Page 1

[INSERT HERE A REASONABLE DEADLINE FOR THE RESPONSE - BUT IN NO EVENT PRIOR TO 10 BUSINESS DAYS AFTER THE DATE OF THIS NOTICE - TAKING INTO ACCOUNT THE MATERIALS THAT BNPLC WILL HAVE TO REVIEW TO EVALUATE FCI'S REQUEST AND THE PARTICULAR REASONS FOR FCI'S NEED FOR AN EXPEDITED RESPONSE]

Executed this _____ day of ______________, 19___.


                                              FORCE COMPUTERS, INC.

                                              Name:_________________________
                                              Title:__________________________















                               Exhibit E - Page 2

                                    Exhibit F

                             INSURANCE REQUIREMENTS


I.      LIABILITY INSURANCE:

        A. FCI must maintain commercial general liability ("CGL") insurance on an occurrence basis, affording afford immediate protection to the limit of not less than $20,000,000 combined single limit for bodily and personal injury, death and property damage in respect of any one occurrence.

        B. Any deductible or self-insured retention applicable to the CGL insurance shall not exceed $1,000 at any time when FCI shall continue to have the right to exercise any Issue 97-10 Election, or shall have previously exercised an Issue 97-10 Election. After the expiration of FCI's right to exercise any Issue 97-10 Election, and provided no Issue 97-10 Election has been exercised by FCI, FCI may increase any deductible or self-insured retention applicable to such insurance, but not to an amount in excess of $3,000,000.

        C. The forms of insurance policies (including endorsements) used to provide the CGL insurance required by this Lease, and the insurance company or companies providing the CGL insurance, must be acceptable to BNPLC. BNPLC shall have the right from time to time and at any time to review and approve such policy forms (including endorsements) and the insurance company or companies providing the insurance. Without limiting the generality of the foregoing, BNPLC may reasonably require (and unless and until FCI is otherwise notified by BNPLC, BNPLC does require) that such insurance be provided under forms and by companies consistent with the following:

               (1) Forms: CGL Insurance must be provided on Insurance Services Office ("ISO") forms CG 0001 1093 or CG 0001 0695.

               (2) Rating Requirements: Insurance must be provided through insurance or reinsurance companies rated by the A.M. Best Company of Oldwick, New Jersey as having a policyholder's rating of A- or better and a reported financial information rating of VI or better.

               (3) Required Endorsements: CGL Insurance must be endorsed to provide or include:

                      (a) blanket contractual liability coverage which insures contractual liability under the indemnifications set forth in this Lease (though such coverage or the amount thereof shall in no way limit such indemnifications);

                      (b) in any policy containing a general aggregate limit, ISO form amendment "Aggregate Limits of Insurance Per Location" CG 2504 1185;

                      (c) a waiver of subrogation, using ISO form CG 2404 1093 (and under the commercial umbrella, if any), in favor of "BNP Leasing Corporation and other Interested Parties (as defined in the Amended and Restated Lease Agreement between Force Computers, Inc. and BNP Leasing Corporation dated July 16, 1998)";

                      (d) ISO additional insured form CG 2026 1185, without modification (and under the


                               Exhibit F - Page 1
                      commercial umbrella, if any), designating as additional insureds "BNPLC and other Interested Parties, as defined in the Amended and Restated Lease Agreement between Force Computers, Inc. and BNP Leasing Corporation dated July 16,
                      1998)"; and

                      (e) provisions entitling BNPLC to 30 days' notice from the insurer prior to any cancellation, nonrenewal or material modification to the CGL coverage.

               (4) Other Insurance: Each policy to contain standard CGL "other insurance" wording, unmodified in any way that would make it excess over or contributory with the additional insured's own commercial general liability coverage.


II.     PROPERTY INSURANCE:

        A. FCI must maintain property insurance in "special form" or against "all risks," providing the broadest available coverage for all Improvements and equipment included in the Property, with no exclusions for vandalism, malicious mischief, or sprinkler leakage, and including coverage against earthquake and all coverage perils normally included within the definitions of extended coverage, vandalism, malicious mischief and, if the Property is in a flood zone, flood. During any period of significant construction on any Improvements, the property insurance must include builder's completed value risk insurance for such Improvements.

        B. The property insurance must provide coverage in the amount no less than replacement value (exclusive of land, foundation, footings, excavations and grading) with endorsements for contingent liability from operation of building laws, increased cost of construction and demolition costs which may be necessary to comply with building laws. Subject to the approval of BNPLC, FCI will be responsible for determining the amount of property insurance to be maintained from time to time, but FCI must maintain such coverage on an agreed value basis to eliminate the effects of coinsurance.

        C. Any deductible or self-insured retention applicable to the property insurance shall not exceed $1,000 at any time when FCI shall continue to have the right to exercise any Issue 97-10 Election, or shall have previously exercised an Issue 97-10 Election. After the expiration of FCI's right to exercise any Issue 97-10 Election, and provided no Issue 97-10 Election has been exercised by FCI, FCI may increase any deductible or self-insured retention applicable to such insurance, but not to an amount in excess of $3,000,000.

        D. The property insurance shall cover not only the value of FCI's interest in the Improvements, but also the interest of BNPLC, with BNPLC shown as an insured as its interests may appear.

        E. The forms of insurance policies (including endorsements) used to provide the property insurance required by this Lease, and the insurance company or companies providing the property insurance, must be acceptable to BNPLC. BNPLC shall have the right from time to time and at any time to review and approve such policy forms (including endorsements) and the insurance company or companies providing such insurance. Without limiting the generality of the foregoing, BNPLC may reasonably require (and unless and until FCI is otherwise notified by BNPLC, BNPLC does require) that such insurance be provided under forms and by companies consistent with the following:

               (1) Rating Requirements: Insurance to be provided through insurance or reinsurance companies rated by the A.M. Best Company of Oldwick, New Jersey as having (a) a policyholder's rating of A- or better, (b) a reported financial information rating of no less than VI,


                               Exhibit F - Page 2
               and (c) in the case of each insurance or reinsurance company, a reported financial information rating which indicates an adjusted policyholders' surplus equal to or greater than the underwriting exposure that such company has under the insurance or reinsurance it is providing for the Property.

               (2) Required Endorsements: FCI's property Insurance must be endorsed to provide or include:

                    (a) a waiver of subrogation in favor of "BNPLC and other Interested Parties, as defined in the Amended and Restated Lease Agreement between Force Computers, Inc. and BNP Leasing Corporation dated July 16, 1998)";

                    (b) that FCI's insurance is primary, with any policies of BNPLC or other Interested Parties being excess, secondary and noncontributing;

                    (c) that the protection afforded to BNPLC by such insurance shall not be reduced or impaired by acts or omissions of FCI or any other beneficiary or insured; and

                    (d) that BNPLC must be notified at least thirty days prior to any cancellation, nonrenewal or reduction of insurance coverage.


III.    OTHER INSURANCE RELATED REQUIREMENTS:

        A. BNPLC must be notified in writing immediately by FCI of claims against FCI that might cause a reduction below seventy-five percent (75%) of any aggregate limit of any policy.

        B. FCI's Property insurance must be evidenced by ACORD form 27 "Evidence of Property Insurance" completed and interlineated in a manner satisfactory to BNPLC to show compliance with the requirements of this Exhibit.

        B. FCI's CGL insurance must be evidenced by ACORD form 25 "Certificate of Insurance" completed and interlineated in a manner satisfactory to BNPLC to show compliance with the requirements of this Exhibit.

        C. Such evidence of required insurance must be delivered upon execution of this Lease and new certificate or evidence of insurance must be delivered no later than 30 days prior to expiration of existing policy.

        D. Copies of endorsements must be attached to ACORD forms 25 and 27 delivered to BNPLC.



                               Exhibit F - Page 3

                                    Exhibit G

                             COMPLIANCE CERTIFICATE



BNP Leasing Corporation
12201 Merit Drive
Suite 860
Dallas, Texas 75251
Attention: Lloyd G. Cox

Gentlemen:

        The undersigned, as _____________________________ of Solectron
Corporation ("Guarantor"), does hereby certify on behalf of Guarantor and Force Computers, Inc. ("FCI") that the following are true:

        1. This Certificate is furnished pursuant to subparagraph 16.(b)(ii) of that certain Amended and Restated Lease Agreement dated as of July 16, 1998 (the "LEASE"; the terms defined therein being used herein as therein defined) between FCI and you.

        2. No Event of Default or material Default by FCI under the Lease has occurred and is continuing.

        3. The representations and warranties of FCI in the Operative Documents are true and correct in all material respects as of the date hereof as though made on and as of the date hereof.

        4. The representations and warranties of Guarantor in Section 9 of the Guaranty are true and correct in all material respects as of the date hereof as though made on and as of the date hereof.

        5. Annex 1 attached hereto sets forth financial data and computations evidencing Guarantor's compliance with certain covenants established in Schedule A attached to the Guaranty, all of which data and computations are complete, true and correct.

        Executed this _____ day of ______________, 19___.


                                                 Solectron Corporation

                                                 Name:_________________________

                                                 Title:________________________




                               Exhibit G - Page 1

                        Annex 1 To Compliance Certificate
             For the _________________ Ended ________________, 19___

NOTE: References to Sections below are intended to refer to the Sections in Part 3 of Schedule A to the Guaranty.

                                                      Actual     Required/Permitted
                                                      ------     ------------------
1. Section 3.09 - Adjusted Leverage                              As of the last day of each fiscal
      Ratio                                                      quarter, the amount which is not
                                                                 greater than (a) 1.75 to 1.00 from the
                                                                 Effective Date through and including
                                                                 February 28, 1998, (b) 1.50 to 1.00
                                                                 from May 31, 1998 through and
                                                                 including February 28, 1999, (c) 1.25
                                                                 to 1.00 from May 31, 1999 through
                                                                 and including February 28, 2000, and
                                                                 (d) 1.00 to 1.00 thereafter.

   Adjusted Leverage Ratio calculation

   (A)  Consolidated Funded Debt          $
                                           --------
      plus Guarantee obligations
                                           --------
      plus Indebtedness with respect to
      synthetic leases and securitized
      assets

      plus Indebtedness with respect to
      letters of credit (including the     --------
      Letters of Credit)

      minus Permitted Subordinated         --------
      Indebtedness

      TOTAL                                             $
                                                         --------
   (B)  operating income                  $
                                           --------
      plus depreciation and
      amortization charges                 --------

      TOTAL                                             $
                                                         --------
   RATIO OF (A) TO (B)
                                                         --------

                               Exhibit G - Page 2

                                                      Actual     Required/Permitted
                                                      ------     ------------------
2.    Section 3.10 - Minimum
      Consolidated Tangible Net Worth                            As of the last day of each fiscal quarter
                                                                 following April 30, 1997, the amount
                                                                 that is not less than the sum of (without
                                                                 duplication) 80% of Consolidated Tangible
                                                                 Net Worth measured as of the end of the
                                                                 fiscal quarter ended February 28, 1997,
                                                                 plus 50% of consolidated net income
                                                                 (without subtracting losses or
                                                                 acquisition-related charges) for each
                                                                 fiscal quarter ended after the fiscal
                                                                 quarter ended February 28, 1997, minus
                                                                 100% of all acquisition-related charges if
                                                                 such charges are recorded in the same
                                                                 fiscal quarter in which the applicable
                                                                 acquisition is consummated.


   (A)  Consolidated Tangible Net
        Worth calculation:

      total shareholders' equity          $
                                           -------
      minus intangible assets
                                          --------
      Consolidated Tangible Net Worth     $
                                           -------

   (B)  Minimum Consolidated
        Tangible Net Worth calculation:

      Beginning minimum amount            $
                                          --------

      plus 50% of quarterly net income    --------
      for each fiscal quarter subsequent
      to the quarter ended February 28,
      1997, with no reduction for losses
      or acquisition-related charges

      minus 100% of all acquisition-
      related charges if such charges are
      recorded in the same fiscal quarter
      in which the applicable acquisition
      is consummated

      Minimum Consolidated Tangible                   $
      Net Worth                                        --------

(A) MINUS (B)                                         $
                                                       --------


                               Exhibit G - Page 3

                                                      Actual     Required/Permitted
                                                      ------     ------------------
3. Section 3.11 - Modified Quick                                 At the end of any fiscal quarter of
   Ratio                                                         Guarantor when (1) the rating the
                                                                 rating established by Moody's for
                                                                 the Index Debt of Guarantor is
                                                                 below Ba2 or (2) the rating
                                                                 established by S&P for the Index
                                                                 Debt of Guarantor is below BB, or
                                                                 (3) neither Moody's nor S&P
                                                                 maintains a rating for the Index
                                                                 Debt of Guarantor, the Modified
                                                                 Quick Ratio is to be not less than
                                                                 1.0 to 1.0.

(A) Quick Assets calculation:

      unencumbered cash                   $
                                           --------
      plus unencumbered short term cash
      investments                         ---------

      plus unencumbered marketable        ---------
      securities which are classified
      as short term investments
      according to GAAP

      plus unencumbered net accounts      ---------
      receivable

      plus fair market value of the
      following to the extent not
      otherwise already included in
      Quick Assets and to the extent
      having maturities of not longer
      than two years:

        securities issued or fully        ---------
        guaranteed by the United States
        government or any agency
        thereof and backed by the full
        faith and credit of the United
        States


                               Exhibit G - Page 4

                                                      Actual     Required/Permitted
                                                      ------     ------------------
        certificates of deposit, time        --------
        deposits, Eurodollar time
        deposits, repurchase
        agreements, or banker's
        acceptances that are (A) issued
        by either one of the 50 largest
        (in assets) banks in the United
        States or by one of the 100
        largest (in assets) banks in the
        world and (B) rated not less
        than A- by Standard & Poor's
        Corporation or less than A by
        Moody's Investors Service, Inc.

        corporate or municipal bonds         ---------
        rated not less than A- by
        Standard & Poor's Corporation
        or less than A by Moody's
        Investors Service, Inc.

      TOTAL
                                                       ---------
   (B) Current Liabilities according to               $
   GAAP                                                ---------

   (C) Payments not included in Current               $
   Liabilities maturing within 12                      ---------
   months on Indebtedness or which are
   the subject of any Guarantee

RATIO OF (A) TO [(B) +(C)]
                                                       ---------



                               Exhibit G - Page 5

                                    Exhibit H


                         NOTICE OF LIBOR PERIOD ELECTION



BNP Leasing Corporation
12201 Merit Drive
Suite 860
Dallas, Texas 75251
Attention: Lloyd G. Cox

        Re: Amended and Restated Lease Agreement dated as of July 16, 1998, between Force Computers, Inc., as tenant, and BNP Leasing Corporation, as landlord

Gentlemen:

        Capitalized terms used in this letter are intended to have the meanings assigned to them in the Lease referenced above. This letter constitutes notice to you that the LIBOR Period Election under the Lease shall be:

                           ________________ month(s),

beginning with the first Base Rent Period that commences on or after:

                           ______________, ____.


NOTE: YOU SHALL BE ENTITLED TO DISREGARD THIS NOTICE IF THE NUMBER OF MONTHS SPECIFIED ABOVE IS NOT A PERMITTED NUMBER UNDER THE DEFINITION OF "LIBOR PERIOD ELECTION" IN THE LIST OF DEFINED TERMS ATTACHED TO THE LEASE, OR IF THE DATE SPECIFIED ABOVE CONCERNING THE COMMENCEMENT OF THE LIBOR PERIOD ELECTION IS LESS THAN TEN BUSINESS DAYS AFTER YOUR RECEIPT OF THIS NOTICE. HOWEVER, WE ASK THAT YOU NOTIFY US IMMEDIATELY IF FOR ANY REASON YOU BELIEVE THIS NOTICE IS DEFECTIVE.

        Executed this _____ day of ______________, 19___.


                                                 FORCE COMPUTERS, INC.

                                                 Name:_________________________
                                                 Title:_________________________
[cc all Participants]


                               Exhibit H - Page 1

                                   Schedule 1


                          LIST OF DEVELOPMENT DOCUMENTS

        -- NONE -

                                   Schedule 2


            LIST OF CLAIMS PENDING OR THREATENED AGAINST THE PROPERTY


        -- NONE --

                              LIST OF DEFINED TERMS







                             FOR AGREEMENTS BETWEEN




                             BNP LEASING CORPORATION


                                       AND


                              FORCE COMPUTERS, INC.










                            DATED AS OF JULY 16, 1998

                                TABLE OF CONTENTS

                                                                                                 PAGE
DEFINED TERM                                                                                   NUMBER
-----------------------------------------------------------------------------------------------------
ABSOLUTE FCI CONSTRUCTION OBLIGATIONS...............................................................1
ACTIVE NEGLIGENCE...................................................................................1
ADDITIONAL RENT.....................................................................................1
ADMINISTRATIVE AGENCY FEES..........................................................................1
ADVANCE DATE........................................................................................1
AFFILIATE...........................................................................................2
APPLICABLE LAWS.....................................................................................2
APPLICABLE PURCHASER................................................................................2
ATTORNEYS' FEES.....................................................................................2
BALANCE OF UNPAID CONSTRUCTION-PERIOD INDEMNITY PAYMENTS............................................2
BANKING RULES CHANGE................................................................................2
BASE RENT...........................................................................................2
BASE RENT COMMENCEMENT DATE.........................................................................2
BASE RENT DATE......................................................................................3
BASE RENT PERIOD....................................................................................3
BNPLC...............................................................................................4
BNPLC'S PARENT......................................................................................4
BREAKAGE COSTS......................................................................................4
BREAK EVEN PRICE....................................................................................4
BUSINESS DAY........................................................................................4
CAPITAL ADEQUACY CHARGES............................................................................5
CARRYING COSTS......................................................................................5
CLOSING CERTIFICATE.................................................................................5
CMA SUSPENSION EVENT................................................................................5
CMA SUSPENSION NOTICE...............................................................................5
CMA SUSPENSION PERIOD...............................................................................5
CMA TERMINATION EVENT...............................................................................5
CODE................................................................................................5
COMMITMENT FEE......................................................................................5
COMPLETION NOTICE...................................................................................5
CONSTRUCTION ADVANCES...............................................................................5
CONSTRUCTION ADVANCE REQUEST........................................................................5
CONSTRUCTION ALLOWANCE..............................................................................5
CONSTRUCTION MANAGEMENT AGREEMENT...................................................................5
CONSTRUCTION MILESTONE..............................................................................6
CONSTRUCTION PERIOD.................................................................................6
CONSTRUCTION-PERIOD INDEMNITY PAYMENTS..............................................................6
CONSTRUCTION PROJECT................................................................................6
DEBT................................................................................................6
DEDUCTIBLE JUDGMENT.................................................................................6
DEFAULT.............................................................................................6
DEFAULT RATE........................................................................................7
DEFECTIVE WORK......................................................................................7
DESIGNATED SALE DATE................................................................................7
DEVELOPMENT DOCUMENTS...............................................................................7
EFFECTIVE DATE......................................................................................8

                                                                                                 PAGE
DEFINED TERM                                                                                   NUMBER
-----------------------------------------------------------------------------------------------------
EFFECTIVE RATE......................................................................................8
ENVIRONMENTAL CONSULTANT............................................................................8
ENVIRONMENTAL LAWS..................................................................................8
ENVIRONMENTAL LOSSES................................................................................8
ENVIRONMENTAL REPORT................................................................................9
ERISA...............................................................................................9
ERISA AFFILIATE.....................................................................................9
ERISA TERMINATION EVENT.............................................................................9
ESCROWED PROCEEDS...................................................................................9
ESTABLISHED MISCONDUCT.............................................................................10
EUROCURRENCY LIABILITIES...........................................................................10
EURODOLLAR RATE RESERVE PERCENTAGE.................................................................10
EVENT OF DEFAULT...................................................................................10
EXCESS FUNDING COMMITMENT..........................................................................10
EXCLUDED TAXES.....................................................................................10
EXISTING CONTRACT..................................................................................11
FAIR MARKET VALUE..................................................................................11
FCI................................................................................................11
FCI'S EXTENDED REMARKETING PERIOD..................................................................11
FCI'S EXTENDED REMARKETING RIGHT...................................................................12
FCI'S INITIAL REMARKETING RIGHTS AND OBLIGATIONS...................................................12
FED FUNDS RATE.....................................................................................12
FOCB NOTICE........................................................................................12
FUNDED CONSTRUCTION ALLOWANCE......................................................................12
FUNDING ADVANCES...................................................................................12
FUTURE WORK........................................................................................12
GAAP...............................................................................................12
GUARANTOR..........................................................................................12
GUARANTY...........................................................................................12
HAZARDOUS SUBSTANCE................................................................................12
HAZARDOUS SUBSTANCE ACTIVITY.......................................................................13
IMPOSITIONS........................................................................................13
IMPROVEMENTS.......................................................................................13
INDEX DEBT.........................................................................................13
INDUSTRIAL HYGIENIST...............................................................................13
INITIAL FUNDING ADVANCE............................................................................14
INTERESTED PARTY...................................................................................14
ISSUE 97-1 NON-PERFORMANCE-RELATED SUBJECTIVE EVENT OF DEFAULT.....................................14
ISSUE 97-10 ELECTION...............................................................................14
ISSUE 97-10 PREPAYMENT.............................................................................14
LAND...............................................................................................15
LANDLORD'S ELECTION TO CONTINUE CONSTRUCTION.......................................................15
LEASE..............................................................................................15
LIBOR..............................................................................................15
LIBOR PERIOD ELECTION..............................................................................15
LIEN...............................................................................................16
LIENS REMOVABLE BY BNPLC...........................................................................16

                                                                                                 PAGE
DEFINED TERM                                                                                   NUMBER
-----------------------------------------------------------------------------------------------------
LIST OF DEFINED TERMS...............................................................................16
LOSS CUTOFF DATE....................................................................................16
LOSSES..............................................................................................17
MATERIAL ENVIRONMENTAL COMMUNICATION................................................................17
MAXIMUM CONSTRUCTION ALLOWANCE......................................................................17
MAXIMUM PERMITTED PREPAYMENT........................................................................17
MAXIMUM REMARKETING OBLIGATION......................................................................17
MINIMUM EXTENDED REMARKETING PRICE..................................................................17
MOODY'S.............................................................................................17
NORMAL TENANT IMPROVEMENTS..........................................................................17
NOTICE OF FCI'S INTENT TO TERMINATE.................................................................18
OPERATIVE DOCUMENTS.................................................................................18
OUTSTANDING CONSTRUCTION ALLOWANCE..................................................................18
PARTICIPANT.........................................................................................18
PARTICIPATION AGREEMENT.............................................................................18
PERMITTED ENCUMBRANCES..............................................................................18
PERMITTED HAZARDOUS SUBSTANCE USE...................................................................18
PERMITTED HAZARDOUS SUBSTANCES......................................................................19
PERMITTED TRANSFER..................................................................................19
PERSON..............................................................................................19
PERSONAL PROPERTY...................................................................................19
PLAN................................................................................................19
POTENTIAL LIEN CLAIMANTS............................................................................19
PRIME RATE..........................................................................................20
PRIOR WORK..........................................................................................20
PROJECT COSTS.......................................................................................20
PROJECTED COST OVERRUNS.............................................................................21
PROPERTY............................................................................................21
PURCHASE AGREEMENT..................................................................................21
PURCHASE OPTION.....................................................................................21
QUALIFIED PAYMENTS..................................................................................21
REAL PROPERTY.......................................................................................21
REIMBURSABLE CONSTRUCTION-PERIOD COSTS..............................................................21
REMEDIAL WORK.......................................................................................21
RENT................................................................................................22
RESIDUAL RISK PERCENTAGE............................................................................22
RESPONSIBLE FINANCIAL OFFICER.......................................................................22
S&P.................................................................................................22
SCOPE CHANGE........................................................................................22
SELLER..............................................................................................22
SPREAD..............................................................................................22
STIPULATED LOSS VALUE...............................................................................24
SUBSIDIARY..........................................................................................24
SUPPLEMENTAL PAYMENT................................................................................24
TERM................................................................................................24
THIRD PARTY CONTRACT................................................................................24
THIRD PARTY SALE NOTICE.............................................................................24

                                                                                                 PAGE
DEFINED TERM                                                                                   NUMBER
-----------------------------------------------------------------------------------------------------
THIRD PARTY SALE PROPOSAL...........................................................................24
THIRD PARTY TARGET PRICE............................................................................24
TRANSACTION EXPENSES................................................................................25
UNFUNDED BENEFIT LIABILITIES........................................................................25
VOLUNTARY FCI CONSTRUCTION CONTRIBUTIONS............................................................25
VOLUNTARY RETENTION OF THE PROPERTY.................................................................25
WORK................................................................................................25

                              LIST OF DEFINED TERMS

        As used in the Lease to which this List of Defined Terms is attached and in the other Operative Documents (as defined below) into which this List of Defined Terms is incorporated by reference:

        "ABSOLUTE FCI CONSTRUCTION OBLIGATIONS" means the following:

               (1) Construction-Period Indemnity Payments required because of or in connection with or arising out of Environmental Losses incurred or suffered by any Interested Party;

               (2) Construction-Period Indemnity Payments required because of or in connection with or arising out of Losses incurred or suffered by BNPLC, when such Losses would not have been incurred or suffered but for any act or any omission of FCI or of any FCI's contractors or subcontractors during the period that the Construction Management Agreement remains in force or during any other period that FCI remains in possession or control of the Construction Project;

               (3) Construction-Period Indemnity Payments required because of or in connection with or arising out of Losses incurred or suffered by BNPLC that would not have been incurred but for any fraud, misapplication of funds (including Construction Advances), illegal acts, or willful misconduct on the part of the FCI or its employees or agents or any other party for whom FCI is responsible; and

               (4) Construction-Period Indemnity Payments required because of or in connection with or arising out of Losses incurred or suffered by BNPLC that would not have been incurred but for any bankruptcy proceeding involving FCI.

For purposes of this definition, "acts and omissions of FCI" shall include (i) any decision by FCI to make any Scope Change, (ii) any failure of FCI to maintain insurance required by the Lease or the Construction Management Agreement, (iii) any decision not to continue or complete Work under the Construction Management Agreement because of a change in FCI's facility needs or in FCI's plans to meet its facility needs (such as, for example, a decision by FCI to lease or acquire another less expensive facility as an alternative to the Improvements), (iv) any failure of FCI to correct Defective Work performed prior to a termination of the Construction Management Agreement as provided in subparagraphs 5(D) or 5(E) thereof, and (v) any other breach by FCI of the Construction Management Agreement.

        "ACTIVE NEGLIGENCE" of any Person (including BNPLC) means, and is limited to, the negligent conduct on the Property (and not mere omissions) by such Person or by others acting and authorized to act on such Person's behalf in a manner that proximately causes actual bodily injury or property damage for which FCI does not carry (and is not obligated by the Lease to carry) insurance. "ACTIVE NEGLIGENCE" shall not include (1) any negligent failure of BNPLC to act when the duty to act would not have been imposed but for BNPLC's status as owner of the Property or as a party to the transactions described in the Lease, (2) any negligent failure of any other Interested Party to act when the duty to act would not have been imposed but for such party's contractual or other relationship to BNPLC or participation or facilitation in any manner, directly or indirectly, of the transactions described in the Lease, or (3) the exercise in a lawful manner by BNPLC (or any party lawfully claiming through or under BNPLC) of any right or remedy provided in or under the Lease or any other Operative Document.

        "ADDITIONAL RENT" shall have the meaning assigned to it in subparagraph 4.(c) of the Lease.

        "ADMINISTRATIVE AGENCY FEES" shall have the meaning assigned to it in subparagraph 4.(e) of the Lease.

        "ADVANCE DATE" means, regardless of whether any Construction Advance shall actually be made thereon, the first Business Day of every calendar month, beginning with July 16, 1998 and continuing regularly thereafter to and including the Base Rent Commencement Date.

        "AFFILIATE" of any Person means any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, the term "control" when used with respect to any Person means the power to direct the management of policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing. Notwithstanding the foregoing, for purposes of the Lease and the Purchase Agreement, FCI's "Affiliates" will not include any Person domiciled outside the United States.

        "APPLICABLE LAWS" means any or all of the following, to the extent applicable to FCI or the Property or the Lease or the other Operative Documents: restrictive covenants; zoning ordinances and building codes; flood disaster laws; health, safety and environmental laws and regulations; the Americans with Disabilities Act and other laws pertaining to disabled persons; and other laws, statutes, ordinances, rules, permits, regulations, orders, determinations and court decisions.

        "APPLICABLE PURCHASER" means any third party designated by FCI to purchase BNPLC's interest in the Property and in any Escrowed Proceeds as provided in the Purchase Agreement.

        "ATTORNEYS' FEES" means the reasonable fees and expenses of counsel to the parties incurring the same, excluding costs or expenses of in-house counsel (whether or not accounted for as general overhead or administrative expenses), but otherwise including printing, photostating, duplicating and other expenses, air freight charges, and fees billed for law clerks, paralegals, librarians and others not admitted to the bar but performing services under the supervision of an attorney. Such terms shall also include all such reasonable fees and expenses incurred with respect to appeals, arbitrations and bankruptcy proceedings, and whether or not any manner of proceeding is brought with respect to the matter for which such fees and expenses were incurred.

        "BALANCE OF UNPAID CONSTRUCTION-PERIOD INDEMNITY PAYMENTS" shall have the meaning assigned to it in subparagraph 1(A)(1) of the Purchase Agreement.

        "BANKING RULES CHANGE" means either: (1) the introduction of or any change after the Effective Date (other than any change by way of imposition or increase of reserve requirements included in the Eurodollar Rate Reserve Percentage) in any law or regulation applicable to BNPLC, BNPLC's Parent or any other Participant, or in the generally accepted interpretation by the institutional lending community of any such law or regulation, or in the interpretation of any such law or regulation asserted by any regulator, court or other governmental authority or (2) the compliance by BNPLC, BNPLC's Parent or any other Participant with any new guideline or new request after the Effective Date from any central bank or other governmental authority (whether or not having the force of law).

        "BASE RENT" means the rent payable by FCI pursuant to subparagraph 4.(a) of the Lease.

        "BASE RENT COMMENCEMENT DATE" means the earlier of (1) the last day that constitutes first business day of a calendar month and that is no more than 364 days after the Effective Date, (2) the first Business Day of the first calendar month to follow by twenty days or more the date upon which any Completion Notice is given as provided in the Construction Management Agreement or in the Lease,
(3) the first Business Day of the first calendar month to follow by twenty days or more BNPLC's receipt of a notice from FCI, given before FCI has exercised any Issue 97-10 Election and setting forth FCI's express, unconditional, unequivocal and irrevocable (A)


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

waiver of any right to make any Issue 97-10 Election, and (B) election to accelerate the Base Rent Commencement Date by delivery such notice, notwithstanding that after the Base Rent Commencement Date, FCI shall have no further right to Construction Advances under the Construction Management Agreement or the Lease, or (4) the first Business Day of the first calendar month upon which the Funded Construction Allowance shall equal or exceed the Maximum Construction Allowance. Notwithstanding the forgoing, if for any reason (including a termination of the Construction Management Agreement) FCI has not completed the Construction Project thirty days in advance of the scheduled Base Rent Commencement Date determined pursuant to the first sentence of this definition, BNPLC shall be entitled (but not obligated) to extend the Base Rent Commencement Date one or more times and at any time before the Construction Project actually is complete and ready for occupancy. To so extend the Base Rent Commencement Date, BNPLC shall notify FCI thereof and of the date to which the Base Rent Commencement Date is extended, which may be the first Business Day of any calendar month designated by BNPLC in the notice of extension, provided that BNPLC will not so designate any date more than sixty days after the date upon which the Construction Project is expected by BNPLC (at the time of the designation) to be complete.

        "BASE RENT DATE" means a date upon which Base Rent must be paid under the Lease, all of which dates shall be the first Business Day of a calendar month. The first Base Rent Date shall be determined as follows:

                   (a) If a LIBOR Period Election of one month is in effect on the Base Rent Commencement Date, then the first Business Day of the first calendar month following the Base Rent Commencement Date shall be the first Base Rent Date.

                   (b) If the LIBOR Period Election in effect on the Base Rent Commencement Date is three months or six months, then the first Business Day of the third calendar month following the Base Rent Commencement Date shall be the first Base Rent Date.

Each successive Base Rent Date after the first Base Rent Date shall be the first Business Day of the first or third calendar month following the calendar month which includes the preceding Base Rent Date, determined as follows:

                    (1) If a LIBOR Period Election of one month is in effect on a Base Rent Date, then the first Business Day of the first calendar month following such Base Rent Date shall be the next following Base Rent Date.

                    (2) If a LIBOR Period Election of three months or six months is in effect on a Base Rent Date, then the first Business Day of the third calendar month following such Base Rent Date shall be the next following Base Rent Date.

Thus, for example, if the Base Rent Commencement Date falls on the first Business Day of June, 1999 and a LIBOR Period Election of six months commences on the Base Rent Commencement Date, then the first Base Rent Date shall be the first Business Day of September, 1999, and the second Base Rent Date shall be the first Business Day of December, 1999.

        "BASE RENT PERIOD" means a period for which Base Rent must be paid under the Lease, each of which periods shall correspond to the LIBOR Period Election for such period. The first Base Rent Period shall begin on and include the Base Rent Commencement Date, and each successive Base Rent Period shall begin on and include the Base Rent Date upon which the preceding Base Rent Period ends. Each Base Rent Period, including the first Base Rent Period, shall end on but not include the first or second Base Rent Date after the Base Rent Date upon which such period began, determined as follows:


                         List of Defined Terms - Page 3

                    (1) If the LIBOR Period Election for a Base Rent Period is one month or three months, then such Base Rent Period shall end on the first Base Rent Date after the Base Rent Date upon which such period began.

                    (2) If the LIBOR Period Election for a Base Rent Period is six months, then such Base Rent Period shall end on the second Base Rent Date after the Base Rent Date upon which such period began.

The determination of Base Rent Periods can be illustrated by two examples:

                    (1) If FCI makes a LIBOR Period Election of three months for a hypothetical Base Rent Period beginning on the first Business Day in January, 2000, then such Base Rent Period will end on but not include the first Base Rent Date after it begins; that is, such Base Rent Period will end on the first Business Day in April, 2000, the third calendar month after January, 2000.

                    (2) If, however, FCI makes a LIBOR Period Election of six months for the hypothetical Base Rent Period beginning the first Business Day in January, 2000, then such Base Rent Period will end on but not include the second Base Rent Date after it begins; that is, the first Business Day in July, 2000.

        "BNPLC" means BNP Leasing Corporation, a Delaware corporation.

        "BNPLC'S PARENT" means BNPLC's Affiliate, Banque Nationale de Paris, a bank organized and existing under the laws of France and any successors of such bank.

        "BREAKAGE COSTS" means any and all costs, losses or expenses incurred or sustained by BNPLC's Parent (as a Participant or otherwise) or any other Participant, for which BNPLC's Parent or the Participant shall request reimbursement from BNPLC, because of the resulting liquidation or redeployment of deposits or other funds:

                    (1) used to make or maintain Funding Advances upon application of a Qualified Payment or upon any sale of the Property pursuant to the Purchase Agreement, if such application or sale occurs on any day other than the last day of a Construction Period or Base Rent Period; or

                    (2) reserved to provide a Construction Advance that FCI requests, but thereafter declines to take for any reason, or that FCI requests but is not permitted to take because of its failure to satisfy any of the conditions specified in the Construction Management Agreement.

Breakage Costs will include, for example, losses attributable to any decline in LIBOR as of the effective date of any application described in the clause (1) preceding, as compared to LIBOR used to determine the Effective Rate then in effect. Each determination by BNPLC's Parent or the applicable Participant of Breakage Costs shall, in the absence of clear and demonstrable error, be conclusive and binding upon FCI.

        "BREAK EVEN PRICE" shall have the meaning assigned to it in subparagraph 1(A)(1) of the Purchase Agreement.

        "BUSINESS DAY" means any day that is (1) not a Saturday, Sunday or day on which commercial banks are generally closed or required to be closed in New York City, New York or San Francisco, California, and (2) a day


                         List of Defined Terms - Page 4
on which dealings in deposits of dollars are transacted in the London interbank market; provided that if such dealings are suspended indefinitely for any reason, "Business Day" shall mean any day described in clause (1).

        "CAPITAL ADEQUACY CHARGES" means any additional amounts BNPLC's Parent or any other Participant requests BNPLC to pay as compensation for an increase in required capital as provided in subparagraph 5.(c)(ii) of the Lease.

        "CARRYING COSTS" means the charges added to and made a part of the Outstanding Construction Allowance (and thus also added to and made a part of the Funded Construction Allowance) from time to time on and before the Base Rent Commencement Date pursuant to and as more particularly described in subparagraph 6.(a) of the Lease.

        "CLOSING CERTIFICATE" means the Amended and Restated Closing Certificate and Agreement dated as of July 16, 1998 executed by FCI in favor of BNPLC, as such Closing Certificate may be extended, supplemented, amended, restated or otherwise modified from time to time in accordance with its terms.

        "CMA SUSPENSION EVENT" shall have the meaning assigned to it in subparagraph 5(A) of the Construction Management Agreement.

        "CMA SUSPENSION NOTICE" shall have the meaning assigned to it in subparagraph 5(B)(1) of the Construction Management Agreement.

        "CMA SUSPENSION PERIOD" shall have the meaning assigned to it in subparagraph 5(C) of the Construction Management Agreement.

        "CMA TERMINATION EVENT" shall have the meaning assigned to it in subparagraph 5(B) of the Construction Management Agreement.

        "CODE" means the Internal Revenue Code of 1986, as amended.

        "COMMITMENT FEE" shall have the meaning assigned to it in subparagraph 4.(d) of the Lease.

        "COMPLETION NOTICE" means (1) a notice required by subparagraph 1(B) of the Construction Management Agreement from FCI to BNPLC, advising BNPLC when construction of the Construction Project is substantially complete, or (2) a notice permitted by subparagraph 6.(f) of the Lease from BNPLC to FCI, advising FCI after any Landlord's Election to Complete Construction when construction of the Construction Project is substantially complete or that BNPLC no longer intends to continue such construction.

        "CONSTRUCTION ADVANCES" means (1) actual advances of funds made by or on behalf of BNPLC to or on behalf of FCI pursuant to Paragraph 2 of the Construction Management Agreement, and (2) amounts considered as Construction Advances pursuant to subparagraph 6.(d) of the Lease.

        "CONSTRUCTION ADVANCE REQUEST" shall have the meaning assigned to it in subparagraph 2(C)(1) of the Construction Management Agreement.

        "CONSTRUCTION ALLOWANCE" means the allowance, consisting of Construction Advances and Carrying Costs, which is to be provided for the Construction Project as more particularly described in the Construction Management


                         List of Defined Terms - Page 5

Agreement and Paragraph 6 of the Lease.

        "CONSTRUCTION MANAGEMENT AGREEMENT" means a Construction Management Agreement dated as of July 16, 1998 (as from time to time supplemented, amended or restated) pursuant to which BNPLC has authorized FCI to construct certain improvements on the Land and agreed to provide a construction allowance for such construction on and subject to the terms and conditions described therein.

        "CONSTRUCTION MILESTONE" shall have the meaning assigned to it in subparagraph 5(B)(2) of the Construction Management Agreement.

        "CONSTRUCTION PERIOD" means each successive period of approximately one month, with the first Construction Period beginning on and including the Effective Date and ending on but not including the first Advance Date. Each successive Construction Period after the first Construction Period shall begin on and include the day on which the preceding Construction Period ends and shall end on but not include the next following Advance Date, until the last Construction Period, which shall end on but not include the earlier of the Base Rent Commencement Date or any Designated Sale Date upon which FCI or any Applicable Purchaser shall purchase BNPLC's interest in the Property pursuant to the Purchase Agreement.

        "CONSTRUCTION-PERIOD INDEMNITY PAYMENTS" shall have the meaning assigned to it in subparagraph 5.(e)(ii) of the Lease.

        "CONSTRUCTION PROJECT" means the new buildings or other substantial Improvements to be constructed, or the alteration of existing Improvements, as described generally in Exhibit B attached to the Construction Management Agreement.

        "DEBT" of any Person means: (i) indebtedness of such Person for borrowed money; (ii) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (iii) obligations of such Person to pay the deferred purchase price of property or services; (iv) obligations of such Person as lessee under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases; (v) obligations of such Person, contingent or otherwise, under any lease of real property or related documents (including a separate purchase agreement) which provide that such Person must purchase or cause another to purchase any interest in the leased property and thereby guarantee a minimum residual value of the leased property to the lessor; (vi) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a another Person against loss in respect of, indebtedness or obligations of others of the kinds referred to in the preceding clauses (i) through (v);
(vii) liabilities of another Person secured by a Lien on, or payable out of the proceeds of production from, property of such Person even though such obligation shall not be assumed by such Person (but in the case of such liabilities not assumed by such Person, the liabilities shall constitute Debt of such Person only to the extent of the value of such Person's property encumbered by the Lien securing such liabilities); and (viii) Unfunded Benefit Liabilities.

        "DEDUCTIBLE JUDGMENT" means a final, liquidated judgment against BNPLC, the execution of which has not been and will not be stayed pending appeal by BNPLC, secured by a judgment lien filed against the Property which constitutes a Lien Removable by BNPLC.

        "DEFAULT" means any event which, with the passage of time or the giving of notice or both, would (if not cured within any applicable cure period) constitute an Event of Default.


                         List of Defined Terms - Page 6

        "DEFAULT RATE" means, for any period prior to the Designated Sale Date, a floating per annum rate equal to two percent (2%) above the Prime Rate, and for any period commencing on or after the Designated Sale Date, Default Rate shall mean a floating per annum rate equal to five percent (5%) above the Prime Rate. However, in no event will the "Default Rate" at any time exceed the maximum interest rate permitted by law.

        "DEFECTIVE WORK" shall have the meaning assigned to it in subparagraph 1(A)(2)(e) of the Construction Management Agreement.

        "DESIGNATED SALE DATE" means the earlier of:

               (1)  the first Business Day of August, 2003; or

               (2) any Business Day designated as such in an irrevocable, unconditional notice given by FCI to BNPLC before FCI has made an Issue 97-10 Election; provided, that if the Business Day so designated by FCI is earlier than sixty days after the date of such notice, then the notice will be of no effect for purposes of this definition; and provided, further, to be effective for purposes of this definition, the notice must include an express, unconditional, unequivocal and irrevocable (A) waiver by FCI of any remaining right FCI may have under any of the Operative Documents to make any Issue 97-10 Election, and (B) acknowledgment by FCI that because of FCI's election to accelerate the Designated Sale Date, the Maximum Remarketing Obligation will equal the Break Even Price under the Purchase Agreement; or

               (3) any Business Day designated as such in an irrevocable, unconditional notice given by FCI to BNPLC after FCI has made an Issue 97-10 Election (a notice which FCI might give, for example, to force the commencement of FCI's Extended Remarketing Period); provided, that if the Business Day so designated by FCI is earlier than sixty days after the date of such notice or is earlier than the Base Rent Commencement Date, then the notice will be of no effect for purposes of this Definition; and provided, further, to be effective for purposes of this definition, the notice must include an express, unconditional, unequivocal and irrevocable acknowledgment by FCI that (A) because FCI has previously made an Issue 97-10 Election, BNPLC has the right to collect Issue 97-10 Prepayments under the Operative Documents and such right will continue unaffected by the notice, and (B) because of FCI's election to accelerate the Designated Sale Date, the Maximum Remarketing Obligation will equal the Break Even Price under the Purchase Agreement; or

               (4) any Business Day designated as such in a notice given by BNPLC to FCI after the effective date of any termination of the Construction Management Agreement as provided in subparagraphs 5(D) or 5(E) thereof; or

               (5) any Business Day designated as such in a notice given by BNPLC to FCI after BNPLC's receipt of a notice from FCI setting forth FCI's election to terminate the Purchase Option and FCI's Initial Remarketing Rights and Obligations as provided in subparagraph 4(B) thereof; or

               (6) any Business Day designated as such in a notice given by BNPLC to FCI when any Event of Default has occurred and is continuing.

        "DEVELOPMENT DOCUMENTS" means the contracts, ordinances and other documents described in Schedule 1 attached to the Lease, if any, as the same may be modified from time to time in accordance with the Lease and the Closing Certificate (including modifications authorized pursuant to subparagraphs 7.(a) and 7.(b) of the Lease),


                         List of Defined Terms - Page 7
and any applications, permits or certificates concerning or affecting the use or development of the Property that may be submitted, issued or executed from time to time as contemplated in such contracts, ordinances and other documents or that BNPLC may hereafter execute, approve or consent to at the request of FCI.

        "EFFECTIVE DATE" means July 16, 1998.

        "EFFECTIVE RATE" means for each Construction Period and for each Base Rent Period, the per annum rate determined by dividing (A) LIBOR for such Construction Period or Base Rent Period, as the case may be, by (B) one hundred percent (100%) minus the Eurodollar Rate Reserve Percentage for such Construction Period or Base Rent Period. If LIBOR or the Eurodollar Rate Reserve Percentage changes from Construction Period to Construction Period or from Base Rent Period to Base Rent Period, then the Effective Rate shall be automatically increased or decreased as of the date of such change, as the case may be, without prior notice to FCI. If for any reason BNPLC determines that it is impossible or unreasonably difficult to determine the Effective Rate with respect to a given Construction Period or Base Rent Period in accordance with the foregoing, then the "EFFECTIVE RATE" for that Construction Period or Base Rent Period shall equal any published index or per annum interest rate determined in good faith by BNPLC's Parent to be comparable to LIBOR at the beginning of the first day of that period. A comparable interest rate might be, for example, the then existing yield on short term United States Treasury obligations (as compiled by and published in the then most recently published United States Federal Reserve Statistical Release H.15(519) or its successor publication), plus or minus a fixed adjustment based on BNPLC's Parent's comparison of past eurodollar market rates to past yields on such Treasury obligations. Any determination by BNPLC of the Effective Rate under this definition shall, in the absence of clear and demonstrable error, be conclusive and binding upon FCI.

        "ENVIRONMENTAL CONSULTANT" means a qualified individual employed by a qualified firm. Individuals shall be deemed qualified if they (i) possess at least five years of experience in performing environmental, engineering and consulting services; (ii) have performed or supervised at least five projects involving remediation of soil contaminated with hazardous substances, including at least one project similar to the Remedial Work; (iii) have all licenses required under applicable law for the Remedial Work; and (iv) have at least a bachelor's degree in the physical sciences or a related field from an accredited college or university. A firm shall be deemed qualified if it is: (i) a nationally recognized, reputable environmental and/or engineering firm in the business of providing professional environmental engineering and consulting services; (ii) has experience and expertise in projects involving the Remedial Work; (iii) maintains policies of insurance which are approved by BNPLC in its reasonable discretion.

        "ENVIRONMENTAL LAWS" means any and all existing and future Applicable Laws pertaining to safety, health or the environment, or to Hazardous Substances or Hazardous Substance Activities, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 (as amended, "CERCLA"), and the Resource Conservation and Recovery Act of 1976, as amended by the Used Oil Recycling Act of 1980, the Solid Waste Disposal Act Amendments of 1980, and the Hazardous and Solid Waste Amendments of 1984 (as amended, "RCRA").

        "ENVIRONMENTAL LOSSES" means Losses suffered or incurred by any Interested Party relating to or arising out of, based on or as a result of: (i) any Hazardous Substance Activity that occurs or is alleged to have occurred on or prior to the Loss Cutoff Date; (ii) any violation on or prior to the Loss Cutoff Date of Environmental Laws relating to the Property or to the ownership, use, occupancy or operation thereof; (iii) any investigation, inquiry, order, hearing, action, or other proceeding by or before any governmental or quasi-governmental agency or authority in connection with any Hazardous Substance Activity that occurs or is alleged to have occurred in whole


                         List of Defined Terms - Page 8
or in part on or prior to the Loss Cutoff Date; or (iv) any claim, demand, cause of action or investigation, or any action or other proceeding, whether meritorious or not, brought or asserted against any Interested Party which relates to, arises from, is based on, or results from any of the matters described in clauses (i), (ii) or (iii) of this definition, or any allegation of any such matters. For purposes of determining whether Losses constitute "Environmental Losses," any actual or alleged Hazardous Substance Activity or violation of Environmental Laws relating to the Property will be presumed to have occurred prior to the Loss Cutoff Date unless FCI establishes by clear and convincing evidence to the contrary that the relevant Hazardous Substance Activity or violation of Environmental Laws did not occur or commence prior to the Loss Cutoff Date. Even if after the Loss Cutoff Date Losses are incurred by or asserted against a particular Interested Party that would not have been incurred or asserted, but for any matter described in clauses (i), (ii) or (iii) of this definition, or an allegation of any such matter, then such Losses will constitute Environmental Losses.

        "ENVIRONMENTAL REPORT" means collectively the following reports, which were provided by FCI to BNPLC or otherwise obtained by BNPLC prior to the execution of the Lease: (1) Phase 1 Environmental Site Assessment Report, Fontanoso Way Property, San Jose, California, Dated April 22, 1998, prepared by Lita D. Freeman of Kleinfelder, Inc., and (2) Environmental Report dated April 27, 1998, prepared by Elizabeth Ward of Washington Advisors.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, together with all rules and regulations promulgated with respect thereto.

        "ERISA AFFILIATE" means any Person who for purposes of Title IV of ERISA is a member of FCI's controlled group, or under common control with FCI, within the meaning of Section 414 of the Internal Revenue Code, and the regulations promulgated and rulings issued thereunder.

        "ERISA TERMINATION EVENT" means (i) the occurrence with respect to any Plan of a reportable event described in Section 4043(c) of ERISA for which any penalty or notice thereof has not been waived pursuant to regulations, rulings, or notices issued by the Pension Benefit Guaranty Corporation pursuant to a waiver by such corporation under Section 4043(a) of ERISA, or (ii) the filing of a notice of intent to terminate any Plan or the treatment of any Plan amendment as a termination under Section 4041 of ERISA (other than in connection with a standard termination of a fully funded Plan pursuant to Section 4041 of ERISA), or (iii) the institution of proceedings to terminate any Plan by the Pension Benefit Guaranty Corporation under Section 4042 of ERISA, or (iv) any other event or condition which would constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

        "ESCROWED PROCEEDS" means, subject to the exclusions specified in the next sentence, any money that is received by BNPLC from time to time during the Term (and any interest earned thereon) from any party (1) under any property insurance policy as a result of damage to the Property, (2) as compensation for any restriction imposed by any governmental authority upon the use or development of the Property or for the condemnation of the Property or any portion thereof, (3) because of any judgment, decree or award for injury or damage to the Property or (4) under any title insurance policy or otherwise as a result of any title defect or claimed title defect with respect to the Property; provided, however, in determining the amount of "Escrowed Proceeds" there shall be deducted all expenses and costs of every type, kind and nature (including Attorneys' Fees) incurred by BNPLC to collect such proceeds. Notwithstanding the foregoing, "Escrowed Proceeds" will not include (A) any payment to BNPLC by a Participant or an Affiliate of BNPLC that is made to compensate BNPLC for the Participant's or Affiliate's share of any Losses BNPLC may incur as a result of any of the events described in the preceding clauses (1) through (4), (B) any money or proceeds that have been applied as a Qualified Payment or to pay any Breakage


                         List of Defined Terms - Page 9

Costs or other costs incurred in connection with a Qualified Payment, (C) any money or proceeds that, after no less than ten days notice to FCI, BNPLC returns or pays to a third party because of BNPLC's good faith belief that such return or payment is required by law, (D) any money or proceeds paid by BNPLC to FCI or offset against any amount owed by FCI, or (E) any money or proceeds used by BNPLC in accordance with the Lease for repairs or the restoration of the Property or to obtain development rights or the release of restrictions that will inure to the benefit of future owners or occupants of the Property. Until Escrowed Proceeds are paid to FCI pursuant to Paragraph 11 of the Lease, transferred to a purchaser under the Purchase Agreement as therein provided or applied as a Qualified Payment or as otherwise described in the preceding sentence, BNPLC shall keep the same deposited in an interest bearing account, and all interest earned on such account shall be added to and made a part of Escrowed Proceeds.

        "ESTABLISHED MISCONDUCT" of a Person means, and is limited to: (1) if the Person is bound by the Lease or the Purchase Agreement, a breach by such Person of the express provisions of the Lease or the Purchase Agreement that continues beyond any period for cure provided therein, and (2) conduct of such Person or its Affiliates that has been determined to constitute wilful misconduct or Active Negligence in or as a necessary element of a final judgment rendered against such Person by a court with jurisdiction to make such determination. Established Misconduct of one Interested Party shall not be attributed to a second Interested Party unless the second Interested Party is an Affiliate of the first. Negligence which does not constitute Active Negligence shall not in any event constitute Established Misconduct. For purposes of this definition, "conduct of a Person" will include (1) the conduct of an employee of that Person, but only to the extent that the employee is acting within the scope of his employment by that Person, as determined in or as a necessary element of a final judgment rendered against such Person by a court with jurisdiction to make such determination, and (2) the conduct of an agent of that Person (such as an independent environmental consultant engaged by that Person), but only to the extent that the agent is, as determined in or as a necessary element of a final judgment rendered against such Person by a court with jurisdiction to make such determination, (x) acting within the scope of the authority granted to him by such Person, (y) not acting with the consent or approval of or under the direction of FCI or FCI's Affiliates, employees or agents, and (z) not acting in good faith to mitigate Losses that such Person may suffer because of a breach or repudiation by FCI of the Closing Certificate or Lease or the Purchase Agreement.

        "EUROCURRENCY LIABILITIES" shall have the meaning assigned to it in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

        "EURODOLLAR RATE RESERVE PERCENTAGE" means, for purposes of determining the Effective Rate for any Construction Period or Base Rent Period, the reserve percentage applicable two Business Days before the first day of such period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) for BNPLC's Parent with respect to liabilities or deposits consisting of or including Eurocurrency Liabilities (or with respect to any other category or liabilities by reference to which LIBOR is determined) having a term comparable to such period.

        "EVENT OF DEFAULT" shall have the meaning assigned to it in subparagraph 17.(a) of the Lease.

        "EXCESS FUNDING COMMITMENT" shall have the meaning assigned to it in subparagraph 2(C)(2)(b) of the Construction Management Agreement.

        "EXCLUDED TAXES" means (1) all federal, state and local income taxes upon Base Rent, Commitment Fees, Administrative Agency Fees, any interest paid to BNPLC or any Participant pursuant to subparagraph 4.(h) of the


                         List of Defined Terms - Page 10

Lease and any additional compensation claimed by BNPLC pursuant to subparagraph 5.(c)(ii) of the Lease; (2) all federal, state and local income taxes upon any amounts paid as reimbursement for or to satisfy Losses incurred by BNPLC or any Participant to the extent such taxes are offset by a corresponding reduction of BNPLC's or the applicable Participant's income taxes because of BNPLC's or such Participant's deduction of the reimbursed Losses from its taxable income or because of any tax credits attributable thereto; (3) taxes imposed by any governmental authority outside the United States of America; and (4) any transfer or change of ownership taxes assessed because of BNPLC's transfer or conveyance to any third party of BNPLC's rights or interests in the Lease or the Purchase Agreement or the Property, but excluding any such taxes assessed because of any transfer described in clauses (4) or (6) of the definition of Permitted Transfer below. For purposes of this definition, income taxes shall include any state or local taxes on the net income of BNPLC or a Participant, as the case may be, whether or not designated as an "income tax" or "franchise tax" and regardless of any future increase in tax rates used to compute such taxes. If, however, a change in Applicable Laws after the Effective Date results in an increase in such taxes for any reason other than an increase in the applicable tax rates (e.g., a disallowance of deductions that would otherwise be available against payments described in clause (1) of this definition), then for purposes of computing the taxes that constitute "Excluded Taxes," the change in law will not be considered.

        "EXISTING CONTRACT" means the Agreement of Purchase and Sale and Joint Escrow Instructions dated December, 1997 (as amended), originally between Berg & Berg Enterprises as seller and Solectron Corporation as buyer, covering the Land described in Exhibit A of the Lease.

        "FAIR MARKET VALUE" means the fair market value of the Property on or about the Designated Sale Date (calculated under the assumptions, whether or not then accurate, that FCI has fulfilled and can be expected to continue to fulfill its obligations under the Lease and other Operative Documents; that FCI has maintained the Property in compliance with all Applicable Laws [including Environmental Laws]; that any construction commenced on the Land but not completed prior to the Designated Sale Date shall not reduce the value of the Property; that all Improvements are self-sufficient in the sense that any easements or offsite facilities needed under the Development Documents or otherwise for the use of the Improvements will be available at no additional cost to the owner of the Improvements; that FCI has repaired and restored the Property after any damage following fire or other casualty; that FCI has restored the remainder of the Property after any partial taking by eminent domain; that FCI has completed any contests of and paid any taxes due [other than Excluded Taxes] or other amounts secured by or allegedly secured by a lien against the Property, including any assessment liens, but not including Liens Removable by BNPLC; that no conditions or circumstances on or about the Property [such as the presence of an endangered species] is discovered that will impede development of the Property; that development of the Property will not be hindered or delayed because of the limited availability of utilities or water; that any purchaser paying fair market value for the Property will receive copies of all of FCI's books and records which are necessary or useful to a future owner's or occupant's use of the Property in the manner permitted by the Lease, including books and records evidencing the testing and validation of the Property for the uses permitted by the Lease; that without undue cost or delay any such purchaser can obtain any necessary permits or licenses needed to use the Property for the purposes permitted by the Lease; and that FCI has cured any title defects affecting the Property other than Liens Removable by BNPLC, all in accordance with the standards and requirements of the Lease [as though the Lease were continuing in force], and the Closing Certificate) as determined by an independent MAI Certified General Real Estate Appraiser reasonably satisfactory to BNPLC who has five years or more experience appraising similar properties in and around Santa Clara County, California.

        "FCI" means Force Computers, Inc., a Delaware corporation.

        "FCI'S EXTENDED REMARKETING PERIOD" shall have the meaning assigned to it in subparagraph 2(A) of the


                         List of Defined Terms - Page 11

Purchase Agreement.

        "FCI'S EXTENDED REMARKETING RIGHT" shall have the meaning assigned to it in subparagraph 2(A) of the Purchase Agreement.

        "FCI'S INITIAL REMARKETING RIGHTS AND OBLIGATIONS" shall have the meaning assigned to it in subparagraph 1(A)(2) of the Purchase Agreement.

        "FED FUNDS RATE" means, for any period, a fluctuating interest rate (expressed as a per annum rate and rounded upwards, if necessary, to the next 1/16 of 1%) equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rates are not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by BNPLC's Parent from three Federal funds brokers of recognized standing selected by BNPLC's Parent. All determinations of the Fed Funds Rate by BNPLC's Parent shall, in the absence of clear and demonstrable error, be binding and conclusive upon FCI.

        "FOCB NOTICE" shall have the meaning assigned to it in subparagraph 5(E) of the Construction Management Agreement.

        "FUNDED CONSTRUCTION ALLOWANCE" means on any day the Outstanding Construction Allowance on that day, including all Construction Advances and Carrying Costs added to the Outstanding Construction Allowance on or prior to that day, plus the amount of any Qualified Payments deducted on or prior to that day in the calculation of such Outstanding Construction Allowance, less any Voluntary FCI Construction Contributions added on or prior to that day in the calculation of such Qualified Payments.

        "FUNDING ADVANCES" means (1) the Initial Funding Advance and (2) all future advances made by BNPLC's Parent or any other Participant to or on behalf of BNPLC to allow BNPLC to provide the Construction Allowance under the Lease.

        "FUTURE WORK" shall have the meaning assigned to it in subparagraph 2(C)(2)(b) of the Construction Management Agreement.

        "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, applied on a basis consistent with those used in the preparation of the financial statements referred to in subparagraph 16.(b) of the Lease (except for changes concurred in by FCI's independent public accountants).

        "GUARANTOR" means Solectron Corporation, a Delaware corporation.

        "GUARANTY" means the Amended and Restated Guaranty dated as of July 16, 1998 given by Guarantor to BNPLC, guaranteeing the obligations of FCI under the Lease, Purchase Agreement and Closing Certificate, as such Guaranty may be extended, supplemented, amended, restated or otherwise modified from time to time in accordance with its terms.

        "HAZARDOUS SUBSTANCE" means (i) any chemical, compound, material, mixture or substance that is now or hereafter defined or listed in, regulated under, or otherwise classified pursuant to, any Environmental Laws as


                         List of Defined Terms - Page 12
a "hazardous substance," "hazardous material," "hazardous waste," "extremely hazardous waste or substance," "infectious waste," "toxic substance," "toxic pollutant," or any other formulation intended to define, list or classify substances by reason of deleterious properties, including ignitability, corrosiveness, reactivity, carcinogenicity, toxicity or reproductive toxicity;
(ii) petroleum, any fraction of petroleum, natural gas, natural gas liquids, liquified natural gas, synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas), and ash produced by a resource recovery facility utilizing a municipal solid waste stream, and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (iii) asbestos and any asbestos containing material; and (iv) any other material that, because of its quantity, concentration or physical or chemical characteristics, poses a significant present or potential hazard to human health or safety or to the environment if released into the workplace or the environment.

        "HAZARDOUS SUBSTANCE ACTIVITY" means any actual, proposed or threatened use, storage, holding, release (including any spilling, leaking, leaching, pumping, pouring, emitting, emptying, dumping, disposing into the environment, and the continuing migration into or through soil, surface water, groundwater or any body of water), discharge, deposit, placement, generation, processing, construction, treatment, abatement, removal, disposal, disposition, handling or transportation of any Hazardous Substance from, under, in, into or on the Property, including the movement or migration of any Hazardous Substance from surrounding property, surface water, groundwater or any body of water under, in, into or onto the Property and any resulting residual Hazardous Substance contamination in, on or under the Property. "HAZARDOUS SUBSTANCE ACTIVITY" also means any existence of Hazardous Substances on the Property that would cause the Property or the owner or operator thereof to be in violation of, or that would subject the Property to any remedial obligations under, any Environmental Laws, including CERCLA and RCRA, assuming disclosure to the applicable governmental authorities of all relevant facts, conditions and circumstances pertaining to the Property. "HAZARDOUS SUBSTANCE ACTIVITY" does not, however, include events or circumstances that do not affect the Property on or about other properties owned or operated by FCI.

        "IMPOSITIONS" means all sales, excise, ad valorem, gross receipts, business, transfer, stamp, occupancy, rental and other taxes, levies, fees, charges, surcharges, assessments or penalties which arise out of or are attributable to the Lease or which are imposed upon BNPLC or the Property because of the ownership, leasing, occupancy, sale or operation of the Property, or any part thereof or interest therein, or relating to or required to be paid by any of the Permitted Encumbrances or the Development Documents, excluding only Excluded Taxes. "IMPOSITIONS" shall include real estate taxes imposed because of a change of use or ownership of the Property on or prior to the date of any sale by BNPLC pursuant to the Purchase Agreement.

        "IMPROVEMENTS" means any and all (1) buildings and other real property improvements now or hereafter erected on the Land, and (2) equipment (e.g., HVAC systems, elevators and plumbing fixtures) attached to the buildings or other real property improvements, the removal of which would cause structural or other material damage to the buildings or other real property improvements or would materially and adversely affect the value or use of the buildings or other real property improvements.

        "INDEX DEBT" means senior, unsecured, long-term indebtedness for borrowed money of Guarantor that is not guaranteed by any other Person or subject to any other credit enhancement.

        "INDUSTRIAL HYGIENIST" means an industrial hygienist certified by the American Board of Industrial Hygiene who is experienced with required and appropriate health and safety standards and good industrial hygiene practice related to operations at hazardous waste sites.


                         List of Defined Terms - Page 13

        "INITIAL FUNDING ADVANCE" means, collectively, the advances of made by BNPLC's Parent (directly or through one or more of its Affiliates) to or on behalf of BNPLC on or prior to the effective date of the Lease to cover the cost of BNPLC's acquisition of the Property and certain Transaction Expenses and other amounts described in this definition. The amount of the Initial Funding Advance may be confirmed by a separate closing certificate executed by FCI as of the Effective Date. To the extent that BNPLC does not itself use the entire Initial Funding Advance to pay Transaction Expenses incurred by BNPLC or for other purposes described in the preceding sentence, the remainder thereof is being advanced to FCI, with the understanding that FCI will use any such amount advanced for one or more of the following purposes: (1) the payment or reimbursement of Transaction Expenses incurred by FCI; (2) the payment or reimbursement of expenses incurred by FCI in connection with the Construction Project, including the planning, design, engineering, construction and permitting of thereof; (3) the maintenance of the Property; or (4) the payment of Rents next due.

        "INTERESTED PARTY" means each of (1) BNPLC, its Affiliates and its successors and assigns as to the Property or any part thereof or any interest therein, (2) BNPLC's Parent, and (3) any other Participants and their permitted successors and assigns under the Participation Agreement; provided, however, none of the following shall constitute an Interested Party: (a) any Person to whom BNPLC may transfer an interest in the Property by a conveyance that is not a Permitted Transfer and others that cannot lawfully claim an interest in the Property except through or under such a transfer by BNPLC, (b) FCI or any Person that cannot lawfully claim an interest in the Property except through or under a conveyance from FCI, or (c) any Applicable Purchaser under the Purchase Agreement and any Person that cannot lawfully claim an interest in the Property except through or under a conveyance from such Applicable Purchaser.

        "ISSUE 97-1 NON-PERFORMANCE-RELATED SUBJECTIVE EVENT OF DEFAULT" means an Event of Default that is unrelated to the Property or the use or maintenance thereof and that results solely from (A) a breach by FCI or Guarantor of a provision in any Operative Document or the Guaranty, the occurrence of which breach cannot be objectively determined, or (B) any other event described in clauses (vi), (vii), (viii), (ix), (x), (xi), (xii), (xiv) or (xvi) of subparagraph 17(a) of the Lease, the occurrence of which event cannot be objectively determined. For example, an Event of Default under subparagraph 17.(a)(vii) of the Lease resulting solely from a failure of FCI to "generally" pay its debts as such debts become due (in contrast to a failure of FCI to pay Rent to BNPLC as it becomes due under the Lease) would constitute an Issue 97-1 Non-performance-related Subjective Event of Default. In no event, however, will the term "Issue 97-10 Non-performance-related Subjective Event of Default" include an Event of Default resulting from (1) a failure of FCI to make any payment required to BNPLC under the Operative Documents, (2) a breach by Guarantor of any of sections 3.09, 3.10 or 3.11 of PART 3 of Schedule A attached to the Guaranty (which set forth financial ratio covenants), (3) any failure of FCI to use, maintain and insure the Property in accordance with the requirements of the Lease, or (4) any failure of FCI to pay the full amount of any Supplemental Payment on the Designated Sale Date as required by the Purchase Agreement. Except as provided in subparagraph 1(A)(2)(c)(i) of the Purchase Agreement, the characterization of any Event of Default as an Issue 97-10 Non-performance-related Subjective Event of Default will not affect the rights or remedies available to BNPLC because of the Event of Default.

        "ISSUE 97-10 ELECTION" means any of the following elections by FCI: (1) an election to terminate the Construction Management Agreement as provided in subparagraph 5(D) thereof; and (2) an election to terminate FCI's Initial Remarketing Rights and Obligations as provided in subparagraph 4(B) of the Purchase Agreement.

        "ISSUE 97-10 PREPAYMENT" means a payment to BNPLC, required by subparagraph 4.(f) of the Lease or by subparagraphs 4(B) or 4(C) of the Purchase Agreement, equal in each case to (A) the Maximum Permitted Prepayment, computed as of the date on which the payment becomes due, less (B) the accreted value of any prior


                         List of Defined Terms - Page 14
payments actually received by BNPLC from FCI constituting Issue 97-10 Prepayments or Voluntary FCI Construction Contributions. For purposes of the preceding sentence, "accreted value" of a payment shall mean the amount of the payment plus an amount equal to the interest that would have accrued on the payment if it bore interest at the Effective Rate.

        "LAND" means the land as described in Exhibit A attached to the Lease, Closing Certificate and Purchase Agreement. However, upon any amendment to the Lease which modifies the land covered thereby, the land covered by the Closing Certificate and Purchase Agreement shall automatically be so modified.

        "LANDLORD'S ELECTION TO CONTINUE CONSTRUCTION" shall have the meaning assigned to it in subparagraph 6.(d) of the Lease.

        "LEASE" means the Amended and Restated Lease Agreement dated as of July 16, 1998 between BNPLC, as landlord, and FCI, as tenant, pursuant to which FCI has agreed to lease BNPLC's interest in the Property, as such Lease Agreement may be extended, supplemented, amended, restated or otherwise modified from time to time in accordance with its terms.

        "LIBOR" means, for purposes of determining the Effective Rate for each Construction Period or Base Rent Period, the rate determined by BNPLC's Parent to be the average rate of interest per annum (rounded upwards, if necessary, to the next 1/16 of 1%) of the rates at which deposits of dollars are offered or available to BNPLC's Parent in the London interbank market at approximately 11:00 a.m. (London time) on the second Business Day preceding the first day of such period. BNPLC shall instruct BNPLC's Parent to consider deposits, for purposes of making the determination described in the preceding sentence, that are offered: (i) for delivery on the first day of such Construction Period or Base Rent Period, as the case may be, (ii) in an amount equal or comparable to the total (projected on the applicable date of determination by BNPLC's Parent) Stipulated Loss Value on the first day of such period, and (iii) for a time equal or comparable to the length of such period. If BNPLC's Parent so chooses, it may determine LIBOR for any period by reference to the rate reported by the British Banker's Association on Page 3750 of the Telerate Service at approximately 11:00 a.m. (London time) on the second Business Day preceding the first day of such period. If for any reason BNPLC's Parent determines that it is impossible or unreasonably difficult to determine LIBOR with respect to a given Construction Period or Base Rent Period in accordance with the foregoing, or if BNPLC's Parent shall determine that it is unlawful (or any central bank or governmental authority shall assert that it is unlawful) for BNPLC, BNPLC's Parent or any Participant to provide or maintain Funding Advances during any Construction Period or Base Rent Period for which Carrying Costs or Base Rent is computed by reference to LIBOR, then "LIBOR" for that period shall equal the rate which is fifty basis points (50/100 of 1%) above the Fed Funds Rate for that period. All determinations of LIBOR by BNPLC's Parent shall, in the absence of clear and demonstrable error, be binding and conclusive upon FCI.

        "LIBOR PERIOD ELECTION" for the first Base Rent Period means one month and for any subsequent Base Rent Period means a period of one month, three months or six months as designated by FCI at least ten Business Days prior to the commencement of such Base Rent Period by a notice given to BNPLC in the form of Exhibit H attached to the Lease. (For purposes of the Lease a LIBOR Period Election for any Base Rent Period shall also be considered the LIBOR Period Election in effect on (1) the Base Rent Commencement Date or Base Rent Date upon which such Base Rent Period begins and (2) subsequent Base Rent Dates, if any, which occur before the date upon which such Base Rent Period ends.) Any LIBOR Period Election so designated by FCI shall remain in effect for the entire Base Rent Period specified in FCI's notice to BNPLC (provided such Base Rent Period commences at least ten Business Days after BNPLC's receipt of the notice) and for all subsequent Base Rent Periods until a new designation becomes effective in accordance with the provisions set forth in this definition. Notwithstanding the


                         List of Defined Terms - Page 15
foregoing, however: (1) FCI shall not be entitled to designate a LIBOR Period Election that would cause a Base Rent Period to extend beyond the end of the scheduled Term; (2) changes in the LIBOR Period Election shall become effective only upon the commencement of a new Base Rent Period; and (3) if FCI fails to make a LIBOR Period Election consistent with the foregoing requirements for any Base Rent Period, or if an Event of Default shall have occurred and be continuing on the third Business Day preceding the commencement of any Base Rent Period, the LIBOR Period Election for such Base Rent Period shall be deemed to be one month.

        "LIEN" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, any agreement to sell receivables with recourse, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction). Customary bankers' rights of set-off arising by operation of law or by contract (however styled, if the contract grants rights no greater than those arising by operation of law) in connection with working capital facilities, lines of credit, term loans and letter of credit facilities and other contractual arrangements entered into with banks in the ordinary course of business are not "Liens" for the purposes of the Lease.

        "LIENS REMOVABLE BY BNPLC" means, and is limited to, Liens encumbering the Property that are asserted (1) other than as contemplated by the Lease or the Purchase Agreement, by BNPLC itself, (2) by third parties lawfully claiming through or under BNPLC (which for purposes of the Lease shall include any judgment liens established against the Property because of a judgment rendered against BNPLC and shall also include any liens established against the Property to secure past due Excluded Taxes), or (3) by third parties lawfully claiming under a deed or other instrument duly executed by BNPLC; provided, however, Liens Removable by BNPLC shall not include (A) any Permitted Encumbrances or Development Documents (regardless of whether claimed through or under BNPLC),
(B) any of the Operative Documents or any other document executed by BNPLC with the knowledge of (and without objection by) FCI's counsel contemporaneously with the execution and delivery of the Operative Documents, (C) Liens which are neither lawfully claimed through or under BNPLC (as described above) nor claimed under a deed or other instrument duly executed by BNPLC, (D) Liens claimed by FCI or claimed through or under a conveyance made by FCI, (E) Liens arising because of BNPLC's compliance with Applicable Law, the Lease, Permitted Encumbrances, the Development Documents or any written request made by FCI, (F) Liens securing the payment of property taxes or other amounts assessed against the Property by any governmental authority, other than to secure the payment of past due Excluded Taxes or to secure damages caused by (and attributed by any applicable principles of comparative fault to) BNPLC's own Established Misconduct or the Established Misconduct of BNPLC's Parent or BNPLC's other Affiliates, (G) Liens resulting from or arising in connection with any breach by FCI of the Closing Certificate, the Lease or the Purchase Agreement; or (H) Liens resulting from or arising in connection with any Permitted Transfer that occurs after any Designated Sale Date upon which, for any reason, FCI or an Affiliate of FCI or any Applicable Purchaser shall not purchase BNPLC's interest in the Property pursuant to the Purchase Agreement for a net price to BNPLC (when taken together with any additional payments made by FCI pursuant to Paragraph 1(A)(2) of the Purchase Agreement, in the case of a purchase by an Applicable Purchaser) equal to Stipulated Loss Value.

        "LIST OF DEFINED TERMS" means this List of Defined Terms, which is attached to the Lease and incorporated by reference into the other Operative Documents.

        "LOSS CUTOFF DATE" means the later of the dates upon which (i) the Lease terminates, (ii) FCI surrenders possession of the Property or (iii) FCI ceases to have any leasehold or other interest in the Property under the Lease or otherwise.


                         List of Defined Terms - Page 16

        "LOSSES" means the following, to the extent (but only to the extent) resulting from, arising out of or in connection with events or circumstances (including the condition of the Property) that actually or allegedly occurred or existed or may hereafter occur or exist on or before the Loss Cutoff Date: any and all losses, liabilities, damages (whether actual, consequential, punitive or otherwise denominated), demands, claims, administrative or legal proceedings, actions, judgments, causes of action, assessments, fines, penalties, costs and expenses (including Attorneys' Fees and the fees of outside accountants and environmental consultants), of any and every kind or character, foreseeable and unforeseeable, liquidated and contingent, proximate and remote. For purposes of determining whether any loss, liability, damage, demand, claim, administrative or legal proceeding, action, judgment, cause of action, assessment, fine, penalty, cost or expense constitutes a "Loss," the events or circumstances relating thereto will be presumed to have occurred prior to the Loss Cutoff Date unless FCI establishes by clear and convincing evidence to the contrary that the relevant events or circumstances did not occur or exist prior to the Loss Cutoff Date.

        "MATERIAL ENVIRONMENTAL COMMUNICATION" means a communication between FCI or its agents and a regulatory agency or third party, which causes, or potentially could cause (whether by implementation of or response to said communication), a material change in the scope, duration, or nature of any Remedial Work.

        "MAXIMUM CONSTRUCTION ALLOWANCE" means an amount equal to $16,000,000, less the Initial Funding Advance.

        "MAXIMUM PERMITTED PREPAYMENT" as of any date means the amount equal to the lesser of the following:

               (1)    the sum of:

                      (A) eighty-nine and nine-tenths of one percent (89.9%) of the aggregate of (i) all Project Costs paid or incurred on or prior to such date, plus (ii) ninety-seven percent (97%) of Carrying Costs added to the Outstanding Construction Allowance on or prior to such date; plus

                      (B) any amount by which the value of BNPLC's interest in the Land and its appurtenances are less than the price paid by BNPLC for the same as determined reasonably and in good faith by BNPLC after consulting with an independent appraiser; or

               (2) eighty-nine and nine-tenths of one percent (89.9%) of Stipulated Loss Value on such date.

        "MAXIMUM REMARKETING OBLIGATION" shall have the meaning indicated in subparagraph 1(A)(2)(c) of the Purchase Agreement.

        "MINIMUM EXTENDED REMARKETING PRICE" shall have the meaning assigned to it in subparagraph 2(B) of the Purchase Agreement.

        "MOODY'S" means Moody's Investor Service, Inc.

        "NORMAL TENANT IMPROVEMENTS" shall have the meaning assigned to it in subparagraph 3(A) of the Construction Management Agreement.


                         List of Defined Terms - Page 17

        "NOTICE OF FCI'S INTENT TO TERMINATE" shall have the meaning assigned to it in subparagraph 5(D) of the Construction Management Agreement.

        "OPERATIVE DOCUMENTS" means the Closing Certificate, the Lease, the Construction Management Agreement and the Purchase Agreement.

        "OUTSTANDING CONSTRUCTION ALLOWANCE" shall have the meaning assigned to it in subparagraph 6.(a) of the Lease.

        "PARTICIPANT" means BNPLC's Parent, Allied Irish Banks PLC, Bank of America National Trust and Savings Association, Security Pacific Leasing Corporation, First Union National Bank, Mellon Bank, N.A., Standard Chartered Bank and any other Person that, upon becoming a party to the Participation Agreement by executing a supplement thereto as contemplated therein, agrees from time to time to participate in all or some of the risks and rewards to BNPLC of the Lease, the Purchase Agreement and the Closing Certificate. As of the Effective Date, the only Participant is BNPLC's Parent, but BNPLC may agree after the Effective Date to share in risks and rewards of the Lease, the Purchase Agreement, and the Closing Certificate with other Participants. However, no Person other than BNPLC's Parent, Allied Irish Banks PLC, Bank of America National Trust and Savings Association, Security Pacific Leasing Corporation, First Union National Bank, Mellon Bank, N.A., Standard Chartered Bank and their respective Affiliates shall qualify as a Participant for purposes of the Lease, the Purchase Agreement, the Closing Certificate or other agreements concerning the Property to which SGC is a party unless such Person became a party to the Participation Agreement by executing a supplement to that agreement as contemplated therein and, at the time of execution of the supplement either (i) such Person had obtained SGC's prior written approval (which approval will not be unreasonably withheld), or (ii) an Event of Default had occurred and was continuing.

        "PARTICIPATION AGREEMENT" means the Amended and Restated Participation Agreement dated as of the Effective Date, between BNPLC and the Participants and any other Participants that may become parties thereto as contemplated therein, pursuant to which BNPLC's Parent has agreed to participate in the risks and rewards to BNPLC of the Lease and the Purchase Agreement, as such Participation Agreement may be extended, supplemented, amended, restated or otherwise modified from time to time in accordance with its terms.

        "PERMITTED ENCUMBRANCES" means (i) the encumbrances and other matters affecting the Property that are set forth in Exhibit B attached to the Lease,
(ii) any easement agreement or other document affecting title to the Property executed by BNPLC at the request of or with the consent of FCI, (iii) any liens from time to time imposed to secure only ad valorem taxes on the Property which, at the time in question, are not delinquent, and (iv) the terms and conditions of the Existing Contract that survived the conveyance of the Land from Seller to BNPLC.

        "PERMITTED HAZARDOUS SUBSTANCE USE" means the use, generation, storage and offsite disposal of Permitted Hazardous Substances in strict accordance with applicable Environmental Laws and with due care given the nature of the Hazardous Substances involved; provided, the scope and nature of such use, generation, storage and disposal shall not:

               (1) exceed that reasonably required for the construction of the Construction Project in accordance with the Lease and the Construction Management Agreement or for the operation of the Property for the purposes expressly permitted under subparagraph 3.(a) of the Lease; or

               (2) include any disposal, discharge or other release of Hazardous Substances from the Property in


                         List of Defined Terms - Page 18
        any manner that might allow such substances to reach surface water or groundwater, except (i) through a lawful and properly authorized discharge (A) to a publicly owned treatment works or (B) with rainwater or storm water runoff in accordance with Applicable Laws and any permits obtained by FCI that govern such runoff; or (ii) any such disposal, discharge or other release of Hazardous Substances for which no permits are required and which are not otherwise regulated under applicable Environmental Laws.

Further, notwithstanding anything to the contrary herein contained, Permitted Hazardous Substance Use shall not include any use of the Property in a manner that requires a RCRA treatment, storage or disposal permit, including a landfill, incinerator or other waste disposal facility.

        "PERMITTED HAZARDOUS SUBSTANCES" means Hazardous Substances used and reasonably required for the construction of the Construction Project or for the use of the Property by FCI and its permitted subtenants and assigns for the purposes expressly permitted by subparagraph 3.(a) of the Lease, in either case in strict compliance with all Environmental Laws and with due care given the nature of the Hazardous Substances involved. Without limiting the generality of the foregoing, Permitted Hazardous Substances shall include usual and customary office, laboratory and janitorial products.

        "PERMITTED TRANSFER" means any one or more of the following: (1) the creation or conveyance of rights and interests in favor of the BNPLC's Parent or other Participants pursuant to the terms and conditions of the Participation Agreement, provided that in any case where rights or interests in the Property are so created or conveyed, the rights or interests are made expressly subject to the rights of FCI under the Lease and the Purchase Agreement; (2) any assignment or conveyance by BNPLC to any present or future Participant of any lien or security interest against the Property (in contrast to a conveyance of BNPLC's fee estate) or of any interest in Rent, payments required by or under the Purchase Agreement or payments to be generated from the Property after the Term, provided that such assignment or conveyance is made expressly subject to the rights of FCI under the Lease and the Purchase Agreement; (3) any agreement to exercise or refrain from exercising rights or remedies under the Lease or the Purchase Agreement made by BNPLC with any present or future Participant; (4) any assignment or conveyance by BNPLC requested by FCI or required by any Permitted Encumbrance, by Development Documents, by the Purchase Agreement or by Applicable Laws; (5) conveyances or transfers by BNPLC or its Affiliates to BNPLC or its Affiliates, provided that in the case of any such conveyance or transfer that covers any interest in the Property, the conveyance or transfer is made expressly subject to the rights of FCI under the Lease and the Purchase Agreement; or (6) any other assignment or conveyance by BNPLC when an Event of Default shall have occurred and be continuing or after a Landlord's Election to Continue Construction or after the Designated Sale Date (provided, that if the assignment or conveyance constitutes a sale of BNPLC's fee estate in the Property, and if at the time of the sale FCI's Extended Remarketing Right under Paragraph 2 of the Purchase Agreement has not expired or been terminated as provided in the Purchase Agreement, then the sale will be subject to FCI's Extended Remarketing Right.)

        "PERSON" means an individual, a corporation, a partnership, an unincorporated organization, an association, a joint stock company, a joint venture, a trust, an estate, a government or agency or political subdivision thereof or other entity, whether acting in an individual, fiduciary or other capacity.

        "PERSONAL PROPERTY" shall have the meaning assigned to it on page 2 of the Lease.

        "PLAN" means at any time an employee pension benefit plan which is covered under Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and is either (i) maintained by FCI, Guarantor or any


                         List of Defined Terms - Page 19

Subsidiary of FCI or Guarantor for employees of FCI, Guarantor or any Subsidiary of FCI or Guarantor or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which FCI, Guarantor or any Subsidiary of FCI or Guarantor is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

        "POTENTIAL LIEN CLAIMANTS" means (1) general contractors, or (2) other parties who have filed any required statutory notices, or who have actually notified BNPLC or FCI of claims, in order to preserve or establish their right to a mechanic's or materialman's lien against the Property in connection with any Construction Project.

        "PRIME RATE" means the prime interest rate or equivalent charged by BNPLC's Parent in the United States of America as announced or published by BNPLC's Parent from time to time, which need not be the lowest interest rate charged by BNPLC's Parent. If for any reason BNPLC's Parent does not announce or publish a prime rate or equivalent, the prime rate or equivalent announced or published by either Citibank, N.A. or any New York branch or office of Credit Commercial de France as selected by BNPLC shall be used to compute the rate describe in the preceding sentence. The prime rate or equivalent announced or published by such bank need not be the lowest rate charged by it. The Prime Rate may change from time to time after the Effective Date without notice to FCI as of the effective time of each change in rates described in this definition.

        "PRIOR WORK" shall have the meaning assigned to it in subparagraph 2(C)(2)(b) of the Construction Management Agreement.

        "PROJECT COSTS" means the following:

               1. costs incurred for the Work (as defined in the Construction Management Agreement), including not only hard costs incurred for the new Improvements described in Exhibit B attached to the Construction Management Agreement, but also the following costs to the extent reasonably incurred in connection with the Construction Project:

                    o soft costs, such as architectural fees, engineering fees and fees and costs paid in connection with obtaining project permits and approvals required by governmental authorities or the Development Documents,

                    o    site preparation costs, and

                    o costs of offsite and other public improvements required as conditions of governmental approvals for the Construction Project;

               2. costs incurred to maintain insurance required by (and consistent with the requirements of) the Lease prior to the Base Rent Commencement Date;

               3. a fraction of the cost of title insurance incurred to satisfy the condition set forth in subparagraph 5(B)(3)(a) of the Construction Management Agreement, the numerator of which fraction is the difference computed by subtracting the price paid by BNPLC for the Land from the maximum dollar amount of coverage provided by the title insurance, and the denominator of which fraction is equal to such maximum dollar amount of coverage;

               4. Impositions that have accrued or become due under the Lease prior to the Base Rent


                         List of Defined Terms - Page 20

        Commencement Date; and

               5. cancellation or termination fees or other compensation payable by FCI or BNPLC pursuant to any contract concerning the Construction Project made by FCI or BNPLC with any general contractor, architect, engineer or other third party because of any election by FCI or BNPLC to cancel or terminate such contract.

        "PROJECTED COST OVERRUNS" shall have the meaning assigned to it in subparagraph 4(A) of the Construction Management Agreement.

        "PROPERTY" means the Personal Property and the Real Property, collectively.

        "PURCHASE AGREEMENT" means the Amended and Restated Purchase Agreement dated as of July 16, 1998 between BNPLC and FCI pursuant to which FCI has agreed to purchase or to arrange for the purchase by a third party of BNPLC's interest in the Property, as such Purchase Agreement may be extended, supplemented, amended, restated or otherwise modified from time to time in accordance with its terms.

        "PURCHASE OPTION" shall have the meaning assigned to it in subparagraph 1(A)(1) of the Purchase Agreement.

        "QUALIFIED PAYMENTS" means (A) any Issue 97-10 Prepayments received by BNPLC, (B) any Voluntary FCI Construction Contributions received by BNPLC pursuant to subparagraph 4(C) of the Construction Management Agreement, and (C) any payments received by BNPLC from time to time during the Term (1) under any property insurance policy as a result of damage to the Property, (2) as compensation for any restriction placed upon the use or development of the Property or for the condemnation of the Property or any portion thereof, (3) because of any judgment, decree or award for injury or damage to the Property or
(4) under any title insurance policy or otherwise as a result of any title defect or claimed title defect with respect to the Property; provided, however, that (x) in determining the amount of "Qualified Payments", there shall be deducted all expenses and costs of every kind, type and nature (including taxes, Breakage Costs and Attorneys' Fees) incurred by BNPLC with respect to the collection or application of such payments, (y) "Qualified Payments" shall not include any payment to BNPLC by a Participant or an Affiliate of BNPLC that is made to compensate BNPLC for the Participant's or Affiliate's share of any Losses BNPLC may incur as a result of any of the events described in the preceding clauses (1) through (4) and (z) "Qualified Payments" shall not include any payments received by BNPLC that BNPLC has paid or is obligated to pay to FCI for the restoration or repair of the Property or that BNPLC is holding as Escrowed Proceeds pursuant to Paragraph 11 of the Lease or any other provision of the Lease. For purposes of computing the total Qualified Payments (and other amounts dependent upon Qualified Payments, such as Stipulated Loss Value and the Outstanding Construction Allowance) paid to or received by BNPLC as of any date, payments described in the preceding clauses (1) through (4) will be considered as Escrowed Proceeds, not Qualified Payments, until they are actually applied as Qualified Payments by BNPLC as provided in subparagraph 11.(c) of the Lease.

        "REAL PROPERTY" shall have the meaning assigned to it on page 1 of the Lease.

        "REIMBURSABLE CONSTRUCTION-PERIOD COSTS" shall have the meaning assigned to it in Paragraph 2 of the Construction Management Agreement.

        "REMEDIAL WORK" means any investigation, monitoring, clean-up, containment, remediation, removal,


                         List of Defined Terms - Page 21
payment of response costs, or restoration work and the preparation and implementation of any closure or other required remedial plans that any governmental agency or political subdivision requires or approves (or could reasonably be expected to require if it was aware of all relevant circumstances concerning the Property), whether by judicial order or otherwise, because of the presence of or suspected presence of Hazardous Substances in, on, under or about the Property or because of any prior Hazardous Substance Activity. Without limiting the generality of the foregoing, Remedial Work also means any obligations imposed upon or undertaken by FCI pursuant to Development Documents or any recommendations or proposals made therein.

        "RENT" means the Base Rent and all Additional Rent.

        "RESIDUAL RISK PERCENTAGE" means fifteen percent (15%) or such greater percentage, but in no event greater than eighteen percent (18%), as is necessary to cause the Lease to satisfy the FAS 13 "90% test" for an operating lease under GAAP. At any time after the Base Rent Commencement Date, upon request of either BNPLC or FCI, the parties will execute a written acknowledgment of the amount of the Residual Risk Percentage (not less than 15% and not more than 18%) calculated in accordance with this definition.

        "RESPONSIBLE FINANCIAL OFFICER" means the chief financial officer, the controller, the treasurer or the assistant treasurer of either FCI or Guarantor, as the case may be.

        "S&P" means Standard and Poor's Corporation.

        "SCOPE CHANGE" shall have the meaning assigned to it in subparagraph 1(A)(1)(b) of the Construction Management Agreement.

        "SELLER" means Berg & Berg Enterprises.

        "SPREAD", means:

               (A) From July 16, 1998 through and including November 30, 1998, for each Construction Period or period beginning on and including a Base Rent Date and ending on but not including the next Base Rent Date, the amount established as described below in this definition on the date that is two Business Days prior to such period by reference to the stated (or published, implied) rating by S&P or by Moody's applicable to the Index Debt on that date. The Spread shall be established at the Level in the pricing grid below which corresponds to the rating of S&P and Moody's, respectively, applicable to the Index Debt; provided that (a) if one, but not both, of Moody's or S&P shall not have in effect a rating (stated or published, implied) for the Index Debt, then the Spread shall be determined solely with reference to the available rating by the rating agency that still rates the Index Debt; (b) if the ratings established by Moody's and S&P for the Index Debt shall indicate two different but consecutive Levels, the Spread shall be based on the more favorable to Guarantor of the two Levels; (c) if the ratings established by Moody's and S&P for the Index Debt shall indicate two different but nonconsecutive Levels, the Spread shall be the average of the Spreads corresponding to such Levels; (d) if the rating established by Moody's or S&P for the Index Debt shall be changed (other than as a result of a change in the rating system of Moody's or S&P), such change shall be effective on the date on which it is first announced by the applicable rating agency; (e) notwithstanding anything to the contrary in (a) through (d) above, but subject to (f) and (g) below, if either the rating established by Moody's for the Index Debt of Guarantor is below Ba2 or the rating established by S&P for the Index Debt of Guarantor is below BB, the Spread shall be 80.0 basis points; (f) notwithstanding anything to the contrary in (a) through (e) above, but subject to (g) below, if Moody's does not establish a rating for the Index Debt of Ba2 or higher (including if Moody's has ceased to establish any rating for the Index Debt) and S&P does not


                         List of Defined Terms - Page 22
establish a rating for the Index Debt of BB or higher (including if S&P has ceased to establish any rating of the Index Debt), the Spread shall be the difference computed by subtracting the Effective Rate from the rate that is 50.0 basis points above the Prime Rate; and (g) notwithstanding anything to the contrary in (a) through (f) above, on any date where an Event of Default has occurred and is continuing, the Spread shall equal the Default Rate less the Effective Rate.

     LEVELS               S&P RATING               MOODY'S RATING                   MARGIN
------------------------------------------------------------------------------------------------
    Level I           BBB+ (or better)            Baa1 (or better)            32.5 basis points

    Level II                 BBB                        Baa2                  40.0 basis points

    Level III                BBB-                       Baa3                  48.75 basis points

    Level IV                 BB+                        Ba1                   67.5 basis points

    Level V                  BB                         Ba2                   80.0 basis points

All determinations of the Spread by BNPLC shall, in the absence of clear and demonstrable error, be binding and conclusive for purposes of the Lease. Further BNPLC may, but shall not be required, to rely on the determination of the Spread set forth in any certificate delivered by Guarantor pursuant to subparagraph 16.(b)(ii) of the Lease, and no reduction in the Spread will be effective because of an improvement in the S&P Rating or the Moody's Rating before the date that Guarantor has notified BNPLC thereof by delivery of such a certificate.

               (B) From and after December 1, 1998, for each Construction Period or period beginning on and including a Base Rent Date and ending on but not including the next Base Rent Date, the amount established as described below in this definition on the date that is two Business Days prior to such period by reference to the stated (or published, implied) rating by S&P or by Moody's applicable to the Index Debt on that date. The Spread shall be established at the Level in the pricing grid below which corresponds to the rating of S&P and Moody's, respectively, applicable to the Index Debt; provided that (a) if one, but not both, of Moody's or S&P shall not have in effect a rating (stated or published, implied) for the Index Debt, then the Spread shall be determined solely with reference to the available rating by the rating agency that still rates the Index Debt; (b) if the ratings established by Moody's and S&P for the Index Debt shall indicate two different but consecutive Levels, the Spread shall be based on the more favorable to Guarantor of the two Levels; (c) if the ratings established by Moody's and S&P for the Index Debt shall indicate two different but nonconsecutive Levels, the Spread shall be the average of the Spreads corresponding to such Levels; (d) if the rating established by Moody's or S&P for the Index Debt shall be changed (other than as a result of a change in the rating system of Moody's or S&P), such change shall be effective on the date on which it is first announced by the applicable rating agency; (e) notwithstanding anything to the contrary in (a) through (d) above, but subject to (f) and (g) below, if either the rating established by Moody's for the Index Debt of Guarantor is below Ba2 or the rating established by S&P for the Index Debt of Guarantor is below BB, the Spread shall be 80.0 basis points; (f) notwithstanding anything to the contrary in (a) through (e) above, but subject to (g) below, if Moody's does not establish a rating for the Index Debt of Ba2 or higher (including if Moody's has ceased to establish any rating for the Index
Debt) and S&P does not establish a rating for the Index Debt of BB or higher (including if S&P has ceased to establish any rating of the Index Debt), the Spread shall be the difference computed by subtracting the Effective Rate from the rate that is 50.0 basis points


                         List of Defined Terms - Page 23
above the Prime Rate; and (g) notwithstanding anything to the contrary in (a) through (f) above, on any date where an Event of Default has occurred and is continuing, the Spread shall equal the Default Rate less the Effective Rate.

     LEVELS               S&P RATING               MOODY'S RATING                   MARGIN
-----------------------------------------------------------------------------------------------
    Level I           BBB+ (or better)            Baa1 (or better)             40 basis points

    Level II                 BBB                         Baa2                  50 basis points

    Level III                BBB-                        Baa3                  60 basis points

    Level IV                 BB+                         Ba1                   75 basis points

    Level V                  BB                          Ba2                   95 basis points

All determinations of the Spread by BNPLC shall, in the absence of clear and demonstrable error, be binding and conclusive for purposes of the Lease. Further BNPLC may, but shall not be required, to rely on the determination of the Spread set forth in any certificate delivered by Guarantor pursuant to subparagraph 16.(b)(ii) of the Lease, and no reduction in the Spread will be effective because of an improvement in the S&P Rating or the Moody's Rating before the date that Guarantor has notified BNPLC thereof by delivery of such a certificate.

        "STIPULATED LOSS VALUE" as of any date means the amount equal to the sum of the Initial Funding Advance, plus the sum of all Construction Advances and Carrying Costs added to the Outstanding Construction Allowance on or prior to such date, minus all funds received by BNPLC and applied as Qualified Payments on or prior to such date. Under no circumstances will any payment of Base Rent, Commitment Fees or Administrative Agency Fees reduce Stipulated Loss Value.

        "SUBSIDIARY" means any corporation of which another corporation owns, directly or indirectly, such number of outstanding shares as have more than fifty percent (50%) of the ordinary voting power for the election of directors.

        "SUPPLEMENTAL PAYMENT" shall have the meaning assigned to it in subparagraph 1(A)(2)(c) of the Purchase Agreement.

        "TERM" shall have the meaning assigned to it in Paragraph 1.(a) of the Lease.

        "THIRD PARTY CONTRACT" shall have the meaning assigned to it in subparagraph 1(A)(2)(b) of the Construction Management Agreement.

        "THIRD PARTY SALE NOTICE" shall have the meaning assigned to it in subparagraph 2(C) of the Purchase Agreement.

        "THIRD PARTY SALE PROPOSAL" shall have the meaning assigned to it in subparagraph 2(C) of the Purchase Agreement.

        "THIRD PARTY TARGET PRICE" shall have the meaning assigned to it in subparagraph 2(C) of the Purchase Agreement.


                         List of Defined Terms - Page 24

        "TRANSACTION EXPENSES" means costs incurred in connection with the preparation and negotiation of the Operative Documents and related documents and the consummation of the transactions contemplated therein.

        "UNFUNDED BENEFIT LIABILITIES" means, with respect to any Plan, the amount (if any) by which the present value of all benefit liabilities (within the meaning of Section 4001(a)(16) of ERISA) under the Plan exceeds the market value of all Plan assets allocable to such benefit liabilities, as determined on the most recent valuation date of the Plan and in accordance with the provisions of ERISA for calculating the potential liability of FCI or Guarantor or any ERISA Affiliate of FCI or Guarantor under Title IV of ERISA.

        "VOLUNTARY FCI CONSTRUCTION CONTRIBUTIONS" shall have the meaning assigned to it in subparagraph 4(C) of the Construction Management Agreement.

        "VOLUNTARY RETENTION OF THE PROPERTY" means an affirmative election made by BNPLC to keep the Property pursuant to, and under the circumstances described in subparagraph 1(A)(2)(a) of the Purchase Agreement.

        "WORK" shall have the meaning assigned to it in subparagraph 1(A)(2)(a) of the Construction Management Agreement.



                         List of Defined Terms - Page 25